UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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MetLife

Notice of 2022 Annual Meeting & Proxy Statement

Navigating Life Together

MetLife, Inc.
200 Park Avenue, New York, NY 10166
April 29, 2022
Dear Fellow Shareholder:
“Before anything else, preparation is the key to success.”
While it has been more than 100 years since Alexander Graham Bell coined this phrase, this sentiment has guided us through the challenges of the past year. In 2021, the Board remained focused on ensuring that we are prepared for uncertain economic conditions resulting from global unrest, the Company’s emergence from the COVID-19 pandemic and adaptation to more flexible and agile ways of working, and enhancing readiness and resilience in the face of ever-increasing cybersecurity threats.
That preparation has paid off. The Company has delivered another year of strong financial results for investors, while continuing to innovate and develop agile and digital tools to better serve customers. Employees recently returned to their offices under a Future Work model designed to provide flexibility while also promoting productivity. And MetLife accelerated efforts to prove itself as a champion of diversity and inclusion, and a responsible steward of the environment. Management has done an outstanding job executing on each of these, and many other essential elements of the Company strategy, to optimize the value of your investment.
The Board remains committed to ensuring that we are prepared for whatever may come next. Last September, the Board held a full-day strategy session to assess the execution of the Next Horizon strategy and concluded that the Company was on track. Directors also participated in an intensive cyber resilience and crisis management simulation session, including a simulation to demonstrate MetLife’s response readiness in the event of a cyber-crisis incident.
Perhaps the most critical way that the Board prepares for the future is by securing the right skills and experience in the boardroom to face the challenges that lie ahead. Recently, we were fortunate to welcome Carla Harris, a strong motivational leader with extensive experience in investments and financial services, and the perfect addition to our Board.
Finally, I thank you, our shareholders, for your continued investment in MetLife. I encourage you to read this Proxy Statement and the instructions on the pages that follow to learn more about the Company and how to cast your votes and participate in our virtual annual meeting of shareholders. Your vote is important to us – even if you do not attend the meeting, please be sure that you vote your shares.
Sincerely,

R. Glenn Hubbard
Chairman of the Board
MetLife, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Place: Virtually via the Internet at www.virtualshareholdermeeting.com/MET2022 Date: June 21, 2022 Time: 2:30 p.m., Eastern Time Record Date: April 22, 2022	ITEMS OF BUSINESS:
1. The election of 13 Directors named in the Proxy Statement, each for a one-year term;
2. The ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2022;
3. An advisory (non-binding) vote to approve the compensation paid to MetLife, Inc.’s Named Executive Officers; and
4. Such other matters as may properly come before the meeting.
Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.
MetLife, Inc. common stock shareholders of record at the close of business on April 22, 2022 will be entitled to vote at the meeting or any adjournment or postponement thereof.
Due to the ongoing COVID-19 pandemic, and in order to protect the health and well-being of our shareholders, employees and Directors, we will hold the Annual Meeting solely by means of remote communication. There will be no in-person meeting at our offices. For additional details, including information on how to participate in the virtual-only Annual Meeting, see Information About the Annual Meeting, Proxy Voting, and the Board of Directors.
By Order of the Board of Directors,

Timothy J. Ring
Vice President and Secretary
New York, New York
April 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 21, 2022:

The accompanying Proxy Statement, the MetLife, Inc. 2021 Annual Report to Shareholders, and the Letter to Shareholders are available at www.proxyvote.com. The 2022 annual meeting of shareholders will be held virtually via the Internet at www.virtualshareholdermeeting.com/MET2022.

2022 Proxy Statement
PROXY STATEMENT
This Proxy Statement contains information about the 2022 annual meeting of shareholders (the Annual Meeting) of MetLife, Inc. (including its corporate affiliates, where applicable, MetLife or the Company). The Company is providing proxy materials to solicit proxies on behalf of the MetLife Board of Directors (the Board of Directors or the Board). It is sending certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 29, 2022. The Notice includes instructions on how to access the Proxy Statement, 2021 Annual Report to Shareholders, and Letter to Shareholders online. Shareholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about April 29, 2022. See “Accessing your proxy materials” in Information About the Annual Meeting, Proxy Voting, and the Board of Directors for additional information.
i

2022 Proxy Statement
A NOTE ABOUT FINANCIAL MEASURES
In this Proxy Statement, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). You should not view these Non-GAAP financial measures as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:
($ in millions, except per share data and as otherwise indicated)	2019	2020	2021
Net income (loss) available to MetLife, Inc.’s common shareholders		$ 5,191	$ 6,353
Net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share		$5.68	$7.31
Return on MetLife, Inc.’s common stockholder equity	9.8%	7.6%	9.7%
Net investment income			$21,395
Book value per common share		$78.67	$77.12
Expense ratio	19.9%	18.4%	18.2%
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.’s common shareholders	73%	67%	59%
2021
($ in millions)	U.S.	Group Benefits	Retirement and Income Solutions	Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other
Adjusted earnings available to common shareholders	$ 3,221	$ 472	$ 2,749	$ 2,298	$ 291	$ 301	$ 2,242	$ (399)
EMEA refers to Europe, the Middle East, and Africa.
This Proxy Statement refers to Core (underlined terms have the meanings ascribed to them in the Glossary) financial measures, including:
•	Core Adjusted Earnings;
•	Core Adjusted EPS;
•	Core Adjusted ROE;
•	Core Direct Expense Ratio;
•	Core Free Cash Flow; and
•	Core Free Cash Flow Ratio.
Core Adjusted ROE excludes accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (FCTA).
Core Direct Expense Ratio excludes pension risk transfers.
Book Value Per Share excludes AOCI other than FCTA. Book Value Per Share is not presented in Core form.
MetLife’s Business Plan measures are on a Core basis, except:
•	Business Plan goals for the purposes of the 2021 AVIP were based on Adjusted Earnings, and are not modified for Notable Items or other Core modifications; and
•	2019-2021 Business Plan goals for purposes of Performance Shares were based on Adjusted Earnings and are not modified for Notable Items.
See Appendix B for further information.
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2022 Proxy Statement
PROXY SUMMARY
This summary provides highlights of information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.
Voting Your Shares
Record Date	April 22, 2022

Voting	Shareholders as of the record date are entitled to vote. Each share of MetLife common stock (a Share) is entitled to one vote for each Director nominee and one vote for each of the other proposals.
Your vote is important. Shareholders of record may vote their Shares electronically at the Annual Meeting or by using any of the following methods. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee.

Internet	Telephone	Mail
www.proxyvote.com no later than 11:59 p.m., Eastern Time, June 20, 2022	1-800-690-6903 no later than 11:59 p.m., Eastern Time, June 20, 2022	Complete, sign, and return your proxy card by mail (if you received printed copies of the proxy materials) so that it is received by MetLife c/o Broadridge prior to the Annual Meeting.
Proposals for Your Vote
Proposals	Board Recommendation	Vote Required
Proposal 1 Election of 13 Directors named in this Proxy Statement to one-year terms	FOR each nominee	Majority of Shares voted
Proposal 2 Ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2022	FOR	Majority of Shares voted
Proposal 3 Advisory vote to approve compensation paid to the Company’s Named Executive Officers	FOR	Majority of Shares voted

2022 Proxy Statement
MetLife at a Glance

150+	years of operation
~43,000	employees[1]
40+	global markets where we operate
~$35 BILLION	paid to policyholders in 2021
No. 46	on the 2021 FORTUNE 500® list
$669 BILLION	in total assets under management[2]

1 As of December 31, 2021.
2 As of December 31, 2021. At estimated fair value.

2022 Proxy Statement
MetLife: Key 2021 Accomplishments
✔  Executed on Next Horizon Strategy
✔  Successfully managed in COVID-19 environment
✔  Generated strong top-line growth and robust investment returns
✔  Delivered on key financial commitments
 ◆  Core Adjusted ROE of 16.5%, above target range of 12-14%
 ◆  Generated strong free cash of $3.8 billion, above expectations
 ◆  Core Direct Expense Ratio of 11.6%, down 40 basis points year-over-year
✔  Returned a record of $6 billion to shareholders

2022 Proxy Statement
Next Horizon Strategy
MetLife continues to demonstrate its commitment to superior execution of its
Next Horizon strategy.

Deploying capital to businesses with attractive returns and payback periods	Exited the MetLife Property & Casualty business, Poland and Greece	Reinvested to enable growth and enhance the customer experience

Returned record ~$6.0 billion of capital to shareholders	Maintained Core Direct Expense Ratio below 12.3%	Expanding wellness solutions globally by introducing Upwise™ in the U.S. and 360Health in Asia

2022 Proxy Statement
MetLife’s Long-Term Value Creation

1 Five-year period beginning 1/1/2020 through 12/31/2024.

2022 Proxy Statement
MetLife’s Globally-Diversified, Market-Leading Businesses

1 Excludes Corporate & Other

2022 Proxy Statement
Executive Pay for Performance
The Company maintained its pay for performance practices in 2021. The vast majority of the Total Compensation for 2021 for the individuals listed in the Summary Compensation Table (the Named Executive Officers) was variable and depended on performance.
MetLife’s compensation design continues to align its executives and other senior management with the creation of shareholder value. The vast majority of MetLife’s Named Executive Officers’ Total Compensation depends directly on Share value and performance, and 70% of the stock-based long-term incentives (LTI) granted depends on performance against Business Plan goals and Total Shareholder Return (TSR) relative to peers.

MetLife’s Compensation Committee continued to link pay and performance by:
✔
considering the Company’s successful financial performance and progress on Next Horizon strategic objectives - as well as individual executive performance and shared goals, including on ESG and DEI - in determining compensation actions for 2021.

✔
approving funding for MetLife’s Annual Variable Incentive Plan (AVIP) at 126.8% of target based on the Company’s 2021 Adjusted Earnings performance, exceeding the Business Plan goal, as described in Annual Incentive Awards.

✔
approving the settlement of 2019-2021 Performance Shares at 141.3% of target shares, a notable improvement over the prior period (2018-2020) outcome largely due to outstanding TSR relative to peers, resulting in maximum performance achievement, while the Adjusted ROE relative to Business Plan goals exceeded target performance, as described in Stock-Based Long-Term Incentives (LTI).

✔
maintaining the portion of new LTI granted in Performance Shares at 70% of the total award value to foster executive alignment with shareholders; consistent with prior awards, the performance metrics for Performance Shares are 3-year TSR performance relative to peers and 3-year Adjusted ROE against the Business Plan goals.

✔	incorporating sound risk management through appropriate financial metrics, non-formulaic awards, and Chief Risk Officer program review.
✔	using executive compensation practices with strong risk-mitigation and corporate governance features, as shown in Key Features of MetLife’s Executive Compensation Program.
Key highlights of performance the Compensation Committee considered in making Total Compensation decisions for the Executive Officers, and how it aligned those decisions with performance, are described in the Compensation Discussion and Analysis.

2022 Proxy Statement
Sustainability Highlights at MetLife
At MetLife, sustainability means being able to live our purpose—Always with you, building a more confident future—for the long-term. MetLife has focused on deploying the full strength of its people, products, services, and investments to create long-term value for all of its stakeholders, while serving as a force for good in the world. MetLife’s comprehensive sustainability strategy highlights the Company’s strategic approach to monitoring and managing environmental, social, and governance (ESG) issues, including those involving diversity, equity and inclusion (DEI).

1As of December 31, 2020. Comprised of premium credits and contributions from MetLife Foundation; 2Reflects the approximate total amount spent since the inception of MetLife’s Supplier Development and Inclusion Program, as of December 31, 2021; 3As of December 31, 2021, at estimated fair value; 4As of December 31, 2020. Responsible investments at MetLife are defined as those investments that achieve both a market financial return and promote social and/or environmental benefits. These investments include green investments, infrastructure, municipal bonds, impact and affordable housing investments; 5By MetLife employees; 6MetLife’s goals for GHG emissions and carbon neutrality apply to all of its owned and leased offices across the world, its fleet of automobiles (Scope 1 and 2 emissions), and its employee business travel (Scope 3 emissions); 7As of December 31, 2020. Green investments at MetLife are defined as investments in projects, infrastructure, or companies that support or provide environmentally friendly products and practices.
ESG Governance and Oversight
ESG is fully integrated into all parts of MetLife’s operations and management. The Board and its committees oversee the assessment and management of various ESG matters, including ESG risks, risk associated with the enterprise investment portfolio, and policies concerning climate change. In addition, MetLife’s management provides periodic updates to the full Board and its committees on various ESG matters, and reviews and guides strategies, initiatives, and policies across the organization related to MetLife’s sustainability efforts. ESG performance is reflected in aspects of executive officer performance assessments, which impacts their Total Compensation.
2030 Climate Goals
MetLife continues to build on its longstanding commitment to environmental stewardship with its previously announced 2030 climate goals—eleven goals that aim to reduce the environmental impact of MetLife’s global operations and supply chain, while leveraging its investments, products, and services to help protect communities and drive innovative solutions. In 2021, MetLife made progress toward achieving each of these 2030 climate goals.
2030 DEI Commitments
MetLife recently announced, in March 2022, comprehensive DEI commitments to achieve by 2030. The commitments address the needs of the underserved and underrepresented through MetLife’s investments, products and services, supply chain, volunteering and community efforts.
For more information on MetLife’s sustainability practices, please refer to Sustainability at MetLife.

2022 Proxy Statement
Best Practices in Corporate Governance
The Company has a proven track record of implementing best practices in corporate governance.

Governance Best Practices		Robust Shareholder Rights
Independent Chairman of the Board

Independent Board Committees

Diverse Board

Frequent Board executive sessions

Comprehensive annual Board and
Committee assessment process

Publicly disclosed political
contributions

Committee Chair rotation

Robust shareholder engagement
program

Annual election of all Directors Shareholder right to call special meeting Shareholder proxy access Majority vote standard for uncontested Director elections No “poison pill”

Sound Policies

Share ownership requirements for executives and Directors

Policy prohibiting hedging or
pledging Company securities

Performance-based
compensation recoupment
(“clawback”) policy

Directors encouraged to limit public company board service to no more than three other boards

Cybersecurity Risk Oversight and Safeguards
In conjunction with the Finance and Risk Committee’s oversight of the management of material risks, the Board of Directors oversees MetLife’s information security program that institutes and maintains controls for the systems, applications, and databases of the Company and of its third-party providers. Designed to protect the confidentiality, integrity and availability of all data MetLife owns or possesses, the program includes controls and procedures for monitoring, reporting, managing, and remediating cyber threats. MetLife’s Chief Information Security Officer (CISO) manages the program, with collaboration across the Company’s businesses and functions. The CISO and the head of Global Technology & Operations present updates to the Audit Committee quarterly and, as necessary, to the full Board. They also promptly inform and update the Board about any information security incidents that may pose significant risk to the Company. For more information on MetLife’s Cybersecurity risk management, please refer to Cybersecurity and Privacy.

2022 Proxy Statement
Human Capital Management
MetLife believes that the ability to attract, retain, protect, develop, and competitively compensate its diverse workforce is a vital component in its success. In 2021, MetLife enhanced its focus on each of these elements. By championing inclusion at every level of the Company, MetLife continues to build a purpose-driven and inclusive culture where employees are comfortable and confident.
For more information about ESG Oversight and Governance, MetLife’s DEI commitments and human capital management practices, please refer to Sustainability at MetLife.
Board Oversight of Risk Management
The Company’s Board of Directors has active and robust practices in risk-management oversight:
•	The Finance and Risk Committee oversees assessment, management, and mitigation of material risks, as well as capital and liquidity management practices.
•	Other committees also have significant risk-management oversight responsibilities:
✔	Audit: internal controls, information security and cybersecurity, and relevant legal and regulatory compliance;
✔
Governance and Corporate Responsibility: ethics, compliance programs, sales practices, management succession, and reputation, as well as strategies, activities and initiatives related to sustainability and DEI;

✔	Investment: investment portfolio risks; and
✔	Compensation: compensation plan risks (e.g., avoiding incentives to take excessive risk).
Shareholder Engagement
In 2021, in addition to the ongoing outreach of the Company’s Investor Relations team, Chief Executive Officer (the CEO) and Chief Financial Officer (the CFO), MetLife conducted its annual governance-focused shareholder engagement process led by the Corporate Secretary and involving the Chief Sustainability Officer, the Senior Vice President, Executive Compensation, and other members of management. The Company invited holders of more than 50% of MetLife outstanding shares (not including MetLife Policyholder Trust shares) and leading proxy advisory firms to meet and share their views on issues important to them. The Company ultimately engaged with those shareholders wishing to discuss the Company’s sustainability practices, including corporate governance, board composition, sustainability commitments, metrics and disclosures, and DEI efforts. Many shareholders who declined an invitation to engage indicated that they had no concerns which merited discussion. No shareholder expressed concerns about the Company’s executive compensation, Board composition or governance structure.
The Company has continued to enhance its sustainability disclosure and align it to the relevant elements of the reporting frameworks developed by the Sustainability Accounting Standards Board (now known as the Value Reporting Foundation) (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD). For more information about the Company’s sustainability efforts and achievements, see Sustainability at MetLife.
Investor feedback continues to inform the Company’s sustainability efforts, executive compensation programs and disclosure practices. MetLife looks forward to continuing to engage with its shareholders, formally and informally, on issues important to them.

2022 Proxy Statement
Director Nominees’ Diversity, Independence, Tenure, and Experience
The Company has nominated highly qualified independent leaders to serve on its Board of Directors.

1.
Based on Directors self-identifying their race and ethnicity based on the following categories, used by Institutional Shareholder Services: Asian; Black/African American; Caucasian/White; Hispanic/Latin American; Indian/South Asian; Middle Eastern/North African; Native American/Alaskan Native; Native Hawaiian/Other Pacific Islander; Other; and Prefer not to disclose.

2022 Proxy Statement

For a more detailed description of the above skills and experiences, see Board Composition and Refreshment.

2022 Proxy Statement
The following table provides summary information about each Director nominee. The designations below will be effective June 21, 2022, immediately following the Annual Meeting, provided that each Director is re-elected.

1	Committee Membership will be determined by the Board at a later date.

2022 Proxy Statement

Director Nominee	Primary Qualifications	Independent	Committee Membership					
			Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility	Investment
William E. Kennard Former U.S. Ambassador to the European Union	- Corporate Governance / Public Company Board - Global Literacy - Regulated Industry / Government - Investments	●			●	●		CHAIR
Michel A. Khalaf President and Chief Executive Officer, MetLife, Inc.	- Executive Leadership - Financial Services - Global Literacy - Regulated Industry / Government				CHAIR			
Catherine R. Kinney Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.	- Executive Leadership - Corporate Governance / Public Company Board - Financial Services - Regulated Industry / Government	●	●	●		●		
Diana L. McKenzie Former Chief Information Officer, Workday, Inc.	- Executive Leadership - Regulated Industry / Government - Consumer Insight / Analytics - Technology	●	●			●		
Denise M. Morrison Former President and Chief Executive Officer, Campbell Soup Company	- Executive Leadership - Corporate Governance / Public Company Board - Global Literacy - Consumer Insight / Analytics	●		●	●		CHAIR	●
Mark A. Weinberger Former Global Chairman and Chief Executive Officer, EY	- Executive Leadership - Corporate Governance / Public Company Board - Financial Expertise, CFO and Audit - Corporate Affairs	●	●				●

2022 Proxy Statement
PROPOSAL 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM ENDING AT THE 2023 ANNUAL MEETING OF SHAREHOLDERS
The Board of Directors recommends that you vote FOR the election of each of the Director nominees.
The Company’s success and long-term value depend on the judgment, skills, and experiences of its Directors. As a Board, these individuals oversee MetLife’s business policies and strategies. They also oversee the CEO, the other Executive Officers and the other most senior members of management in their management of the Company’s business.
The Board of Directors currently has 13 members serving terms of office ending at the Annual Meeting.
Each Director nominee is currently serving as a MetLife Director and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected. However, if for any reason a nominee should become unable to serve at or before the Annual Meeting, the Board could reduce its size or nominate a replacement candidate for election. If you granted a proxy to vote your Shares for the election of an unavailable candidate, the individuals who have your proxy could use their discretion to vote for a replacement candidate nominated by the Board. The proxies will not have authority to vote for a greater number of nominees than the number of nominees named on the proxy card.
Each of the Director nominees also serves as a director of Metropolitan Life, a direct, wholly-owned subsidiary of MetLife with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), in connection with the issuance of certain insurance products. The common stock of Metropolitan Life is not publicly traded.
In light of the individual skills and experiences of each of our Director nominees, the Board of Directors has concluded that each Director nominee should be elected at the Annual Meeting and recommends that you vote FOR the election of each of the Director nominees.

2022 Proxy Statement
Board Composition and Refreshment
The Company believes that an effective, experienced, and diverse Board of Directors is crucial to the Company’s governance framework and business success. The Governance and Corporate Responsibility Committee (the Governance Committee), which is principally responsible for identifying and recommending director candidates, looks for candidates with sound judgment and character who are committed to MetLife’s values, and can effectively oversee the Company’s business. To assist with candidate assessment, the Committee utilizes a matrix, which is reviewed annually, of the relevant skills and experiences that evolve with the Company’s business and strategy. With this in mind, the Board, led by the Governance Committee Chair, identified the following skills and experiences as most relevant for the Company’s Board at this time:
Executive Leadership. Public company CEO or senior executive experience managing a complex organization.	Financial Expertise, CFO and Audit. Experience as financial expert and/or a public company CFO or audit partner.
Corporate Governance / Public Company Board. Experience in public company corporate governance related issues, policies, and best practices.	Risk Management. Experience in risk management with oversight of different types of risk.
Financial Services. Experience working as a senior finance executive or insurance industry expertise.	Consumer Insight / Analytics. Experience in marketing and interpreting consumer behaviors.
Global Literacy. Experience as a senior executive working for an international company or working or living in countries outside of the U.S.	Technology. Experience with innovative technology, digital, cybersecurity and technology-driven issues, and the related regulatory landscape.
Regulated Industry / Government. Experience in operating businesses in similar, highly regulated industries, interacting with regulators, and policymakers and/or working in government.	Corporate Affairs. Experience in corporate affairs, philanthropy, community development, and environmental or corporate responsibility.
Investments. Experience in financial investments markets and investment decisions and strategy.
The Governance Committee and the Board regularly discuss Board succession planning in light of the Board’s collective skills, experiences, backgrounds, and diversity, though the Company does not have a formal Board diversity policy. The Governance Committee is particularly focused on ensuring that the candidates for key Board positions, such as Chairman of the Board and Committee Chairs, have the appropriate skills and experiences. The current composition of our Board reflects those efforts and the importance of diversity to the Board.
Five new directors since 2018

2022 Proxy Statement
Director Nominees
Cheryl W. Grisé age 69, Former Executive Vice President, Northeast Utilities
Director since 2004
Ms. Grisé’s experience as the Chief Executive Officer of a major enterprise subject to complex regulations has provided her with a substantive understanding of the challenges of managing a highly regulated company such as MetLife. With her executive background and her experience as General Counsel and Corporate Secretary, Ms. Grisé brings a unique perspective on the Board’s responsibility for overseeing the management of a regulated enterprise and the effective functioning of the Company’s corporate governance structures.

Primary Qualifications	Executive Leadership Regulated Industry / Government	Corporate Governance / Public Company Board Corporate Affairs
Professional Highlights:
•	Northeast Utilities (now Eversource Energy), a public utility holding company engaged in the distribution of electricity and natural gas (1980 – 2007)
–	Executive Vice President (December 2005 – July 2007)
–	Chief Executive Officer of principal operating subsidiaries (September 2002 – January 2007)
–	President, Utility Group, Northeast Utilities Service Company (May 2001 – January 2007)
–	President, Utility Group (May 2001 – December 2005)
–	Senior Vice President, Corporate Secretary and General Counsel (1998 – 2001)
Other Professional and Leadership Experience:
•	Trustee Emeritus, University of Connecticut Foundation
•	Trustee Emeritus, Kingswood Oxford School
•	Senior Fellow, American Leadership Forum
•	Other public company directorships: PulteGroup, Inc.; ICF International; Dollar Tree, Inc.
Education:
•	B.A., University of North Carolina at Chapel Hill
•	J.D., Thomas Jefferson School of Law
•	Executive Management Program, Yale University School of Organization and Management

2022 Proxy Statement
Carlos M. Gutierrez age 68, Former U.S. Secretary of Commerce
Director since 2013
As Chairman and Chief Executive Officer of Kellogg Company, Secretary Gutierrez gained deep insight into the complex challenges of guiding a large enterprise in a competitive global economy and a deep understanding of what drives consumers. As Secretary of Commerce, he worked with government and business leaders to promote America’s economic interests. Secretary Gutierrez’s unique mix of experience gives him a valuable perspective and ability to oversee management’s efforts to grow and develop MetLife’s global business and its interactions with domestic and foreign governments, and regulators.

Primary Qualifications	Executive Leadership Global Literacy	Corporate Governance / Public Company Board Consumer Insight / Analytics
Professional Highlights:
•	Co-Founder, Chairman and Chief Executive Officer, EmPath, Inc., a human capital technology company (August 2020 – Present)
•	The Albright Stonebridge Group, a consulting firm (April 2013 – July 2020)
–	Co-Chair (February 2014 – July 2020)
–	Vice Chair (April 2013 – February 2014)
•	Vice Chairman, Institutional Client Group, Citigroup Inc., a financial services corporation (January 2011 – February 2013)
•	Chairman and Founding Consultant of Global Political Strategies, a division of APCO Worldwide, Inc., a consulting firm (2010 – 2011)
•	Secretary of Commerce of the United States (February 2005 – January 2009)
•	Kellogg Company, a manufacturer of packaged food products (1975 – 2005)
–	Chairman and Chief Executive Officer (2000 – 2005)
–	Chief Executive Officer (1999 – 2000)
–	President and Chief Operating Officer (1998 – 1999)
Other Professional and Leadership Experience:
•	Member, Tent Partnership for Refugees Advisory Council
•	Co-founder, TheDream.US
•	Former Chairman, National Foreign Trade Council
•	Former Chairman, U.S. Chamber of Commerce’s U.S.-Cuba Business Council
•	Former member, U.S. Chamber of Commerce’s U.S.-India Business Council
•	Former member, Board of Directors, PwC (United States)
•	Other public company directorships: Occidental Petroleum Corporation; Exelon Corporation
•	Prior public company directorships (past five years): Time Warner, Inc.
Education:
•	Instituto Tecnologico y de Estudios Superiores de Monterrey, Business Administration Studies

2022 Proxy Statement
Carla A. Harris age 59, Senior Client Advisor, Morgan Stanley
Director since 2022
With more than thirty years of experience as a senior leader of a global financial services firm, Ms. Harris brings a keen understanding of investments, global markets and strategic transactions. Over the course of her career, she has executed equity and M&A transactions and led initiatives focused on enhancing client connectivity and improving revenue generation. Ms. Harris is a published author, award-winning podcaster, public speaker and widely-recognized leader in efforts to promote equity and inclusion who has developed and led initiatives to create opportunities for diverse future leaders. This background enables Ms. Harris to contribute significantly to the development and execution of MetLife’s business and sustainability strategies.

Primary Qualifications	Executive Leadership Financial Services	Corporate Governance / Public Company Board Investments
Professional Highlights:
•	Morgan Stanley, a multinational investment bank and financial services firm (1987 – present)
–	Vice Chairman, Managing Director, Senior Client Advisor, Head of Multicultural Client Strategy
(2012 – 2021)
–	Member and leader of various teams focused on mergers and acquisitions, equity capital markets, and asset management (1987 – 2012)
Other Professional and Leadership Experience:
•	Director, Sponsors for Educational Opportunity (SEO)
•	Director, Mother Cabrini Health Foundation
•	Director, Sesame Workshop
•	Member, Harvard University Board of Overseers
•	Former Chair, Morgan Stanley Foundation
•	Former Chair, Executive Leadership Foundation
•	Former Chair, The Foodbank of New York City
•	Other public company directorships: Walmart, Inc., Cummins, Inc.
Education:
•	A.B. and M.B.A., Harvard University

2022 Proxy Statement
Gerald L. Hassell age 70, Former Chairman of the Board and Chief Executive Officer, The Bank of New York Mellon Corporation
Director since 2018
A seasoned executive in financial services, Mr. Hassell brings extensive financial services expertise to MetLife. As the Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation (BNY Mellon), he successfully led a large and complex financial institution and oversaw risk management in a highly regulated industry, with a sophisticated understanding of shareholder value creation. These experiences and expertise are important to the Board’s oversight of the Company’s design and approach to risk management. In addition, his commitment to social responsibility and community development makes him a valuable resource for MetLife’s corporate and social responsibility initiatives.

Primary Qualifications	Executive Leadership Financial Expertise, CFO and Audit	Regulated Industry / Government Risk Management
Professional Highlights:
•	BNY Mellon, a financial services corporation
–	Chairman of the Board (August 2011 – December 2017)
–	Chief Executive Officer (August 2011 – July 2017)
–	President, The Bank of New York Company, Inc. (merged with Mellon Financial Corporation in 2007 to form BNY Mellon) (September 1998 – July 2007)
–	Various other executive leadership positions
Other Professional and Leadership Experience:
•	Member of:
–	Board of Trustees, Duke University
–	Board of Directors, Duke University Health System
•	Director Emeritus of:
–	Lincoln Center for the Performing Arts
–	Big Brothers and Big Sisters of New York City
•	Former member, the Financial Services Forum
•	Other public company directorships: Comcast Corporation
•	Prior public company directorships (past five years): BNY Mellon
Education:
•	B.A., Duke University
•	M.B.A., New York University Stern School of Business

2022 Proxy Statement
David L. Herzog age 62, Former Chief Financial Officer and Executive Vice President, American International Group
Director since 2016
Mr. Herzog brings more than three decades of life insurance and financial services expertise to MetLife. His experience as the Chief Financial Officer of a global insurance company uniquely positions him to enhance shareholder value by leveraging his financial and risk management expertise, executive leadership experience, and deep understanding of the insurance business. These qualities and his broad knowledge of and experience in accounting are valuable to the Board’s oversight of MetLife management.

Primary Qualifications	Executive Leadership Global Literacy	Financial Services Financial Expertise, CFO and Audit
Professional Highlights:
•	American International Group (AIG), an insurance company (2000 – 2016)
–	Chief Financial Officer and Executive Vice President (October 2008 – April 2016)
–	Senior Vice President and Comptroller (June 2005 – October 2008)
–	Chief Financial Officer for worldwide life insurance operations (April 2004 – June 2005)
–	Vice President, Life Insurance (2003 – 2004)
–	Various senior officer positions, including Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG
•	Various executive positions, GenAmerica Corporation, an insurance company (1991 – 2000), including:
–	Chief Financial Officer (1999 – 2000)
–	President, GenAm Shared Services (1998 – 1999)
•	Controller, Family Guardian Life Insurance Company, later known as Citicorp Life Insurance Company, an insurance company (1987 – 1991)
•	Coopers & Lybrand, an accounting firm and a predecessor firm of PricewaterhouseCoopers LLP
(1982 – 1987)
Other Professional and Leadership Experience:
•	Member, Board of Directors, PCCW Limited (Hong Kong)
•	Member of numerous professional and civic organizations, including the Investment Advisory Committee, University of Missouri
•	Former member of numerous professional and civic organizations, including:
–	Federal Advisory Committee on Insurance
–	Dean’s Advisory Board, University of Missouri, Trulaske College of Business
–	Multiple Sclerosis Association of America
•	Other public company directorships: Ambac Financial Group, Inc.; DXC Technology Company
Education:
•	B.S., University of Missouri-Columbia
•	M.B.A., University of Chicago Booth School of Business

2022 Proxy Statement

R. Glenn Hubbard, Ph.D.
age 63, Dean Emeritus and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University, and Professor of Economics, Faculty of Arts and Sciences, Columbia University

Independent Chairman of the Board
Director since 2007
As an economic policy advisor to the highest levels of government and financial regulatory bodies, Dr. Hubbard has an unparalleled understanding of global economic conditions and emergent regulations, and economic policies. This expertise contributes to the Board’s understanding of how shifting economic conditions and developing regulations, and economic policies may impact MetLife’s investments, businesses, and operations worldwide.

Primary Qualifications	Corporate Governance / Public Company Board Investments	Regulated Industry / Government Corporate Affairs
Professional Highlights:
•	Columbia University, a private research university
–	Dean Emeritus, Graduate School of Business
(2019 – Present)
–	Dean, Graduate School of Business (2004 – 2019)
–	Russell L. Carson Professor of Economics and Finance, Graduate School of Business (1994 – Present)
–	Professor of Economics, Faculty of Arts and Sciences (1997 – Present)
•	Co-Chair, Committee on Capital Markets Regulation, an independent nonprofit research organization
(2006 – Present)
•	Chairman, President’s Council of Economic Advisers, an agency within the Executive Office of the President of the United States (2001 – 2003)
•	Chairman of the Economic Policy Committee, Organization for Economic Cooperation and Development, an international economic and trade organization (2001 – 2003)
•	Deputy Assistant Secretary for Tax Policy, United States Department of the Treasury (1991 – 1993)
Other Professional and Leadership Experience:
•	Member of numerous professional and civic organizations, including:
–	Council on Foreign Relations
–	Advisory Board of the National Center on Addiction and Substance Abuse
–	Board of Directors, Resources for the Future
•	Other public company or registered investment company directorships: BlackRock Fixed Income Funds (a fund complex comprised of 109 mutual funds); TotalEnergies SE
•	Prior public company directorships (past five years): Automatic Data Processing, Inc.
Education:
•	B.A. and B.S., University of Central Florida
•	Ph.D. and A.M., Harvard University

2022 Proxy Statement
Edward J. Kelly, III age 68, Former Chairman, Institutional Clients Group, Citigroup Inc.
Director since 2015
Mr. Kelly’s extensive leadership experience as an executive in the financial services industry further strengthens the Board’s strong qualifications to oversee the execution of MetLife’s strategies in complex legal and regulatory environments. His experience includes key roles in building a client-centric model and managing the global operations of a major financial institution. Further, Mr. Kelly’s deep knowledge of investments and financial products and services makes him a valuable asset to MetLife and its shareholders.

Primary Qualifications	Executive Leadership Financial Services	Corporate Governance / Public Company Board Global Literacy
Professional Highlights:
•	Citigroup Inc., a financial services corporation
–	Chairman, Institutional Clients Group (January
2011 – July 2014)
–	Chairman, Global Banking (April 2010 – January 2011)
–	Vice Chairman (July 2009 – March 2010)
–	Chief Financial Officer (March 2009 – July 2009)
–	Head of Global Banking (September 2008 – March 2009)
–	President and Chief Executive Officer, Citi Alternative Investments (March 2008 – August 2008)
–	President, Citi Alternative Investments (February
2008 – March 2008)
•	Managing Director, The Carlyle Group, an asset management firm (July 2007 – January 2008)
•	Executive and leadership positions at various organizations, including:
–	The PNC Financial Services Group, Inc., a financial services corporation (March 2007 – June 2007)
–	Mercantile Bankshares Corporation, a financial services corporation (March 2001 – March 2007)
–	J.P. Morgan Chase & Co. (and its predecessor company J.P. Morgan & Co. Incorporated), a financial services corporation (November 1994 – January 2001)
•	Partner, Davis Polk & Wardwell LLP, a law firm (January 1988 – October 1994)
Other Professional and Leadership Experience:
•	Lecturer, University of Virginia School of Law
•	Former Trustee, Sweet Briar College
•	Former Trustee, The Focused Ultrasound Foundation
•	Other public company directorships: Citizens Financial Group; Dollar Tree, Inc.
•	Prior public company directorships (past five years): CSX Corporation; XL Group Ltd
Education:
•	A.B., Princeton University
•	J.D., University of Virginia School of Law

2022 Proxy Statement
William E. Kennard age 65, Former U.S. Ambassador to the European Union
Director since 2013
Mr. Kennard’s career has provided him with public policy and global investment expertise. As United States Ambassador to the European Union, Mr. Kennard worked to promote transatlantic trade and investment and reduce regulatory barriers to commerce. In his years of public service, Mr. Kennard advanced technology access to underserved populations. Mr. Kennard’s extensive regulatory and international experience enhances the Board’s ability to oversee MetLife’s strategies.

Primary Qualifications	Corporate Governance / Public Company Board Regulated Industry / Government	Global Literacy Investments
Professional Highlights:
•	Co-Founder and Non-Executive Chairman, Velocitas Partners LLC, an asset management firm (November 2013 – Present)
•	Co-Founder, Astra Capital Management, a private equity firm (June 2016 – Present)
•	Member of Operating Executive Board, Staple Street Capital, a private equity firm (November 2013 – Present)
•	United States Ambassador to the European Union (December 2009 – August 2013)
•	Managing Director, The Carlyle Group, an asset management firm (May 2001 – December 2009)
•	United States Federal Communications Commission (December 1993 – January 2001)
–	Chairman (November 1997 – January 2001)
–	General Counsel (December 1993 – November 1997)
•	Partner, Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper), a law firm (April 1984 – December 1993)
Other Professional and Leadership Experience:
•	Member of:
–	Board of Directors, Eagle Hill School
–	Advisory Board, Artificial Intelligence Foundation
•	Trustee, Yale University
•	Former member of Board of Directors, International African American Museum
•	Other public company directorships: AT&T Inc.; Ford Motor Company
•	Prior public company directorships (past five years): Duke Energy Corporation
Education:
•	B.A., Phi Beta Kappa, Stanford University
•	J.D., Yale Law School

2022 Proxy Statement
Michel A. Khalaf age 58, President and Chief Executive Officer, MetLife, Inc.
Director since 2019
Mr. Khalaf brings to the Board deep knowledge of the insurance industry, an entrepreneurial spirit, and strong leadership skills, which he developed during his long and successful career in the life insurance industry. With significant global experience spanning Europe, Middle East and Africa (EMEA), Asia, and the U.S., he has excelled across a wide range of markets, businesses, and cultures. Since joining MetLife in 2010 with the acquisition of American Life Insurance Company (Alico), he has driven innovation, capital efficiency, and profitable growth in the markets he has led.

Primary Qualifications	Executive Leadership Global Literacy	Financial Services Regulated Industry / Government
Professional Highlights:
•	MetLife, Inc.
–	President and Chief Executive Officer (May
2019 − Present)
–	President, U.S. Business and EMEA (July 2017 – April 2019)
–	President, EMEA (November 2011 – June 2017)
–	MetLife Executive Officer (since November 2011)
–	Executive Vice President, Middle East, Africa and South Asia (MEASA) Region (November
2010 – November 2011)
•	Alico / AIG, an insurance company
–	Regional President, MEASA Region, Alico
(2008 – 2010)
–	Deputy President & Chief Operating Officer, AIG-Philamlife, Philippines (2006 – 2008)
–	Regional Senior Vice President, AIG-Amplico Life, Poland (2001 – 2006)
–	General Manager, Alico Egypt (1996 – 2001)
–	Chief Operating Officer, Alico Unionvita, Italy
(1994 – 1996)
–	Deputy General Manager, Alico Bahamas
(1992 – 1994)
–	Regional Investment Manager, Alico Paris
(1990 – 1992)
–	Mr. Khalaf began his career as an investment officer at Alico headquarters in Wilmington, Delaware
Other Professional and Leadership Experience:
•	Member of:
–	Advisory Board, U.S. Chamber of Commerce China Center
–	Board of Directors, U.S.-China Business Council
–	Board of Directors, Geneva Association
–	Board of Directors, New York City Partnership
Education:
•	B.S., Engineering, Syracuse University
•	M.B.A., Finance, Syracuse University

2022 Proxy Statement
Catherine R. Kinney age 70, Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.
Director since 2009
Ms. Kinney’s experience as a senior executive and Chief Operating Officer of a multinational, regulated entity, her key role in transforming the New York Stock Exchange (NYSE) to a publicly held company, and her leadership in developing and establishing the NYSE corporate governance standards for its listed companies (including MetLife) demonstrate her knowledge of and experience with issues of corporate development, transformation, and governance. These qualities are relevant to ensuring that the Board establishes and maintains effective governance structures appropriate for a global provider of insurance and financial products and services.

Primary Qualifications	Executive Leadership Financial Services	Corporate Governance / Public Company Board Regulated Industry / Government
Professional Highlights:
•	NYSE Euronext, a provider of financial services including securities exchange and clearing operations
–	Served in Paris, France, with responsibility for overseeing the global listing program, marketing, and branding (July 2007 – March 2009)
–	President and Co-Chief Operating Officer, NYSE (merged with Euronext in 2008 to form NYSE Euronext) (2002 – 2008)
–
Ms. Kinney joined the NYSE in 1974 and held management positions in several divisions, with responsibility for all client relationships (1996 – 2007), trading floor operations and technology (1987 – 1996), and regulation (2002 – 2004)

Other Professional and Leadership Experience:
•	Member, Economic Club of New York
•	Member, Finance and Investment Committees, Archdiocese of New York
•	Member, Board of Directors and Investment, Compensation, Governance and Regional Grant Committees, Mother Cabrini Health Foundation
•	Member, Women’s Forum of New York
•	Member and former Chair, Board of Trustees, Catholic Charities of the Archdiocese of New York
•	Former Trustee, Georgetown University
•	Other public company directorships: MSCI Inc.; SolarWinds Corporation
•	Prior public company directorships (past five years): QTS Realty Trust, Inc.
Education:
•	B.A., magna cum laude, Iona College
•	Advanced Management Program, Harvard Graduate School of Business
•	Honorary Degrees: Georgetown University; Fordham University; Rosemont College

2022 Proxy Statement
Diana L. McKenzie age 57, Former Chief Information Officer, Workday, Inc.
Director since 2018
With nearly three decades of experience, culminating in her role as Chief Information Officer of Workday, Inc., Ms. McKenzie is a technology leader and innovator who brings deep digital, technology, and cybersecurity knowledge and perspective to the Board. This expertise provides guidance to the Board as MetLife continues to build out its digital capabilities, navigate the regulatory landscape, and support its global operations to best serve its customers.

Primary Qualifications	Executive Leadership Consumer Insight / Analytics	Regulated Industry / Government Technology
Professional Highlights:
•	Health Rhythms, Inc., a mental health and wellness company
–	Advisor (May 2021 – Present)
•	BrightInsight, Inc., a provider of digital health platforms for biopharma and medical device companies
–	Advisor (October 2020 – Present)
•	EmPath, Inc., a human capital technology company
–	Advisor (October 2020 – August 2021)
•	DLM Horizons, LLC, a consulting company
–	Consultant (May 2020 – Present)
•	Brighton Park Capital, an investment firm
–	Senior Advisor (July 2019 – Present)
•	Metis Strategy, a consulting firm
–	Executive in Residence (August 2019 – December 2019)
•	Workday, Inc., a financial and human capital management software company
–	Chief Information Officer (February 2016 – July 2019)
•	Amgen Inc., a biotechnology company
–	Senior Vice President and Chief Information Officer (December 2010 – February 2016)
–	Vice President, Amgen Enterprise Technology Services and Enterprise Architecture (February 2007 – December 2010)
–	Executive Director, Amgen Information Systems, Product Development and Commercialization (February 2004 – February 2007)
•	Eli Lilly and Company, a pharmaceutical company
–	Group Director, Lilly Research Laboratories, Product Development and Commercialization (January
2000 – February 2004)
–	Various Information Systems leadership roles supporting Research & Development, Corporate Engineering, Human Resources, and IT Architecture, Strategy, and Planning (January 1987 – December 1999)
Other Professional and Leadership Experience:
•	Executive Advisor, World 50 CIO Community
•	Member, Ridge Ventures CIO Advisory Council
•	Board Member, T200 CXO Women in Technology
•	Co-Founder, Silicon Valley Women’s CIO Council
•	Independent Director, Paradox
•	Former Co-Chair, Board of Directors, Long Term Services of Ventura County, Inc.
•	Other public company directorships: Change Healthcare Inc.; Vertex Pharmaceuticals Incorporated
Education:
•	B.S., Purdue University
•	Information Technology Management Program, University of California, Los Angeles

2022 Proxy Statement
Denise M. Morrison age 68, Former President and Chief Executive Officer, Campbell Soup Company
Director since 2014
Ms. Morrison has a long and distinguished track record of building strong businesses and growing iconic brands. Her experience as Chief Executive Officer of a global company provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management, and succession planning. Ms. Morrison’s strong commitment to corporate social responsibility and civic engagement make her a valuable resource for MetLife and its shareholders.

Primary Qualifications	Executive Leadership Global Literacy	Corporate Governance / Public Company Board Consumer Insight / Analytics
Professional Highlights:
•	Senior Advisor, PSP Capital, a private equity firm (August 2019 – December 2020)
•	Founder, Denise Morrison & Associates LLC, a consulting firm (October 2018 – Present)
•	Campbell Soup Company, a food and beverage company (2003 – 2018)
–	President and Chief Executive Officer (August
2011 – May 2018)
–	Executive Vice President and Chief Operating Officer (October 2010 – July 2011)
–	President, North America Soup, Sauces and Beverages (October 2007 – September 2010)
–	President, Campbell USA (June 2005 – September 2007)
–	President, Global Sales and Chief Customer Officer (April 2003 – May 2005)
•	Kraft Foods, Inc., a food and beverage company
(1995 – 2003)
–	Various leadership roles, including: Executive Vice President and General Manager, Kraft Snacks
(2001 –2003); Executive Vice President and General Manager, Kraft Confections (2001); Senior Vice President and General Manager, Nabisco Down the Street (2000); Senior Vice President, Nabisco Sales and Integrated Logistics (1998 – 2000)
•	Various senior marketing and sales positions, Nestlé USA, Inc., a food and beverage company (1984 – 1995)
•	Various trade and business development positions, PepsiCo, Inc., a food and beverage company
(1982 – 1984)
•	Various sales management positions, The Procter & Gamble Company, a consumer products company
(1975 – 1982)
Other Professional and Leadership Experience:
•	Trustee, Boston College
•	Member, The Business Council
•	Member, Advisory Council, JUST Capital
•	Former Co-Chair, Board of Directors, Consumer Goods Forum
•	Former member, Board of Directors, Catalyst
•	Former member, Business Roundtable
•	Former Member, Advisory Board, Tufts University Friedman School of Nutrition Science and Policy
•	Other public company directorships: Visa Inc.; Quest Diagnostics Inc.
•	Prior public company directorships (past five years): Campbell Soup Company
Education:
•	B.S., Boston College
•	Honorary Doctorate, Saint Peter’s University

2022 Proxy Statement
Mark A. Weinberger age 60, Former Global Chairman and Chief Executive Officer, EY
Director since 2019
Mr. Weinberger brings his experience leading a global organization, working at the highest levels of government, and as an entrepreneur to MetLife. During Mr. Weinberger’s tenure as the Global Chairman and CEO of Ernst & Young (EY), a leading global professional services organization, he championed increasing diversity at all levels and creating a more inclusive culture. Mr. Weinberger provides a unique lens to the MetLife boardroom, having served throughout his career in a variety of diverse leadership roles, including as Chairman and Chief Executive Officer, operating executive, government leader, advisor, and startup founder.

Primary Qualifications	Executive Leadership Financial Expertise, CFO and Audit	Corporate Governance / Public Company Board Corporate Affairs
Professional Highlights:
•	Partner, EYEA, LLP, a member firm of EY (July
2008 – December 2019)
•	EY, a leading global professional services organization
–	Global Chairman and Chief Executive Officer (July 2013 – June 2019)
–	Global Chairman and CEO-elect (January 2012 – June 2013)
–	Global Vice Chairman, Tax (July 2008 – March 2012)
–	Various other leadership positions (1987 – 2008)
•	Assistant Secretary of the U.S. Department of the Treasury (Tax Policy) (2001 – 2002)
•	Co-Founder and Principal, Washington Counsel, P.C., a law and legislative advisory firm (1996 – 2000)
•	Partner, Oldaker, Ryan & Leonard, a law firm
(1995 – 1996)
•	Chief of Staff, U.S. President Bill Clinton’s Bipartisan Commission on Entitlement and Tax Reform (1994)
•	Chief Tax and Budget Counsel, U.S. Senate
(1991 – 1994)
Other Professional and Leadership Experience:
•	Strategic Advisor, FCLTGlobal
•	Member of numerous professional and civic organizations, including:
–	Board of Trustees, U.S. Council for International Business
–	Board of Trustees, Emory University
–	Board of Trustees, Case Western Reserve University
–	Board of Trustees, JUST Capital
•	Member and former Audit Committee Chair, Board of Directors, Business Roundtable
•	Former Audit Committee Chair and member, Board of Directors, Catalyst
•	Other public company directorships: Johnson & Johnson; Saudi Aramco; Accelerate Acquisition Corp.
Education:
•	B.A., Emory University
•	M.B.A. and J.D., Case Western Reserve University
•	L.L.M., Georgetown University Law Center
•	Honorary Doctorate, American University

2022 Proxy Statement
Corporate Governance
The Board of Directors recognizes the importance of effective corporate governance in fulfilling its responsibilities to shareholders. This section describes some of MetLife’s key governance practices.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters, including:
•	Director qualification standards, independence requirements, and responsibilities;
•	identification of candidates for Board positions;
•	Director membership on other public company boards;
•	management succession;
•	Director access to management and outside advisors;
•	Director compensation;
•	Director Share ownership requirements;
•	election of a Lead Director by the Independent Directors if the Chairman of the Board is not an Independent Director, and independent Chairman and Lead Director responsibilities;
•	Board committees;
•	Director orientation and continuing education;
•	annual Board performance evaluation; and
•	annual Corporate Governance Guidelines review.
The Corporate Governance Guidelines and the Company’s By-Laws provide for a majority voting standard in uncontested Director elections.
The Corporate Governance Guidelines provide that no Director may stand for election after he or she reaches the age of 72, and that a Director may continue to serve until the annual meeting coincident with or immediately following his or her 72nd birthday. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities.
A printable version of the Corporate Governance Guidelines is available on MetLife’s website at www.metlife.com/about-us/corporate-governance under “Corporate Governance Guidelines.”
Information About the Board of Directors
Composition and Independence of the Board of Directors. The Board currently consists of 13 Directors, 12 of whom are both Non-Management Directors and Independent Directors. Twelve are not officers of the Company or of any entity in a consolidated group with the Company (a Non-Management Director) whom the Board has affirmatively determined have no material relationships with the Company or any of its consolidated subsidiaries and are independent within the meaning of the NYSE Corporate Governance Standards (an Independent Director). An Independent Director for Audit and Compensation Committee purposes meets additional requirements under the NYSE Corporate Governance Standards and Rules 10A-3 and 10C-1, as applicable, under the Exchange Act.
The Board has adopted categorical standards for determining Director independence. None of the relationships between the Independent Directors and MetLife are material, as provided by the Company’s categorical standards. The categorical standards are included in the Company’s Corporate Governance Guidelines, which are available on MetLife’s website at www.metlife.com/about-us/corporate-governance under “Corporate Governance Guidelines.”
The Board has affirmatively determined that all of the Directors, other than Michel A. Khalaf, the Company’s President and CEO, are Independent Directors.
Board Leadership Structure. The Board of Directors believes it is important to maintain flexibility in its Board leadership structure. The Board has determined that the best and most effective leadership structure for MetLife and its shareholders at this time is to have separate chief executive officer and chairman roles. This structure enhances the Board’s ability to exercise independent oversight of MetLife management on behalf of its shareholders.
R. Glenn Hubbard has served as the Company’s Chairman of the Board since May 1, 2019. The Board elected Dr. Hubbard to serve as Chairman of the Board on the strength of his leadership qualities, understanding of global economic conditions and markets, and expertise in public policy and regulatory developments.

2022 Proxy Statement
The Chairman’s duties and responsibilities focus on promoting sound corporate governance practices and fostering a culture of effective oversight on behalf of the Company’s shareholders.
The Chairman:
•	presides over shareholder meetings, Board of Directors meetings and executive sessions of Directors, with authority to call meetings of the Board and of the Independent Directors;
•	establishes a relationship of trust with the CEO, providing guidance and advice;
•	promotes and facilitates effective communication, and serves as a conduit between the Board and the CEO and other members of management;
•	approves information sent to the Board for Board meetings, as appropriate;
•	sets the agenda for Board meetings with input from the CEO;
•	approves Board meeting schedules to ensure that there is sufficient time for robust discussion of all agenda items;
•	confers with the CEO on matters of importance that may require Board action or oversight, ensuring the Board focuses on key issues and tasks facing the Company;
•	provides guidance to the Board regarding the ongoing development of Directors;
•	participates in the Compensation Committee’s annual performance evaluation of the CEO;
•	oversees CEO and management succession planning with the Chair of the Governance and Corporate Responsibility Committee;
•	ensures the efficient and effective performance and functioning of the Board;
•	assists the Board, the Governance and Corporate Responsibility Committee, and management in promoting corporate governance best practices; and
•	remains available to shareholders, if requested and appropriate.
In addition, each of the Board Committees (with the exception of the Executive Committee) is chaired by an Independent Director with demonstrated expertise in the responsibilities of that Committee and strong leadership skills. Each of the Committees (except the Executive Committee) is also composed entirely of Independent Directors.
The successful partnership between the independent Chairman of the Board, Committee Chairs, Independent Directors and the CEO provides the Company with strong leadership and effective independent oversight of the Company and management.
The Board also periodically rotates Committee chairs. Since December 2019, it has appointed new chairs of the Compensation Committee and Governance and Corporate Responsibility Committee.
Executive Sessions of Independent Directors. At each regularly scheduled Board of Directors meeting, the Company’s Independent Directors meet in executive session without management present. The independent Chairman of the Board presides over the executive sessions of the Independent Directors.

2022 Proxy Statement
Director Nomination Process. Nominations for election as Director at the Company’s annual meetings may be made either by the Board or by a shareholder or shareholders in compliance with the requirements of the Company’s By-Laws, as described below.
Nominations by the Board of Directors. The Company’s Board nominates Director candidates upon the recommendation of the Governance and Corporate Responsibility Committee. Potential Director nominees are identified by the Governance and Corporate Responsibility Committee and the Board through a variety of means, including Board members, officers, and shareholders. The Board may also engage search firms, from time to time, to assist it to identify and evaluate potential Director nominees. Potential Director nominees provide information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources, and considered in light of the Board competencies matrix.
In recommending candidates for election as Directors, the Governance and Corporate Responsibility Committee will take into consideration the ability of candidates to enhance the perspective and experience of the Board as a whole, the need for the Board to have a majority of Directors that meet the independence requirements of the NYSE Corporate Governance Standards, and any other criteria the Board establishes from time to time.
Under the Company’s Corporate Governance Guidelines, any candidate whom the Governance and Corporate Responsibility Committee would recommend for election to the Board must meet certain minimum qualifications, including those related to financial literacy, leadership experience, commitment to the Company’s values, absence of conflicting commitments, reputation and integrity and other factors.
The Governance and Corporate Responsibility Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance and Corporate Responsibility Committee, MetLife, Inc., 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary, no earlier than the close of business on the 150th calendar day and no later than the close of business on the 120th calendar day prior to the first anniversary of the previous year’s annual meeting. For further information about shareholder recommendations for nominations of candidates, see Information About the Annual Meeting, Proxy Voting, and the Board of Directors.
The Governance and Corporate Responsibility Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent, and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders. Among other things, the shareholder’s recommendation must set forth all the information regarding the recommended candidate that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and related regulations, and must include the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. The recommendation must also be accompanied by a completed Stockholder Disclosure Questionnaire. The Company’s By-Laws are available at www.metlife.com/about-us/corporate-governance.
Shareholder Proxy Access. Under the Company’s By-Laws, a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials Director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and nominees satisfy the requirements specified in the By-Laws. For further information on procedures governing the submission of shareholder nomination of Director nominees, see Information About the Annual Meeting, Proxy Voting, and the Board of Directors.
Risk Management Oversight. The Board of Directors oversees management in its design and implementation of the Company’s risk management. For example, the Board oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its shareholders or that such strategies will motivate management to take excessive risks.
The Board also oversees the development and implementation of processes and procedures to mitigate the risk of failing to ensure the orderly succession of the CEO and the senior executives of the Company. The Board believes that the continuing development of the Company’s managerial leadership is critically important to the Company’s success. The Board, in coordination with the Governance and Corporate Responsibility Committee, periodically reviews the skills, experience, and development plans of the Company’s senior leaders who may ultimately be candidates for senior executive positions. The Directors meet regularly with senior leaders in the context of Board business, giving them an opportunity to assess the qualifications of these individuals. In addition, the Board plans for executive succession to ensure that the Company will have managerial talent available to replace current executives when that becomes necessary.

2022 Proxy Statement
In addition to the oversight performed by the full Board, the Board Committees play a significant role in risk management oversight.
The Finance and Risk Committee
•
oversees the Company’s financial policies and strategies, risk targets and risk positions, capital planning and adequacy, certain capital actions, mergers and acquisitions projects, and other financial matters.

•
reviews, and recommends for Board approval, the Company’s Enterprise Risk Appetite Statement, which establishes quantitative and qualitative risk appetite measures and risk exposure considerations and guidelines, and the Company’s Capital Policy and Liquidity Risk Management Policy.

•	reviews the Company’s assessment and management of material risks, including its performance against applicable policies and procedures and related benchmarks and target metrics.
•	reviews the Own Risk and Solvency Assessment report, which summarizes the results of the Company’s analysis of its current and future risks, on an annual basis.
•
reviews reports from the Chief Risk Officer at every regularly scheduled Committee meeting and other members of management regarding the steps taken to measure, monitor and manage risk exposure in the enterprise.

The Audit Committee
•
provides oversight of and reviews with management, the Chief Auditor and the independent auditor, the Company’s system of internal control over financial reporting that is relied upon to provide reasonable assurance of the integrity of the Company’s consolidated financial statements.

•	assists the Board in fulfilling its responsibility to oversee the Company’s compliance with legal and regulatory requirements related to matters within the scope of the Committee’s responsibilities.
•
periodically discusses with management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management (including risks relating to MetLife information security systems and vendor risk management programs).

•	reviews with management the adequacy and effectiveness of the Company’s policies and internal controls regarding information security and cybersecurity.
The Compensation Committee
•	reviews the Company’s compensation practices, overseeing risk management with respect to the Company’s compensation arrangements.
•	consults with the Chief Risk Officer at least annually to review the Company’s compensation arrangements and practices to ensure that they do not encourage excessive or inappropriate risk taking.
The Governance and Corporate Responsibility Committee
•	reviews the Company’s proposed succession and development plans for Executive Officers.
•	reviews the Company’s ethics and compliance programs and its sales practices to mitigate the risk of non-compliance, customer and regulatory complaints, and other reputational risks.
•	reviews and approves the annual compliance plan.
•	oversees the Company’s goals and strategies concerning legislative, regulatory, and corporate responsibility initiatives that impact the Company’s interests.
The Investment Committee
•
oversees, in coordination with the Finance and Risk Committee, the management and mitigation of risks associated with the MetLife investment portfolios and of the consolidated MetLife enterprise, including credit risk, portfolio allocation and diversification risk, derivatives risk, and counterparty risk associated with such portfolios.

Throughout the year, the Board and its Committees receive reports from the Chief Risk Officer and other senior management on enterprise risk management and specific risk topics.
Board Membership. For information about the current membership of the Board of Directors and the Board Committees among directors nominated for re-election, see Director Nominees’ Diversity, Independence, Tenure and Experience.
Board Meetings and Director Attendance. In 2021, the Board of Directors held 5 meetings, and the MetLife Board Committees held a total of 32 meetings. Each of the current Directors who served during 2021 attended more than 75% of the aggregate number of meetings of the Board and the Committees on which the Director served.

2022 Proxy Statement
Information About Board Committees
MetLife’s Board of Directors has designated six standing Board Committees: Audit; Compensation; Executive; Finance and Risk; Governance and Corporate Responsibility; and Investment. All Committees, other than the Executive Committee, are chaired by and consist entirely of Independent Directors. The Committee Chairs review and approve agendas for all meetings of their respective Committees.
The Board has delegated authority to the Committees to assist the Board in overseeing the management of the Company. The responsibilities of each Committee are defined in its charter and summarized below. The charters for the Audit, the Compensation, and the Governance and Corporate Responsibility Committees incorporate the requirements of the U.S. Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) to the extent applicable. Current, printable versions of these charters are available on MetLife’s website at www.metlife.com/about-us/corporate-governance/.
Audit Committee CHAIR David L. Herzog MEMBERS Cheryl W. Grisé Edward J. Kelly, III Catherine R. Kinney Diana L. McKenzie Mark A. Weinberger Number of meetings in 2021: 10
The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee:
• the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements;
• the adequacy of the Company’s internal control over financial reporting;
• the integrity of the Company's consolidated financial statements;
• the qualifications and independence of the Company's independent auditor;
• the appointment, retention, performance, and compensation of the Company's independent auditor and the performance of the internal audit function; and
• the Company’s compliance with legal and regulatory requirements related to matters within the scope of the Committee’s responsibilities.

In performing its oversight responsibilities, the Audit Committee reviews and discusses with management, the Chief Auditor and the independent auditor significant issues regarding accounting and auditing principles and practices and financial statement presentations. These matters may include existing, new or changing critical audit matters, critical accounting policies and estimates, significant changes in the Company’s selection or application of accounting principles, the adequacy of the Company’s internal control over financial reporting, and the Company’s practices with respect to non-GAAP financial information. The Audit Committee reviews the Company’s earnings press releases and related practices with management in advance of such disclosure.

The Audit Committee periodically discusses with management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management (including risks relating to MetLife information security systems and vendor risk management programs), and reviews with management the adequacy and effectiveness of the Company’s policies and internal controls regarding information security and cybersecurity.

The Audit Committee’s activities during 2021 with respect to the oversight of the independent auditor are described in more detail in Proposal 2 — Ratification of Appointment of the Independent Auditor, and its responsibilities for oversight of risk management are further discussed under “Risk Management Oversight” in Information About the Board of Directors.

All members of the Audit Committee are Independent Directors who meet the additional independence requirements of the NYSE Corporate Governance Standards and Rule 10A-3 under the Exchange Act and are financially literate, as such qualification is interpreted by the Board of Directors. One member of the Audit Committee, Mark A. Weinberger, serves on the audit committees of three other public companies; however, the Board has determined that Mr. Weinberger’s simultaneous service on three other public company audit committees would not impair his ability to serve effectively on the Company’s Audit Committee. The Board has also determined that the following three members of the Audit Committee qualify as “audit committee financial experts,” as such term is defined by the SEC: David L. Herzog, Edward J. Kelly, III, and Mr. Weinberger.

2022 Proxy Statement
Compensation Committee CHAIR Cheryl W. Grisé MEMBERS Gerald L. Hassell David L. Herzog Edward J. Kelly, III Catherine R. Kinney Denise M. Morrison Number of meetings in 2021: 6
The Compensation Committee:
• assists the Board of Directors in fulfilling its responsibility to oversee the development and administration of the Company’s compensation program, including equity-based incentives, for executives and other employees;
• approves the corporate goals and objectives relevant to the CEO’s Total Compensation, evaluates the CEO’s performance in light of such goals and objectives, and recommends, for approval by the Independent Directors, the CEO’s Total Compensation level based on such evaluation;
• reviews, and recommends for approval by the Board, the Total Compensation of each person who is an “executive officer” of the Company under the Exchange Act and related regulations or an “officer” of the Company under Section 16 of the Exchange Act and related regulations, including their base salaries, annual incentive compensation, and stock-based LTI;
• oversees management’s efforts to ensure the Company’s compensation programs do not encourage excessive or inappropriate risk taking;
• reviews compensation governance policies and practices, including the Company’s Performance-Based Compensation Recoupment (“clawback”) Policy, and oversees their application; and
• reviews and discusses with management the Compensation Discussion and Analysis to be included in the Proxy Statement (and incorporated by reference in the Company’s Annual Report on Form 10-K), and, based on this review and discussion, (1) recommends to the Board whether the Compensation Discussion and Analysis should be included in the Proxy Statement, and (2) oversees preparation of and issues the Compensation Committee Report for inclusion in the Proxy Statement.

The Chairs of the Finance and Risk, Governance and Corporate Responsibility, and Audit Committees serve on the Compensation Committee. These Directors bring information and perspective from the work of other committees directly to bear on the Compensation Committee’s decisions. This enhances the Compensation Committee’s execution of its responsibilities, including its role in overseeing management’s efforts to ensure that the Company’s compensation program does not encourage excessive risk-taking.

The Compensation Committee has sole authority to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor to the committee. Before the Compensation Committee retains or obtains the advice of an external advisor, it considers factors related to that person’s independence, including the factors that the Corporate Governance Standards of the NYSE require to be considered. The Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains.

To assist the Compensation Committee in carrying out its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. Meridian provided the Compensation Committee with information and data covering competitive market compensation levels and mix, and overall market trends concerning executive compensation and related governance practices. Meridian has advised the Compensation Committee about the overall design and implementation of MetLife’s executive compensation program, including decisions made under the program, and has advised the Compensation Committee about regulatory, governance, and technical developments that may affect the Company’s executive compensation program. Meridian also advises the Governance and Corporate Responsibility Committee on Non-Management Director compensation.

To ensure the objectivity, independence, and candor of its advice, Meridian:
• reports directly to the committees on executive and Non-Management Director compensation matters;
• meets with the committees in executive sessions that are not attended by Company management;
• has direct access to the committees’ chairs and members between meetings; and
• provides no other services to the Company or its affiliates or subsidiaries.

2022 Proxy Statement
Compensation Committee (Continued)
The Company’s Corporate Governance Guidelines provide that any consultant retained by the Compensation Committee on executive compensation matters should not be retained to provide any services to management of the Company and Meridian did not provide any such other services in 2021.

In addition, Meridian has provided the Compensation Committee with information regarding its relationship with MetLife as well as Meridian’s independence and policies for avoiding conflicts of interest. The Compensation Committee determined that Meridian’s work did not raise any conflict of interest.

Under its charter, the Compensation Committee may delegate to a subcommittee or to the CEO or other Company officers any portion of its duties and responsibilities, if it believes such delegation is in the Company's best interest and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards.

Executive Committee CHAIR Michel A. Khalaf MEMBERS Cheryl W. Grisé David L. Herzog R. Glenn Hubbard Edward J. Kelly, III William E. Kennard Denise M. Morrison Number of meetings in 2021: 0	The Executive Committee
The Executive Committee exercises the powers of the Board of Directors, as needed, between meetings of the Board.
Finance and Risk Committee CHAIR Edward J. Kelly, III MEMBERS Gerald L. Hassell David L. Herzog William E. Kennard Catherine R. Kinney Diana L. McKenzie Number of meetings in 2021: 6
The Finance and Risk Committee:
• oversees the Company’s financial policies and strategies;
• in consultation with the Compensation Committee, oversees the appointment, retention, and performance of the Chief Risk Officer;
• reviews the Company’s key financial, risk, and business metrics;
• reviews and monitors all aspects of the Company’s capital plan, actions, and policies (including the guiding principles used to evaluate all proposed capital actions), targets, and structure (including the monitoring of capital adequacy and of compliance with the Company’s capital plan);
• reviews proposals and reports concerning and, within the scope of the authority delegated to it by the Board of Directors, makes recommendations to the Board regarding, or provides approvals of, certain capital actions (including the issuance, sale or repurchase of, or dividends on, the Company’s equity securities), strategic actions and other financial matters, consistent with the Company’s capital plan, safety and soundness principles, and applicable law;
• in coordination with the Audit Committee, reviews policies, practices, and procedures regarding risk assessment and management;
• reviews reports from the Chief Risk Officer and management of the steps taken to measure, monitor, and manage risk exposures in the enterprise (consulting with advisors and other Board committees as appropriate); and
• reviews benchmarks and target metrics related to financial and risk topics and monitors performance against these benchmarks and targets.

2022 Proxy Statement
Governance and Corporate Responsibility Committee CHAIR Denise M. Morrison MEMBERS Cheryl W. Grisé Carlos M. Gutierrez R. Glenn Hubbard Mark A. Weinberger Number of meetings in 2021: 5
The Governance and Corporate Responsibility Committee:
• assists the Board in identifying individuals qualified to become members of the Company’s Board, consistent with Board established criteria;
• proposes candidates to be nominated for election as Directors at annual or special meetings of shareholders or to be elected by the Board to fill any Board vacancies;
• develops and recommends to the Board for adoption corporate governance guidelines applicable to the Company;
• ensures adequate Board processes to review succession plans for the CEO and succession and development plans for the Company’s other executive officers, and the Chief Actuary;
• oversees the Company’s compliance responsibilities and activities, including its legislative and regulatory initiatives, sales practices, and ethics and compliance programs; and
• oversees the Company’s corporate citizenship programs and policies, including the Company's activities related to sustainability, environmental stewardship, human rights, corporate social responsibility, and diversity and inclusion.

Each year, the Governance and Corporate Responsibility Committee oversees a robust Board evaluation. The Committee solicits comments from Directors about the performance of the Board and its Committees, including, among other things, the adequacy of the time allocated to Board and Committee business, the effective operation of the Board and its Committees, and the quality of the executive sessions. The Committee reports these results to the full Board, and the Board also considers topics recommended by Directors for future Board and Committee meetings. In addition, the Board conducts biennial individual self and peer Director evaluations, and one-on-one feedback is shared with each Director.

The Governance and Corporate Responsibility Committee is responsible for reviewing the compensation and benefits of the Company’s independent Directors and recommending any changes to the Board. None of the Company’s Executive Officers had any role in determining or recommending the amount or form of independent Director compensation for 2021. The Committee engaged Meridian to provide an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends during 2021. Under its charter, the Committee may delegate to a subcommittee any portion of its duties and responsibilities, if it believes such delegation is in the Company’s best interest and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards. For more information on Director Compensation, see Director Compensation.

The Governance and Corporate Responsibility Committee monitors developments in corporate governance and makes recommendations to the Board.
In 2021, the Governance and Corporate Responsibility Committee retained a search firm to assist with the recruitment of Carla A. Harris to the Board.
Investment Committee CHAIR William E. Kennard MEMBERS Carlos M. Gutierrez Gerald L. Hassell R. Glenn Hubbard Denise M. Morrison Number of meetings in 2021: 5
The Investment Committee:
• oversees the management of the Company’s investment activities;
• reviews management reports on the Company’s investment activities and performance and on the conformity of those activities to authorizations and guidelines; and
• in coordination with the Finance and Risk Committee, oversees the management and mitigation of risks associated with the Company’s investment portfolio.

2022 Proxy Statement
Procedures for Reviewing Related Person Transactions
The Company has established a written policy and procedures for the review, approval, or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements, or relationships in which the Company is or is proposed to be a participant and the amount involved exceeds $120,000, and in which a Director, Director nominee, Executive Officer of the Company, beneficial owner of more than 5% of any class of Company voting securities or any of their immediate family members has or will have a material interest. Related person transactions may include:
•	Legal, investment banking, consulting, or management services provided to the Company by a related person or an entity with which the related person is affiliated;
•	Sales, purchases, and leases of real or personal property between the Company and a related person or an entity with which the related person is affiliated;
•	Investments by the Company in an entity with which a related person is affiliated or by such entity in the Company, except where the related person has no material interest;
•	Contributions by the Company to a civic or charitable organization for which a related person serves as an Executive Officer; and
•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.
Under the procedures, Directors, Director nominees, Executive Officers, and more than 5% beneficial owners of the Company are required to report related person transactions in writing to the Chair of the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee reviews, approves, or ratifies related person transactions. A vote of a majority of disinterested Directors of the Governance and Corporate Responsibility Committee is required to approve or ratify a transaction.
The Governance and Corporate Responsibility Committee will approve a related person transaction if it determines the transaction is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account factors including: the business purpose of the transaction and the potential benefits to the Company; the materiality of the transaction to the Company; whether the transaction was proposed and considered in accordance with the Company’s ordinary business practices, and whether its terms are fair to the Company, at arm’s length and at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties; any required public disclosure; any impact on Director independence; whether the transaction is consistent with applicable codes of conduct of the Company; and any other information that would be material to investors. If a transaction is not approved or ratified, the matter may be referred to legal counsel for review and consultation regarding possible further action, including terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.
Related Person Transactions
The Company has no related person transactions requiring disclosure under Regulation S-K item 404(b).
Codes of Conduct
Financial Management Code of Business Ethics. The Company has adopted the MetLife Financial Management Code of Business Ethics, a “code of ethics” as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Business Ethics is available on the Company’s website at www.metlife.com/about-us/corporate-governance/corporate-conduct by selecting the appropriate link under the heading “Reports.”
Directors’ Code of Business Ethics and Code of Business Ethics for Employees. The Company has adopted the Directors’ Code of Business Ethics, which is applicable to all members of the Company’s Board of Directors including the Chief Executive Officer, and the Code of Business Ethics, which applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. Current, printable versions of the Directors’ Code of Business Ethics and the Code of Business Ethics for MetLife employees are available on the Company’s website at www.metlife.com/about-us/corporate-governance/corporate-conduct by selecting the appropriate link under the heading “Reports.”
Director Share Ownership Requirement
MetLife requires each Non-Management Director to achieve Share ownership of at least five times the cash component of the annual retainer by December 31 of the year in which the fifth anniversary of election to the Board occurs. As of January 3, 2022, each Non-Management Director who had served beyond the fifth anniversary of election to the Board met this requirement.

2022 Proxy Statement
Director Indemnity Plan
The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company, if the Director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the Company’s Director Indemnity Plan affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.
Hedging and Pledging Prohibited
The Company prohibits Directors and employees, including Executive Officers, from engaging in short sales, hedging, trading in put and call options, and other transactions involving speculation with respect to the Company’s securities, whether paid to them as compensation or otherwise. The Company’s policy also prohibits Directors and employees, including Executive Officers, from pledging any MetLife securities, i.e., creating any form of pledge, security interest, deposit, or lien, or holding of securities in a margin account, or any other arrangement that entitles a third party to foreclose against or sell the securities. These policies are intended to prevent a misalignment of interests with Company shareholders or the appearance of such a misalignment.

2022 Proxy Statement
Sustainability at MetLife
Governance and Oversight
Monitoring and managing environmental, social and governance (ESG) issues, including those involving diversity, equity and inclusion (DEI), are fully integrated into all parts of MetLife’s operations and management. Recognizing the increased importance of ESG matters to both MetLife’s business and stakeholders, the Board in 2021 enhanced its framework for oversight of ESG strategy and execution to ensure that MetLife’s sustainability efforts are coordinated across all parts of the enterprise. The Board oversees the assessment and management of various ESG matters, including ESG risks, risk associated with the enterprise investment portfolio, and policies concerning climate change. MetLife’s management provides regular updates to the full Board and its committees on various ESG matters, including diversity and inclusion, climate action, philanthropy, responsible investments, and regular updates on cybersecurity and privacy. The oversight of certain ESG matters falls within the responsibilities of various Board committees. ESG performance is reflected in aspects of executive officer performance assessments, which impacts their Total Compensation.
BOARD OF DIRECTORS
Finance and Risk Committee	Investment Committee	Governance and Corporate Responsibility Committee	Audit Committee	Compensation Committee
• Oversees the Company’s assessment and management of material risk, including environmental risk, and reviews policies, practices and procedures regarding risk assessment and management	• Investment activities • Investment portfolio risk management	• Corporate governance • Compliance responsibilities and activities • Sustainability/ESG strategy • Board diversity	• Disclosures, controls and procedures • Legal and regulatory compliance related to financial reporting • Ethics and business conduct • Information security and related controls	• Avoiding incentives to take excessive or inappropriate risk • Human capital and talent strategy
MetLife’s Sustainability Strategy
MetLife is committed to promoting a more secure future for individuals, families, and communities around the world. The Company demonstrates its commitment to operating responsibly through the security MetLife provides customers, the claims MetLife pays during times of need, its activities and investments in the communities that the Company serves, and MetLife’s long-term investments in the broader economy. Sustainability is about managing business and responsibly delivering long-term value for all stakeholders. For MetLife, sustainability is about deploying the full strength of its people, products, services, and investments to create long-term value for all of its stakeholders and drive progress, while serving as a greater force for good in the world.
MetLife’s comprehensive sustainability strategy highlights the Company’s strategic approach to monitoring and managing ESG issues. As MetLife adapts to meet the needs of a rapidly changing world, it has recently flexed its business strategy to strengthen its commitment to address critical challenges such as climate change, gender and racial inequity, and disadvantaged communities.
MetLife’s sustainability strategy is closely aligned with the seventeen United Nations Sustainable Development Goals (U.N. SDGs). MetLife supports all 17 U.N. SDGs, however it prioritizes five U.N SDGs: good health and well-being, gender equality, decent work and economic growth, reduced inequalities, and climate action, as reflected in our overall strategy.

2022 Proxy Statement

In addition to oversight by the Board and its committees, MetLife has a robust management-level risk oversight structure. MetLife’s leaders prioritize sustainability and it is part of their annual performance objectives through a shared sustainability goal for MetLife’s executive leadership team. In addition, all employees are responsible for living MetLife’s purpose and driving progress towards MetLife’s sustainability commitments. MetLife’s risk and control framework operates under a “Three Lines of Defense” model where each employee is responsible for risk management. ESG risks, including climate risks are within the purview of multiple senior management committees, as they underpin all aspects of risk management at the Company.
In 2021, MetLife deepened its DEI commitment and accountability to its employees with a new Global Diversity, Equity and Inclusion Leadership Council led by MetLife’s President and CEO. The Council leaders are charged with driving and executing DEI strategy across businesses, functions, and regions, providing strategic guidance and insight to improve performance, and promoting and championing DEI internally and externally.
Additionally, in 2022, MetLife launched a global Climate Advisory Council to enhance its governance of climate risk. The Council includes MetLife’s Chief Risk Officer, who serves as Chair of the Council, Chief Financial Officer, Chief Investment Officer, General Counsel and Head of Legal Affairs, Head of Corporate Affairs, Chief Auditor, Head of Investor Relations, and other executive-level and management-level staff. To date the Council has addressed topics including climate regulation, climate risk modeling, and climate risk analysis of the U.S. energy portfolio.
MetLife’s Sustainability function is part of MetLife’s Corporate Affairs, and is dedicated to ESG strategy, management and reporting. MetLife’s Sustainability efforts are led by the Chief Sustainability Officer and overseen by MetLife’s Executive Vice President, Head of Corporate Affairs, who reports directly to the CEO. The Chief Sustainability Officer works across the company to establish, implement and help coordinate sustainability-related strategies and goals. The Sustainability function has responsibilities relating to, among other things:
•	MetLife’s sustainability strategy, target-setting activities, commitments, policies and key performance indicators; and
•	Sustainability reporting, including MetLife’s annual sustainability report and disclosures aligned to reporting frameworks.

2022 Proxy Statement
2021 Awards, Recognitions and Achievements
MetLife is proud of the external awards and recognition it received in 2021, some of which are listed below:
2021 AWARDS AND RECOGNITIONS
Corporate Sustainability Practices	Diversity , Equity, and Inclusion	Climate and Environmental Action
• Named to Dow Jones Sustainability Index (North America), for the sixth consecutive year
• Joined the UN Global Compact’s Target Gender Equality Initiative, a gender-equality accelerator program for companies that have signed on to the UN Global Compact
• Joined the Human Rights Campaign’s Business Coalition for the Equality Act and signed the Business Statement on Anti-LGBTQ State Legislation
• Named to Fortune Magazine’s list of the “World’s Most Admired Companies”

• Named to Seramount’s list of the “2021 Top Companies for Executive Women,” MetLife’s 14th time being recognized
• Included on the Bloomberg
Gender- Equality Index, for the seventh consecutive year
• Named to Seramount’s list of the “2021+ Best Companies for Multicultural Women,” in recognition of its success in promoting workplace inclusion for multicultural women
• Achieved 100% on the Human Rights Campaign’s Corporate Equality Index for LGBTQ-inclusive workplace policies and practices, for the 18th consecutive year
• Named to Seramount's 2021 Inclusion Index

• Received U.S. Environmental Protection Agency’s 2021 ENERGY STAR Partner of the Year- Sustained Excellence Award, for being recognized the third consecutive year
• Received 5-star ratings from the Global Real Estate Sustainability Benchmark for two of MIM’s real estate partnership funds

2022 Proxy Statement
U.N. SUSTAINABLE DEVELOPMENT GOALS	RECENT ACHIEVEMENTS

• Provided more than a quarter billion dollars of relief to help people around the world cope with the impacts of COVID-19—through premium credits and contributions from MetLife and MetLife Foundation
• Expanded the 360Health app to serve Bangladesh (in addition to Australia, China, and Korea), which provides free doctor consultation, specialist doctor appointments, online medicine ordering, health assessments, and more
• Expanded the BeWell program which supports the physical, mental and emotional well-being of MetLife’s employees

• Women comprise 38% of MetLife’s Board of Directors
• Joined the UN Global Compact’s Target Gender Equality Initiative, a gender-equality accelerator program for companies that have signed on to the UN Global Compact
• Committed to expanding opportunities for women and girls through MetLife Foundation partnerships that support financial health programs, careers in technology, and entrepreneurship

• MetLife general account totals nearly half a trillion dollars and provides a vital source of patient capital for long-term economic growth and job creation
• Raised minimum wage to $20 per hour for all U.S. employees
• Launched MyPath, a global platform to foster internal talent mobility and career opportunities
• Since its founding in 1976, MetLife Foundation has contributed over $900 million to strengthen communities, with its financial health work reaching 17.3 million low- and moderate-income individuals in 42 markets

• Joined the Human Rights Campaign’s Business Coalition for the Equality Act and signed the Business Statement on Anti-LGBTQ State Legislation
• Established a comprehensive suite of public-facing long-term DEI goals for 2030
• $5 million granted by MetLife Foundation to advance racial equity in the U.S. since June 2020 (as of April 2022)

• Achieved Carbon Neutrality for the sixth consecutive year
• MetLife Foundation donated approximately $1 million worth of grants in 2021 as part of our climate goal to contribute $10 million by 2030
• Originated approximately $4 billion of new MIM-managed green investments in 2020, against our 2030 goal of $20 billion
• Planted more than 200,000 trees around the world since 2020

2022 Proxy Statement
Goals and Commitments
As a purpose-driven company, MetLife must continuously expand and adapt to meet the needs of a changing world. Over the last few years, MetLife has refined its ESG goals and commitments to look further ahead to 2030 and to focus on the areas that it can make the greatest impact and sustain our environment for generations to come. MetLife is continuing its efforts to make a long-term impact by contributing to social and environmental benefits and encouraging change that will build a more sustainable future.
MetLife’s 2030 Climate Goals
In 2020, MetLife announced its 2030 climate goals—11 goals that aim to reduce the environmental impact of MetLife’s global operations and supply chain, while leveraging its investments, products, and services to help protect communities and drive innovative solutions. Over the course of the next decade, MetLife will continue to make progress towards these goals for a meaningful impact on the sustainability of its business, workforce, communities, and the environment.
In 2021, MetLife made continued progress toward achieving each of these 2030 goals, including planting more than 200,000 trees and MetLife Foundation granting approximately $1 million to environmental causes. A complete update will be included in MetLife’s 2021 Sustainability Report (which will be available later this year at www.metlife.com/sustainability). This report, or any other information from the MetLife website, is not part of or incorporated by reference into this Proxy Statement.

Building Resilient Operations

- Achieve green or healthy building certification for 40% of global office portfolio
- Maintain carbon neutrality annually for our global offices, fleet, and business travel
- Reduce location-based GHG emissions by 30% from 2019 to 2030
- Mobilize 100 suppliers to have a GHG reduction target by 2025

Protecting Our Communities

- Commit $10 million to environmental causes by MetLife Foundation
- Plant 5M trees, prioritizing areas vulnerable to natural disasters
- Engaging and educating 50,000 stakeholders on environmental stewardship annually

Driving Climate Solutions

- Commit $5M to develop products and partnerships that drive climate solutions
- Originate $20B of new green investments
- Originate $500M of new impact investments, with 25% allocated to climate change priorities
- Power all MIM managed and controlled real estate investments with 100% renewable electricity

2022 Proxy Statement
2030 DEI Commitments
Furthering MetLife’s commitment to having a diverse workforce and promoting an inclusive and equitable culture, MetLife recently announced, in March 2022, seven comprehensive DEI goals to achieve by 2030, which align directly with MetLife’s purpose. Each commitment is anchored to MetLife’s business strategy and informed by the U.N. SDGs.
The commitments are designed to address the needs of the underserved and underrepresented through MetLife’s investments, products and services, supply chain, volunteering and community efforts. The financial components of these DEI commitments will total more than $2.5 billion by 2030. Measuring MetLife’s progress and maintaining accountability is central to these commitments. MetLife will track its performance and share it with its employees, shareholders and other stakeholders in MetLife’s annual Sustainability Report, starting in 2023.
MetLife’s latest diversity, equity, and inclusion information is available at: www.metlife.com/about-us/global-diversity-equity-inclusion/.

2022 Proxy Statement
Human Capital Management
MetLife strives to build a purpose-driven and inclusive culture where our employees are energized to make a difference. The success of MetLife’s business is dependent on the accomplishments and well-being of its employees. As a financial services company, MetLife relies significantly on its global workforce, leveraging a wide variety of professional, scientific, management, business, and other skills and expertise, to create value for all of its stakeholders. To continue strengthening and cultivating a diverse workforce that can thrive now and, in the future, we focus on the following:
Talent Attraction and Retention	MetLife strives to attract and retain a talented, motivated and diverse workforce to execute its business objectives, delivering excellence for all of its stakeholders.
Health and Safety
MetLife places the highest value on protecting its employees' health and safety. MetLife encourages its employees to prioritize health and emphasizes the importance of overall well-being.

For example, in response to the COVID-19 pandemic, MetLife provided its employees with resources for working from home, managing dispersed teams and for parents and caregivers. MetLife also recently launched a global platform known as BeWell, providing resources to help employees with resilience and coping, staying balanced, maintaining physical and financial well-being, and building healthy relationships.

Diversity, Equity and Inclusion	MetLife aspires to cultivate an inclusive culture where its diversity of talent positions MetLife to meet the needs of its employees, customers, shareholders, and the global communities it serves.
Talent and Skill Development
MetLife’s success as a company begins with its employees. MetLife aims to create a culture of continuous learning through a variety of opportunities for professional development, building a future forward workforce to deliver on its strategic goals

Compensation and Benefits	MetLife recognizes the importance of providing market-aligned compensation opportunities and comprehensive, cost-effective benefits to attract, retain, engage, and motivate talented employees.
Additional information regarding human capital management can be found in MetLife’s Annual Report on Form 10-K for the year ended December 31, 2021, and in MetLife’s annual Sustainability Report accessible at www.metlife.com/sustainability.
MetLife is committed to operating responsibly and promoting transparency. Each year, the Company publishes its annual Sustainability Report. The report is prepared consistent with the standards of the Global Reporting Initiative, SASB, TCFD, and the U.N. Global Compact, and demonstrates how the Company’s actions support the U.N. SDGs.
Learn More about ESG Matters at MetLife
Please visit www.metlife.com/sustainability to learn more about MetLife’s sustainability efforts and to access MetLife’s annual Sustainability Report. This report, or any other information from the MetLife website, is not a part of or incorporated by reference into this Proxy Statement.

2022 Proxy Statement
Cybersecurity and Privacy
The Board of Directors oversees MetLife’s information security program that institutes and maintains controls for the systems, applications, and databases of the Company and of its third-party providers. MetLife’s Chief Information Security Officer (CISO) manages the program, with collaboration across the Company’s businesses and functions. The CISO and the head of Global Technology & Operations present updates to the Audit Committee quarterly and, as necessary, to the full Board. They also promptly inform and update the Board about any information security incidents that may pose significant risk to the Company.
Designed to protect the confidentiality, integrity and availability of all data MetLife owns or possesses, the program includes controls and procedures for monitoring, reporting, managing, and remediating cyber threats. It is a risk-based approach program built on the cybersecurity framework developed by the U.S. National Institute of Standards and Technology.
Among the key features of the program are:
•	a cybersecurity incident response team under the CISO’s direction, which is responsible for establishing and maintaining awareness of threats, vulnerabilities, and incidents
•
an incident response plan that is jointly owned by the CISO and the Privacy Office and tested through cross-functional annual exercises in all geographical regions of the Company, many of which include participation from senior executives and the Board

•	information security policies and procedures that are reviewed at least annually and updated to reflect changes in law, technology, practice and emerging threats
•	network and application testing and surveillance
•	periodic review of threats, vulnerabilities and other cybersecurity risks, internal and external
•
risk mitigation strategies, including annual internal and third-party risk assessments, as well as cybersecurity and privacy liability insurance that would defray the costs of an information security breach

•	multiple employee training programs on information security, data security, and cybersecurity practices and protection of data against cyber threats, at least annually
•	a cross-functional approach to addressing cybersecurity risk, with participation from Global Technology & Operations, Risk, Compliance, Legal, Privacy and Internal Audit functions.

2022 Proxy Statement
Director Compensation in 2021
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Cheryl W. Grisé (3)	180,000	150,096	1,729	331,825
Carlos M. Gutierrez	150,000	150,096	1,729	301,825
Gerald L. Hassell	150,000	150,096	1,729	301,825
David L. Herzog (3)	190,000	150,096	1,729	341,825
R. Glenn Hubbard, Ph.D. (3)	275,000	275,138	1,729	551,867
Edward J. Kelly, III (3)	185,000	150,096	1,729	336,825
William E. Kennard (3)	175,000	150,096	6,729	331,825
Catherine R. Kinney	150,000	150,096	6,729	306,825
Diana L. McKenzie	150,000	150,096	1,729	301,825
Denise M. Morrison (3)	175,000	150,096	1,729	326,825
Mark A. Weinberger	150,000	150,096	1,729	301,825
1
The Directors included in this table, and the discussion pertaining to it, are limited to the Non-Management Directors during 2021. Mr. Khalaf was compensated as an employee for 2021 and received no compensation for his service as a member of the Board of Directors. For information about compensation for Mr. Khalaf for 2021, see the Summary Compensation Table and the accompanying discussion.

2
The reported dollar amounts are the grant date fair value of such Stock awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The grant date fair value is the number of Shares granted multiplied by the NYSE closing price of a Share on the grant date:

	Grant Date Fair Value of Stock Awards ($)
Grant Date	R. Glenn Hubbard, Ph.D.	Each Other Non- Management Director
January 4, 2021	68,751	37,509
April 1, 2021	68,807	37,514
June 15, 2021	68,808	37,561
October 1, 2021	68,772	37,512
3
During 2021, Mr. Herzog served as Audit Committee Chair, Ms. Grisé served as Compensation Committee Chair, Mr. Kelly served as Finance and Risk Committee Chair, Ms. Morrison served as Governance and Corporate Responsibility Committee Chair, Mr. Kennard served as Investment Committee Chair, and Dr. Hubbard served as independent Chairman of the Board. Each received additional net cash retainer fees, prorated by period as applicable, as described under “Fees Earned or Paid in Cash and Stock Awards.”

2022 Proxy Statement
Fees Earned or Paid in Cash and Stock Awards
The Company paid each active Non-Management Director a retainer at an annual rate of $300,000 in four installments. The Company also paid the independent Chairman of the Board an additional retainer at an annual rate of $250,000 in four installments. One-half of each installment is payable in cash. The other half is payable in Shares. The grant date fair value of the Share award was slightly higher than one-half of the total because the Company rounded up to a whole number of Shares payable to the Director.
In addition, the Company paid cash retainer fees (unchanged from 2020) to each Non-Management Director who serves as Chair of a Board Committee at the following annual rates payable in four installments:
Committee	Retainer for Committee Chair ($)
Audit Committee	40,000
Finance and Risk Committee	35,000
Compensation Committee	30,000
Governance and Corporate Responsibility Committee	25,000
Investment Committee	25,000
The Governance Committee is responsible for reviewing the compensation and benefits of the Company’s Non-Management Directors and recommending any changes to the Board. During 2021, Meridian provided the Governance Committee with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. Meridian’s analysis was based on the same Comparator Group that the Compensation Committee used to review the competitiveness of MetLife’s Total Compensation framework for Executive Officers, as described in the Compensation Discussion and Analysis.
The 2015 Director Plan, which was approved by the Company’s shareholders in 2014, authorizes the
Company to issue Shares in payment of Director retainer fees. Share awards granted to the Non-Management Directors as part of their annual retainer vest and become deliverable immediately upon their grant. As a result, no Share awards were outstanding for any of the Non-Management Directors as of December 31, 2021. None of the Non-Management Directors had any outstanding and unexercised Stock Options as of December 31, 2021.
Some Non-Management Directors have chosen to defer the receipt of all or part of their retainer fees under the MetLife Non-Management Director Deferred Compensation Plan. Each Director chooses in advance to receive deferrals either at a later specified date or when ceasing to serve as a Director. MetLife credits any Deferred Shares with imputed reinvested dividends at times and rates it pays dividends on Shares.
All Other Compensation
The Non-Management Directors’ 2021 benefits, gift programs, and reportable perquisites and other personal benefits are included under “All Other Compensation” in the Director Compensation table.
Life Insurance. MetLife paid $1,584 in premiums for each Non-Management Director who served the entirety of 2021. This provided each with $200,000 of group life insurance coverage during 2021.
Business Travel Insurance. MetLife provided each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. MetLife’s per Director pre-tax cost for this coverage in 2021 was $145.
Charitable and Matching Gifts. The MetLife Foundation provides up to $5,000 annually to match contributions by an employee or director to colleges and universities. In 2021, the MetLife Foundation matched a maximum contribution made by Ms. Kinney. Mr. Kennard made a maximum contribution in 2021 to be matched by MetLife in 2022.
Perquisites and Other Personal Benefits. Any personal expenses the Company paid for Non-Management Directors in 2021 were less than $10,000, and as a result are not reported.

2022 Proxy Statement
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR
The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2022.
The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm and independent auditor for the fiscal year ending December 31, 2022. Deloitte’s long-term knowledge of the MetLife group of companies, combined with its insurance industry expertise and global presence, has enabled it to carry out audits of the Company’s consolidated financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.
The appointment of Deloitte by the Audit Committee is being presented to the shareholders for ratification. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its decision and may continue to retain Deloitte. If the shareholders ratify the appointment, the Audit Committee continues to have the authority to and may change such appointment at any time during the year. The Audit Committee will make its determination regarding such retention or change in light of the best interests of MetLife and its shareholders.
In considering Deloitte’s appointment and Deloitte’s compensation for audit and permitted non-audit services, the Audit Committee engages in an annual assessment of the independent registered public accounting firm to conclude whether the retention of the firm is in the best interests of the company and its shareholders. This assessment considered a number of factors, including:
•
Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for monitoring and maintaining its independence;
•	Deloitte’s report describing the firm’s internal quality control procedures and the results of recent reviews of the firm’s quality control system including any independent review;
•	the professional qualifications and experience of key members of the engagement team, including the lead audit partner, for the audit of the Company’s consolidated financial statements;
•	Deloitte’s depth of understanding of MetLife’s global businesses, accounting policies and practices and internal control over financial reporting;
•	Deloitte’s global footprint and its alignment with MetLife’s worldwide business activities;
•	Deloitte’s performance during its engagement for the fiscal year ended December 31, 2021;
•
the quality of Deloitte’s communications with the Audit Committee regarding the conduct of the audit, and with management with respect to issues identified in the audit, and the consistency of such communications with applicable auditing standards;

•	Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office;
•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing; and
•	the appropriateness of Deloitte’s fees for audit and non-audit services.
Deloitte has served as independent auditor of the Company since 1999, and as auditor of affiliates of the Company since at least 1968. Under current legal requirements, the lead or concurring audit partner for the Company may not serve in that role for more than five consecutive fiscal years, and the Audit Committee ensures the regular rotation of the audit engagement team partners as required by law. The Chair of the Audit Committee, together with other members of the Audit Committee and management of MetLife, Inc., is actively involved in the selection process for the lead and concurring partners.
Representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.
The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2022.

2022 Proxy Statement
Independent Auditor’s Fees for 2021 and 2020
The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform pre-approved audit services and pre-approved audit related, tax and other permitted non-audit services that the Company expects to be performed for the fiscal year. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor. Any pre-approval of services between Audit Committee meetings must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee is responsible for approving fees for the audit and for any audit-related, tax or other permitted non-audit services. If the audit, audit-related, tax, and other permitted non-audit fees for a particular period or service exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees. The Audit Committee requests management and Deloitte to continually strive to optimize value through greater audit efficiency and effectiveness, without impacting quality. They review the services provided against a broad spectrum of cost, speed and quality benchmarks.
The following table presents fees for professional services rendered by Deloitte for the audit of the annual consolidated financial statements of MetLife, Inc. and its subsidiaries and affiliates, audit-related services, tax services, and all other services for the years ended December 31, 2021 and 2020. All fees shown in the table were related to services that were approved by the Audit Committee.
The fees that the Company incurs for audit, audit-related, tax, and other professional services reflect the complexity and scope of the Company’s operations, including:
•	operations of the Company’s subsidiaries and branches in multiple, global jurisdictions (approximately 40 markets in 2021);
•	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions;
•	the operating health, insurance, and reinsurance companies’ responsibility for preparing audited consolidated financial statements; and
•	the applicability of SEC reporting requirements to one of the Company’s operating insurance subsidiaries, which is an SEC registrant.
The Audit Committee has advised the Board of Directors that, in its opinion, the non-audit services rendered by Deloitte during the most recent fiscal year are compatible with Deloitte’s maintaining its independence.
(in millions)	2021 ($)	2020 ($)
Audit Fees (1)	59.4	62.7
Audit-Related Fees (2)	7.0	8.4
Tax Fees (3)	3.2	4.5
All Other Fees (4)	4.5	4.4
1
Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The trend of the audit fees from 2020 to 2021 reflects a decrease driven by management’s business simplification efforts and streamlined legal entity reporting combined with the impact of divestitures.

2	Fees for assurance and related services, including System and Organization Control (SOC) audit reports, as mandated by Statement on Standards for Attestation Engagements No. 18 (SSAE 18).
3
Fees for tax compliance, consultation, and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of advisory services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities. The 2020 tax fees include $3.1 million related to multi-year engagements completed in 2020, of which $1.0 million and $1.0 million related to services rendered in 2019 and 2018, respectively. Tax compliance and tax preparation fees totaled $2.2 million and $3.5 million in 2021 and 2020, respectively. Tax advisory fees totaled $1.0 million in each of 2021 and 2020.

4	Fees for other types of permitted services including consulting, financial advisory services and actuarial services.

2022 Proxy Statement
Audit Committee Report
This report (this Report) is submitted by the Audit Committee of the Board of Directors of MetLife, Inc. (MetLife or the Company). No portion of this Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this Report or a portion of it by reference. In addition, this Report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.
The Audit Committee currently consists of six independent Directors. The Board of Directors has determined that all Audit Committee members satisfy the independence standards of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). The Board of Directors has also determined that all six Audit Committee members are financially literate in accordance with NYSE listing requirements, and that three qualify as “audit committee financial experts” as defined by SEC rules.
The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, the adequacy of the Company’s internal control over financial reporting, and the integrity of the Company’s financial statements. The Audit Committee also oversees the qualifications and independence of the Company’s independent auditor, the appointment, retention, performance and compensation of the Company’s independent auditor and the performance of the internal audit function, as well as the Company’s compliance with legal and regulatory requirements that apply to matters within the scope of the Audit Committee’s responsibilities. More information on the Audit Committee and its qualifications and responsibilities is included elsewhere in the proxy statement and in the Audit Committee Charter on the Company’s website at www.metlife.com/about-us/corporate-governance.
Management is responsible for the preparation of MetLife’s consolidated financial statements and the reporting process. Management is also responsible for designing internal control over financial reporting, and for the annual assessment, with the participation of the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of internal control over financial reporting.
Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB). Deloitte has discussed with the Audit Committee the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB and under Rule 2-07 of Regulation S-X promulgated by the SEC.
Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.
The Audit Committee has discussed with and received regular status reports from management, MetLife’s Chief Auditor and Deloitte on the overall scope and plans for their audits of MetLife, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Company’s Chief Auditor and Deloitte, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, and General Counsel.
The Audit Committee reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2021 Annual Report on Form 10-K (the 2021 Form 10-K), which has been filed with the SEC. The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting, in which Deloitte expressed an unqualified opinion on the Company’s internal control over financial reporting as of December 31, 2021. The Audit Committee reviewed and discussed with management, and with Deloitte, MetLife’s audited financial statements for the year ended December 31, 2021 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 17, 2022 regarding the 2021 audited consolidated financial statements included in the 2021 Form 10-K. The Deloitte report states that MetLife’s 2021 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2021 and 2020, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United

2022 Proxy Statement
States of America. In reliance upon the reviews and discussions with management and Deloitte described in this Report, and the Board of Directors’ receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2021 audited consolidated financial statements be included in the 2021 Form 10-K.
Respectfully,
David L. Herzog, Chair
Cheryl W. Grisé
Edward J. Kelly, III
Catherine R. Kinney
Diana L. McKenzie
Mark A. Weinberger

2022 Proxy Statement
PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that you vote FOR this proposal: “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to approve, or not approve, the Company’s executive compensation program, and the resulting compensation for the individuals listed in the Summary Compensation Table (the Named Executive Officers), as described in this Proxy Statement.
The Compensation Discussion and Analysis summarizes our executive compensation program. The Compensation Committee and Board’s actions aligned each Named Executive Officer’s pay with individual and Company performance for 2021.
The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements, including those for the Executive Officers. Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards.
The Board has approved an annual frequency for shareholder votes to approve executive compensation. As a result, the Company currently expects to hold the next such vote at the Company’s 2023 Annual Meeting.
The Compensation Committee and Board of Directors believe that the Company’s compensation programs and policies, and the compensation of the Named Executive Officers, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. See the Compensation Discussion and Analysis.
Accordingly, the Board of Directors recommends that you vote FOR this proposal.

2022 Proxy Statement
Compensation Committee Report
This report is furnished by the Compensation Committee of the MetLife Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis in the Company’s 2022 Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the 2022 Proxy Statement.
No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.
Respectfully,
Cheryl W. Grisé, Chair
Gerald L. Hassell
David L. Herzog
Edward J. Kelly, III
Catherine R. Kinney
Denise M. Morrison

2022 Proxy Statement
Compensation Discussion and Analysis
The Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program for the Named Executive Officers and the rest of the Executive Officers of MetLife. It also describes the key factors that the Compensation Committee (in this discussion referred to as the Committee) considered in determining the compensation of the CEO and other Executive Officers.

2022 Proxy Statement
Key Highlights
The Company maintained its pay for performance practices in 2021. The vast majority of the Total Compensation for the Named Executive Officers for 2021 was variable and depended on performance. The Named Executive Officers are the individuals listed in the Summary Compensation Table.
MetLife’s compensation design continues to align its executives and other senior management with the creation of shareholder value. The vast majority of MetLife’s Named Executive Officers’ Total Compensation depends directly on Share value and performance, and 70% of the stock-based LTI granted depends on performance against Business Plan goals and TSR relative to peers.

MetLife’s Compensation Committee continued to link pay and performance by:
✔
considering the Company’s successful financial performance and progress on Next Horizon strategic objectives - as well as individual executive performance and shared goals, including on ESG and DEI - in determining compensation actions for 2021.

✔	approving funding for MetLife’s AVIP at 126.8% of target based on the Company’s 2021 Adjusted Earnings performance, exceeding the Business Plan goal, as described in Annual Incentive Awards.
✔
approving the settlement of 2019-2021 Performance Shares at 141.3% of target shares, a notable improvement over the prior period (2018-2020) outcome largely due to outstanding TSR relative to peers, resulting in maximum performance achievement, while the Adjusted ROE relative to Business Plan goals exceeded target performance, as described in Stock-Based Long-Term Incentives (LTI).

✔
maintaining the portion of new LTI granted in Performance Shares at 70% of the total award value to foster executive alignment with shareholders; consistent with prior awards, the performance metrics for Performance Shares are 3-year TSR performance relative to peers and 3-year Adjusted ROE against the Business Plan goals.

✔	incorporating sound risk management through appropriate financial metrics, non-formulaic awards, and Chief Risk Officer program review.
✔	using executive compensation practices with strong risk-mitigation and corporate governance features, as shown in Key Features of MetLife’s Executive Compensation Program.
Key highlights of performance the Compensation Committee considered in making Total Compensation decisions for the Named Executive Officers, and how it aligned those decisions with performance, are described in Highlights of Executive Performance and Compensation and Aspects of Individual Performance.

2022 Proxy Statement
Overview of Compensation Program
MetLife uses a competitive Total Compensation framework that consists of base salary, annual incentive awards, and LTI opportunities. The Compensation Committee considers and recommends the amount of these three elements. It submits its recommendations for the Company’s CEO for approval by the Independent Directors, and for each of the other Executive Officers for approval by the Board of Directors. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Officer only includes these three elements. Other items such as sign-on payments are endorsed by the Committee but excluded from descriptions of Total Compensation and described separately, as appropriate.
The Committee’s Total Compensation recommendations are driven by performance. Each Executive Officer’s Total Compensation reflects the Committee’s assessment of the Company’s and the executive’s performance as well as competitive market data based on peer compensation comparisons. Decisions on the award or payment amount of one element of Total Compensation impact the decisions on the amount of other elements. The Committee’s Total Compensation approach means that it does not structure particular elements of Total Compensation to relate to separate individual goals or performance.
The Committee allocates a greater portion of the Executive Officers’ Total Compensation to variable components that depend on performance or the value of Shares than to the fixed component. It also allocates a greater portion of the
Executive Officers’ variable compensation to Share-based LTI than it allocates to annual cash incentives. Given this mix of pay and other features of MetLife’s compensation program, Executive Officers’ interests are aligned with those of shareholders. The Company’s Share ownership requirements further align executives’ interests with those of shareholders and reinforce the focus on long-term shareholder value.
The Committee also reviews annually the other compensation and benefit programs, such as retirement benefits and potential termination payments that would be made if an Executive Officer’s employment were to end. However, benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees.
The Committee’s independent executive compensation consultant, Meridian, assisted in the design and review of the Company’s compensation program. For more information on the role of Meridian regarding the Company’s executive compensation program, see “Compensation Committee” in Information about Board Committees.
Generally, the forms of compensation and benefits provided to Executive Officers in the United States are similar to those provided to other U.S.-based officer-level employees. None of the Executive Officers based in the United States is a party to any agreement with the Company that governs the executive’s employment.

2022 Proxy Statement
How did we perform?
MetLife’s Next Horizon Strategy
MetLife remains committed to meeting its Next Horizon goals: Core Adjusted ROE of 12-14%, Core Free Flow Cash Ratio of 65-75%, and Core Direct Expense Ratio below 12.3%. See Next Horizon Strategy in the Proxy Summary for details.
Highlights of Business Results
2021 Business Results
MetLife faced another challenging year given the continued pandemic conditions. Interest rates remained at historically low levels while steadily rising throughout the year. MetLife reacted to these challenges with resilience and consistent execution, exceeding most of its unadjusted key performance goals set at the beginning of 2021.
MetLife delivered very favorable financial results through investment returns, volume growth, expense discipline and capital management.
•	MetLife exceeded both its 2021 Business Plan and 2020 results in Core Adjusted Earnings, Core Adjusted EPS, and Core Adjusted ROE.
°	Earned $6.4 billion in net income and $7.9 billion in Core Adjusted Earnings, increasing Core Adjusted EPS by 42% from 2020
°	Achieved a Core Adjusted ROE of 16.5%, well above our 12%-14% target
°
Exercised exceptional expense discipline which, together with favorable revenue growth, drove a Core Direct Expense Ratio of 11.6%, an improvement of 40 basis points from 2020 and better than our guidance of 12.3%.

•	Book Value per Share was lower than 2021 Business Plan primarily due to:
°	higher derivative losses resulting from higher long-term interest rates, and
°	the impact of a higher MetLife average stock price
•
For the two-year period 2020-2021, MetLife’s Core Free Cash Flow Ratio was 59%. While the ratio was below the 65-75% target, due to the strength of Core Adjusted Earnings in 2021, Core Free Cash Flow – in absolute dollar terms – remained strong. As a result, the Company:

°	deployed $6.0 billion in common dividends and share repurchases, and
°	invested approximately $2.9 billion to support new business.
•	Our investment returns performed exceptionally well in an otherwise challenging environment.
°	Investment results, which included variable investment income, were significantly above our 2021 Business Plan driven by extremely favorable private equity returns.
The following presentation reflects the Compensation Committee’s and Board’s review of the 2021 Business Plan and 2021 MetLife performance results for purposes of determining the Executive Officers’ Total Compensation, including their assessment of the CEO’s 2021 performance. The Company’s 2020 results, modified as noted, are included for reference.

2022 Proxy Statement

See A Note About Financial Measures and Appendix B for definitions of these non-GAAP measures and reconciliations to the most directly comparable measures that are based on GAAP.

2022 Proxy Statement
2021 Business Plan Versus 2020 Core Performance
Due to the sale of MetLife Property & Casualty, the 2021 Business Plan did not include Adjusted Earnings related to this business. The 2021 Business Plan included estimated COVID-19 impacts, primarily in the first half of 2021.
Aside from those plan assumptions, MetLife anticipated modest business growth under its 2021 Business Plan, consistent with the execution of its capital management strategy. The Company expected to drive 2021 performance by achieving challenging goals, including:
•	continued expense discipline;
•	volume growth; and
•	positive underwriting margins.
The Company expected unfavorable market factors and higher taxes compared to 2020 that would more than offset these achievements.
MetLife’s 2021 Business Plan assumed continued low long-term interest rates and a flatter yield curve. In addition, it also assumed a higher tax rate in 2021 as compared to 2020 due to the occurrence of favorable tax items in 2020 as well as lower tax credits and tax exempt income planned for 2021.
MetLife set Core Adjusted ROE and Core Adjusted EPS targets for 2021 of 10.9% and $6.12, respectively. The 10.9% Core Adjusted ROE was lower than our 12% - 14% guidance due to the sale of our Property & Casualty business and due to the negative impact from COVID-19 claims. The Core Direct Expense Ratio was set at 12.3% consistent with our guidance.
2021 Core Performance Versus 2021 Business Plan
The Company’s 2021 performance exceeded most of its Core Business Plan goals.
•	Variable investment income far exceeded its goal primarily from private equity investment performance
•	Recurring interest margins also exceeded its goal driven by the effects of a steeper yield curve on our business
•	Expense discipline drove successful expense margins and produced a Core Direct Expense Ratio better than its goal.
•	Non COVID-19 underwriting was modestly favorable across the enterprise.
•	Favorable impacts due to changes in DAC amortization, primarily in our MetLife Holdings segment were also favorable.
•	Successful negotiation of several IRS audit settlements and other tax items were favorable as well.
•
COVID-19 underwriting was unfavorable, most significantly in our Group Benefits business and in our Latin America segment. Vaccine hesitancy, mainly in the U.S., and the emergence of the Delta and Omicron variants were the primary reasons.

Highlights of Executive Performance and Compensation
For 2021, MetLife maintained its commitment to its pay-for-performance philosophy. The Compensation Committee’s decisions on the compensation of the Named Executive Officers reflected the Committee’s view of the Company’s overall strategic direction and financial performance, and each executive’s performance relative to goals and other challenges and opportunities that arose in 2021.
The Named Executive Officers in this Proxy Statement are:
•	President and CEO Michel A. Khalaf;
•	Executive Vice President and Chief Financial Officer John D. McCallion;
•	Executive Vice President and Chief Investment Officer Steven J. Goulart;
•	Executive Vice President, Global Technology & Operations Bill Pappas; and
•	President, U.S. Business Ramy Tadros.
Compensation for 2021 Performance
Under the leadership of Mr. Khalaf and the Executive Officers, the Company delivered strong financial performance for 2021 and demonstrated progress on multiple important goals including most of its Core financial goals for 2021.
The vast majority of Mr. Khalaf’s and the other Named Executive Officers’ Total Compensation was variable and depended on performance. Following the end of the year, the Committee endorsed a 2021 AVIP funding performance factor of 126.8% of target for the approximately 24,000 AVIP-eligible employees globally. The AVIP funding for 2021 was higher than for 2020, thus most Executive Officer awards are higher than last year. Recognizing strong 2021 financial and operational performance as well as continued progress on Next Horizon objectives and expectations for the impact that progress will have on the future performance of the Company, new stock-based long-term incentive awards made in early 2022 were generally higher than the prior year. The Committee’s specific decisions and rationale for individual AVIP and LTI awards based on 2021 performance are highlighted on the following pages.

2022 Proxy Statement
To ensure that these compensation decisions continue to align with performance, the Committee awarded 70% of Executive Officers’ total LTI award value in Performance Shares. The performance metrics for the Performance Shares are 3-year TSR performance relative to peers and 3-year Adjusted ROE performance against the Business Plan. The ultimate value of the Executive Officers’ LTI in Restricted Stock Units and Stock Options is also dependent on the value of Shares at settlement or exercise. As a result, the LTI granted in 2022, as well as the Executive Officers’ outstanding LTI awards, align executives’ potential rewards with shareholder returns.
The following table presents a holistic view of the compensation decisions the Compensation Committee endorsed in early 2022 based on 2021 performance. This table is not a substitute for the Summary Compensation Table. The following pages present additional detail on how the Committee took account of individual performance.
The compensation decisions reflect strong Company performance throughout 2021, which led to AVIP funding being higher than for 2020. In 2021, every business, function and geography contributed to MetLife's success as Mr. Khalaf held his leadership team accountable for delivering results against shared goals, as well as goals specific to each executive's remit. The compensation outcomes also considered potential for future contributions, particularly on the LTI component.
2021 was Mr. Khalaf's second full year as CEO, and Mr. McCallion's third full year as CFO. The value of their new LTI awards depends on continued effectiveness in financial, operational and strategic progress toward Next Horizon, positioning the Company for future success, and enhancing alignment of their Total Compensation with the competitive market for such talent.
	Compensation Committee Performance-Year Incentive Decisions (made in 2022)
	Performance Year 2021				2021 Versus 2020 (4)
Name	Base Salary Earned ($)	AVIP Award ($) (1)	LTI Granted in 2022 ($) (2)	Total Compensation ($) (3)	AVIP Award ($)	LTI ($)	Total Compensation ($)
Michel A. Khalaf	1,350,000	4,650,000	13,100,000	19,100,000	9.4%	13.9%	11.9%
John D. McCallion	900,000	2,650,000	4,500,000	8,050,000	10.4%	12.5%	10.5%
Steven J. Goulart	925,000	2,300,000	4,400,000	7,625,000	9.5%	10.0%	8.6%
Bill Pappas	850,000	2,200,000	3,850,000	6,900,000	10.0%	10.0%	8.7%
Ramy Tadros	825,000	2,200,000	3,875,000	6,900,000	10.0%	10.7%	9.2%
1	Reflects the AVIP award for 2021 performance paid in 2022, reported on the Summary Compensation Table.
2
Reflects the award value of standard LTI granted in 2022. This is not the grant date fair value calculated in accordance with the applicable accounting standard, ASC 718. The grant date fair values will be disclosed for Named Executive Officers reported in the Grants of Plan-Based Awards Table in the Company’s 2023 Proxy Statement.

3	Total Compensation for 2021 comprises base salary earned during 2021, AVIP awards for 2021 performance, and award value of LTI granted in 2022.
4	Reflects each of Total Compensation for 2021 and its elements, as described in note 3 above, compared to similarly-calculated Total Compensation for 2020.
For more information, see Aspects of Individual Performance.

2022 Proxy Statement
Aspects of Individual Performance
The Compensation Committee endorsed the Executive Officers’ base salary and AVIP awards for 2021 performance and LTI granted in 2022 considering the Company’s key financial performance goals and results as discussed in Highlights of Business Results. The Compensation Committee also considered aspects of each executive’s performance in relation to established financial, operational, strategic, and ESG objectives, including collective ownership for financial performance and Next Horizon strategic initiatives. In addition, all compensation decisions were made within the context of MetLife’s executive compensation program framework and internal equity considerations, as well as alignment with and appropriate competitive positioning against external market peers.
The AVIP awards for the Named Executive Officers for 2021 reflect shared ownership for financial performance, individual performance against objectives established for the year, and other challenges and opportunities in 2021. The Named Executive Officers’ LTI granted in 2022 reflects individual performance, progress on Next Horizon strategic initiatives, and expectations of future performance.
The amounts in the compensation pie charts below reflect the base salary earned in 2021, the AVIP awards for 2021 performance, and the LTI granted in 2022.
Some of the performance measures below are not calculated based on GAAP. They should be read in conjunction with the information in “Non-GAAP and Other Financial Disclosures” in Appendix B of this Proxy Statement, which includes non-GAAP financial information, definitions and/or reconciliations to the most directly comparable measures that are based on GAAP. See also A Note About Financial Measures.

2022 Proxy Statement
Michel A. Khalaf, President and Chief
Executive Officer
In 2021 Mr. Khalaf successfully led the Company through a highly dynamic environment, through challenges stemming from the pandemic, while executing consistently to deliver on commitments to stakeholders. Despite this period of continued uncertainty, with Mr. Khalaf’s leadership MetLife delivered strong financial and operational performance as well as significant progress on MetLife’s “Next Horizon” strategy including sustainability commitments, demonstrating that the Company has continued its evolution to a focus on consistent execution and responsible growth.
Under Mr. Khalaf’s leadership, MetLife delivered strong financial performance:
•	Core Adjusted Earnings of $7.9 billion, up 35% from $5.8 billion for the full year 2020 and exceeding the 2021 Business Plan.
•	Core Adjusted EPS of $9.07, up 42% from $6.38 for the full year 2020.
•	Book Value per Share of $57.65 per share, up 6% from $54.18 per share at December 31, 2020.
•	Core Adjusted ROE of 16.5%, up 420 basis points from 12.3% at December 31, 2020.
•	Total Shareholder Return of 37.3% for the year ended December 31, 2021, outperforming the S&P 500 Index by 870 basis points.
Next Horizon continues to prove itself an all-weather strategy as the Company maintained resilience in a challenging environment. MetLife’s purpose, “Always with you, building a more confident future,” anchors its strategy. Mr. Khalaf drove significant progress on strategic priorities, shifting the portfolio towards a business mix that drives more value, including through M&A, resulting in more efficient capital allocation. For example, in 2021 the Company divested operations in three non-strategic businesses (Argentina, Russia and U.S. Property & Casualty) and announced two more divestitures (Poland, which closed in April 2022, and Greece, which closed in January 2022). Topline sales were strong across multiple markets, and MetLife is investing billions each year in organic growth with attractive payback periods and internal rates of return. In the face of rising customer expectations, MetLife is evolving how it operates to become faster, simpler, adaptable, and more resilient.
Mr. Khalaf additionally led the Company in these key areas:
Reinforced commitment to effective risk management to protect and enhance performance resilience.
•	Proactively managed changes in the macroeconomic environment and enhanced stress testing.
•	Mitigated insurance and product design risk.
•	Championed sustainability efforts.
Continued executing Next Horizon’s strategic pillars of Focus, Simplify and Differentiate.
•	Focus on deploying scarce capital and resources to the highest value opportunities,
•	Simplify by driving operational efficiency and improving the customer experience to enhance customer loyalty, and
•	Differentiate to drive competitive advantage in the market, including pursuing digital technology transformation and strengthened sustainability efforts.
Accelerate Next Horizon strategy through Winning the Future initiatives. We launched Winning the Future as an extension of our strategy to address the rapidly changing environment. Through Winning the Future, we are re-imagining how we work and how we differentiate in the market. Key focus areas include driving more efficient and agile execution, and enhancing our digital engagement and sustainability capabilities. We are also introducing a new model globally called Future Work designed to provide associates with flexibility while enhancing collaboration and innovation. Ultimately, by becoming a faster, simpler, adaptable and more resilient company, we will protect and grow our competitive advantages into the future.
Enhanced culture to enable strategy. MetLife continued systematic efforts to engage with employees on key Company priorities and align the organization for MetLife’s Next Horizon strategy to increase understanding and ownership, with a focus on DEI. MetLife also continued promoting communication and transparency through senior management network meetings and continued candid rapport with all its employees through global town hall sessions. MetLife’s 2021 all-employee survey results demonstrated that employees continue to feel a strong culture of collaboration, customer focus, and experimentation and value the Company’s focus on their well-being. Employees were also motivated to support sustainability efforts through volunteer opportunities.
Attracted diverse talent to drive execution. Driving DEI remains core to strategy and in 2021 female officer representation and ethnic/racial diversity representation increased. Building and sustaining a strong, diverse leadership team with the expansion of the executive leadership team continued to reinforce a shared commitment to the overall success of MetLife. In

2022 Proxy Statement
furtherance of MetLife’s inclusive practices in the areas of talent advancement among historically underrepresented groups, leadership accountability and demographic diversity for women and racial/ethnic minorities, MetLife has established a Global Diversity, Equity, and Inclusion Council, chaired by Mr. Khalaf, which focuses on driving the company’s DEI strategy across its business, functions and regions. To ensure that DEI continues to be a focus and key element of MetLife’s culture, the Global Chief Diversity & Inclusion Officer reports to both the CHRO and Mr. Khalaf.
Focused on external stakeholder engagement. MetLife pursued targeted engagement with key external stakeholders – customers, shareholders, regulators, and the media – to promote Company interests. This included a major focus in 2021 on continuing to tell MetLife’s story on ESG issues, with a special focus on DEI.
Compensation:
The Committee endorsed compensation actions for Mr. Khalaf that reflected its assessment of his performance as CEO for 2021, including delivering strong financial performance and meaningful progress on strategic and operational objectives, as well as expectations of future contributions.

2022 Proxy Statement
John D. McCallion, Executive Vice
President and Chief Financial Officer
In 2021, Mr. McCallion continued as Executive Vice President and CFO as well as leading MetLife Holdings. The MetLife Holdings segment consists of operations relating to products and businesses that the Company no longer actively markets in the United States. These include variable, universal, term and whole life insurance; variable, fixed and index-linked annuities; and long-term care insurance.
With Mr. McCallion’s leadership, the Company:
•	Exceeded its 2021 Business Plan for Core Adjusted Earnings, Core Adjusted EPS, and Core Adjusted ROE,
•	Delivered Book Value Per Share near Business Plan while strategically managing share repurchases which were more conservative than Business Plan due to the higher price of MET,
•	Achieved a Core Direct Expense Ratio of 11.6% - better than the goal of 12.3% - despite the challenges of 2021, and
•
Delivered average 2020-2021 Core Free Cash Flow Ratio of 59% relative to the 65%-75% target range primarily due to the strength of Adjusted Earnings in 2021. Core Free Cash Flow, in absolute dollar terms, remained strong and aligned with the Business Plan.

Mr. McCallion also:
•	Effectively managed the company’s risk profile in response to the global pandemic, including maintaining key capital adequacy ratios above minimum targets,
•
Directed the deployment of capital to promote responsible growth from new business and M&A; closed on the sale of the Property & Casualty business at an attractive multiple; and completed divestitures in Russia and Argentina,

•
Led MetLife Holdings to deliver $2.3 billion Core Adjusted Earnings, exceeding the Business Plan goal by $1.2 billion, driven by favorable equity markets, strong investment and underwriting results, dividend management, and expense discipline,

•	Served as vice-chair of MetLife’s Diversity Equity & Inclusion Council to drive outcomes aligned with business strategy and served as executive champion of MetLife's Veterans Initiative, and
•	Drove progress towards achieving vendor greenhouse gas reduction targets, securing commitments from multiple MetLife suppliers.
Compensation:
Mr. Khalaf recommended, and the Committee endorsed, compensation actions for Mr. McCallion for 2021 that reflected his performance as CFO and solid MetLife Holdings performance, as well as expectations of future contributions.

2022 Proxy Statement
Steven J. Goulart, Executive Vice
President and Chief Investment Officer
With Mr. Goulart’s leadership as Chief Investment Officer throughout 2021:
•
In an environment of economic recovery still marked by the global pandemic, the Company achieved above-plan 2021 Adjusted Net Investment Income of $21.3 billion, while operating within Investment Committee-approved guidelines and limits.

•	MetLife Investment Management (MIM) delivered significant growth in Adjusted Earnings, and at-plan VNB and above-plan Assets Under Management.
•
MIM achieved record annual net new flows and commitments, gained multiple new third-party client relationships and successfully launched 7 new funds and 5 strategies raising $2 billion across asset sectors to meet client needs.

•	MIM exceeded Plan production for private securities, residential loans and agricultural mortgages.
•	MIM was selected for Pensions & Investments “Best Places to Work in Money Management” for 2021, primarily based on employee survey feedback.
•
Mr. Goulart and his team engaged multiple veteran, women and ethnically and racially diverse owned boutique investment banking firms for a $500 million funding agreement-backed note issue and launched private equity/venture capital commitment to diverse emerging managers.

•
His team refreshed MIM’s ESG investment policy and launched a Sustainability Tracking and Reporting project that will automate reporting of responsible investments, enabling more meaningful and timely metrics for regulators and clients.

Compensation:
Mr. Khalaf recommended, and the Committee endorsed, compensation actions for Mr. Goulart for 2021 that reflected his strong Investments organization performance and third-party MIM business growth, and expectations of future contributions.

2022 Proxy Statement
Bill Pappas, Executive Vice President,
Global Technology & Operations
Mr. Pappas leads Global Technology & Operations including customer care across MetLife’s businesses.
In 2021 with Mr. Pappas’ leadership, MetLife:
•
Delivered end-to-end technology solutions in support of Next Horizon strategic priorities, including the deployment of new platforms, enhancements, distribution channels, and digital applications to meet evolving sales, distribution, and servicing needs.

•
Reduced risk and protected the company through strengthened cyber and risk management capabilities; exceeded industry benchmark for security capabilities and controls performance as measured by independent external assessments.

•
Maintained and improved customer experience for service as measured by improved customer satisfaction scores across regions. MetLife’s Retirement and Income Solutions has been recognized by J.D. Power by providing “An Outstanding Customer Service Experience” for Phone support (5th award in 6 years and 3rd in a row).

•
Delivered on the expense plan by strategically managing the workforce, investing in critical skills as well as in cyber, data, infrastructure, and risk management while introducing a more flexible and agile way of working through an internal service delivery model.

•
Contributed to enterprise DEI efforts, such as hosting MetLife’s “Triangle Tech X” conference for third successive year to help women advance and thrive in the workplace with 20 sessions, 50 speakers and over 2,500 attendees across industries.

•	Contributed to enterprise sustainability initiatives, including hundreds of participants in MetLife’s 2021 EcoChallenge and Earth Week activities.
•
Co-led the creation of a new way of working across office-based, hybrid and virtual roles. This Future Work model is designed to provide flexibility and collaboration while also enabling employees to deliver for customers and other stakeholders.

Compensation:
Mr. Khalaf recommended, and the Committee endorsed, compensation actions for Mr. Pappas for 2021 that reflected his leadership of Global Technology & Operations including customer care, and expectations of future contributions.

2022 Proxy Statement
Ramy Tadros, President, U.S.
Business
Mr. Tadros is President, U.S. Business and leads Group Benefits, Retirement and Income Solutions (RIS), and MetLife’s new Financial Wellness & Engagement (FW&E) business which together represent approximately 40% of the Company’s Core Adjusted Earnings for 2021.
Under Mr. Tadros’ leadership:
•
The U.S. Business exceeded Business Plan goals for Core Adjusted Earnings, Sales, Adjusted Premiums, Fees & Other Revenues, and Value of New Business despite COVID-19 pandemic challenges continuing throughout 2021.

•
While U.S. Group Benefits Core Adjusted Earnings were unfavorably impacted by COVID-19 life claims, Adjusted Premiums, Fees & Other Revenues grew at the top-end of the guidance range for 2021 driven by strong persistency and record sales.

•
RIS generated $2.75 billion of Core Adjusted Earnings, significantly above plan and prior year benefiting from strong investment margins. Growth remained strong with sales above plan expectations driven by $12 billion in UK Longevity transfer market sales and five new Pension Risk Transfer deals worth $3.6 billion.

•	The successful integration of the PetFirst and Versant acquisitions and the sale of MetLife’s Property & Casualty business were completed with a long-term distribution agreement.
•	In partnership with the Global Technology team, the Financial Wellness & Engagement business created and launched MetLife’s new digital Upwise™ financial wellness app.
•
MetLife provided thought leadership through MetLife’s U.S. “Employee Benefit Trends Study” and highlighted product features that support customers’ DEI goals. Sponsored and participated in the National African American Insurance Association.

Compensation:
Mr. Khalaf recommended, and the Committee endorsed, compensation actions for Mr. Tadros for 2021 that reflected his performance as President, U.S. Business, and expectations of future contributions.

2022 Proxy Statement
What are our executive compensation practices?
Compensation Philosophy and Objectives
Provide competitive Total Compensation opportunities to attract, retain, engage, and motivate high-performing executives
Align compensation plans with short- and long-term business strategies
Align the financial interests of executives with shareholders’ through LTI and Share ownership requirements
Make a vast majority of Total Compensation variable and subject to Company and individual performance.
Key Features of MetLife’s Executive Compensation Program
MetLife’s compensation program has multiple features that promote the Company’s success, including:
paying for performance: vast majority of compensation is variable without guarantee, and dependent on achieving business results.
aligning executives’ interests with those of shareholders: vast majority of incentive compensation is Share-based, and executives are expected to meet Share ownership requirements.

encouraging long-term decision-making: the ultimate value of Performance Shares is determined by the Company’s performance over 3 years, Stock Options and Restricted Stock Units vest over 3 years, Stock Options may normally be exercised over 10 years.

rewarding achievement of the Company’s business goals: amounts available for annual incentive awards are based on Company performance compared to its Business Plan; individual awards take account of individual contributions to achieving annual goals.

avoiding incentives to take excessive risk: the Company does not make formulaic individual awards, uses Adjusted Earnings (which excludes net investment gains and losses and net derivative gains and losses) as a key performance indicator, avoids incentives to take excessive risk in the Company’s investment portfolio, and uses multi-year performance to determine the payout of LTI.

maintaining a performance-based compensation recoupment (“clawback”) policy: the Company may seek recovery for employee fraudulent or other wrongful conduct that harmed MetLife, including an accounting restatement as a result of material noncompliance with financial reporting requirements, and from Executive Officers based on materially inaccurate performance measures regardless of fault.

The Company’s compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company:
does not offer Executive Officers a supplemental executive retirement plan that adds years of service or includes LTI compensation in the benefits formula.
does not provide excessive perquisites.
does not allow repricing or replacing of Stock Options without prior shareholder approval.

does not provide any “single trigger” change-in-control severance pay, or “single trigger” vesting of LTI upon a change-in-control without the opportunity for the Company or a successor to substitute alternative awards that remain subject to vesting.

does not provide any change-in-control cash severance beyond two times average salary and annual cash incentive pay.

does not provide for any excise tax payment or tax gross-up for change-in-control related payments, or tax gross-up for any perquisites or benefits, other than in connection with relocation or other transition arrangements.

does not allow directors, executives, or other associates, to engage in pledging, hedging, short sales, or trading in put and call options with respect to the Company’s securities.
does not offer employment contracts to U.S.-based Executive Officers.

2022 Proxy Statement
2022 Say-on-Pay Vote and Shareholder Engagement
In 2021, 97% of Shares voted to approve the Company’s executive compensation program and the resulting compensation described in the 2021 Proxy Statement (excluding abstentions). Since 2011, the Company’s average vote has been over 96% positive.
Because the 2021 vote was advisory, the result was not binding on the Compensation Committee. However, the Committee took into account that strong support in reviewing the program.
The Company has also discussed the vote, along with aspects of its executive compensation, business strategy, corporate-governance practices, talent management, and corporate responsibility initiatives, with several of our largest shareholders to gain a deeper understanding of their perspectives. See Shareholder Engagement for more information.
With regard to executive compensation, in recent years shareholders generally:
•	praised the quality of the Company’s disclosure, consistency in program design, performance metrics, and articulation of business strategy;
•	supported the Company’s executive compensation program design and its alignment with the Company’s business strategy;
•	encouraged management to continue to execute consistently;
•	agreed that the Committee’s selective use of discretion in the design and administration of incentive plans is reasonable, so long as it aligns with performance; and
•	were pleased with the Company’s growing focus on ESG practices and its sustainability initiatives.

2022 Proxy Statement
Components of Compensation and Benefits
The primary components of the Company’s regular executive compensation and benefits program play various strategic roles:
Description	Strategic Role
Total Compensation
Base Salary is determined based on position, scope of responsibilities, individual performance and experience, and competitive data.	Provides fixed compensation for services during the year.
Annual Incentive Awards are:
• variable based on performance relative to Company and individual goals and additional business challenges or opportunities that arose during the year
• determined through the Compensation Committee assessment of all of these factors as a whole

• Serve as the primary compensation vehicle for recognizing and differentiating individual performance each year.
• Motivate Executive Officers and other employees to achieve strong annual business results that will contribute to the Company’s long-term success, without creating an incentive to take excessive risk.

Stock-Based LTI Awards are:
• based on the Compensation Committee’s assessment of individual responsibility, performance, relative contribution, and potential for assuming increased responsibilities, and future contributions
• dependent on a combination of MetLife’s performance and the value of Shares (Performance Shares), or the value of Shares (Restricted Stock Units), or increases in the price of Shares (Stock Options). Cash-paid equivalents are used outside the U.S.
• granted each year to provide overlapping vesting and performance cycles
• delivered to Executive Officers as part of Total Compensation, in these proportions:

• Ensure that Executive Officers have a significant continuing stake in the long-term financial success of the Company (see “Executive Share Ownership” in How Do We Manage Risk Related to Our Compensation Program).
• Align executives’ interests with those of shareholders.
• Encourage decisions and reward performance that contribute to the long-term growth of the Company’s business and enhance shareholder value.
• Motivate Executive Officers to outperform MetLife’s competition.
• Encourage executives to remain with MetLife.

Stock-Based LTI Mix for CEO and other Executive Officers

Benefits
Retirement Program and Other Benefits include post-retirement income (pension) and the opportunity to save a portion of current compensation for retirement and other future needs (401(k) program and nonqualified deferred compensation).
Attract and retain executives and other employees.
Potential Termination Payments
Severance Pay and Related Benefits include transition assistance if employment ends due to job elimination or, in limited circumstances, performance.	Encourage focus on transition to other opportunities and allow the Company to obtain a release of employment-related claims.
Change-in-Control Benefits include:
• double-trigger severance pay and related benefits, if the Executive Officer’s employment is terminated without cause or the Executive Officer resigns with good reason following a change-in-control
• replacement or vesting of LTI.

• Retain Executive Officers during a change-in-control.
• Promote the unbiased efforts of the Executive Officers to maximize shareholder value during and after a change-in-control.
• Keep executives whole in situations where Shares may no longer exist or awards otherwise cannot or will not be replaced.

2022 Proxy Statement
Determining Total Compensation for 2021 Performance
In determining executive compensation for performance year 2021, the Compensation Committee considered Executive Officer performance both as a whole and individually. The Committee made its decisions in the context of its review of business results, including those described in Highlights of Business Results. The Committee also reviewed reports and analyses on competitive compensation for comparable positions at peer companies, and in the broader market where the Company competes for executive talent.
A description of the process for determining Total Compensation follows.
Determining CEO Compensation
Early in 2021, Mr. Khalaf and the Committee established goals and objectives for Mr. Khalaf that were designed to drive Company performance, including executives’ shared responsibility for 2021 financial performance.
The Committee assessed Mr. Khalaf’s 2021 performance against these goals in early 2022. The Committee endorsed Total Compensation for Mr. Khalaf, including annual incentive and LTI, based on this assessment, and recommended it to the Independent Directors for their approval. For a description of the Business Plan goals and the performance that the Committee and Board reviewed, see Highlights of Business Results and Aspects of Individual Performance.
Determining Compensation of Other Executive Officers
Early in 2021, Mr. Khalaf and each of the other Executive Officers agreed on the executive’s goals for 2021.
In early 2022, Mr. Khalaf evaluated and shared with the Committee an assessment of each of the other Executive Officers performance during 2021 relative to the executive’s goals and the additional business challenges and opportunities that arose during the year. Based on this assessment, Mr. Khalaf recommended and discussed with the Committee the Total Compensation amounts for each Executive Officer, other than himself. The Committee reviewed and endorsed the components of each Executive Officer’s Total Compensation for the Board of Directors’ approval. In each case, Mr. Khalaf and the Committee considered the executive’s performance, future potential, available competitive data, compensation opportunities for each position, retention needs, and fit within the executive talent market, aligned with MetLife’s compensation philosophy and objectives.
The Executive Vice President and Chief Human Resources Officer of the Company (the CHRO) provided the Committee with advice and recommendations on the form and overall level of executive compensation. The CHRO provided guidance and information to Mr. Khalaf to assist in this process, other than with respect to the CHRO’s own compensation. The CHRO also provided guidance to the Committee on its general administration of the program provisions in which Executive Officers, as well as other employees, participate.
Other than as described above, no Executive Officer played a role in determining the compensation of any of the other Executive Officers. No Executive Officer took part in the Board’s consideration of the executive’s own compensation. The CEO does not have any authority to grant Share-based awards of any kind to any Executive Officer, the Chief Accounting Officer, or Non-Management Directors of the Company.

2022 Proxy Statement
How did we compensate our CEO and other Named Executive Officers??
Base Salary
The base salaries earned by the Named Executive Officers in 2021 are reported in the Summary Compensation Table.
None of MetLife’s Executive Officers received a base salary increase during the Committee’s annual review process in early 2021. MetLife focused its limited salary increase budget in the U.S. and most other markets on employees below the Assistant Vice President level.
Annual Incentive Awards
AVIP provides eligible employees, including Executive Officers, the opportunity to earn annual cash incentive awards. For awards for 2021 performance, AVIP was administered as a Cash-Based Awards program under the 2015 Stock Plan. The 2021 AVIP awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
AVIP Performance Funding
Each year, the Committee endorses the maximum aggregate funding available for AVIP awards for administrative (non-sales) employees around the world, approximately 24,000 employees for 2021.
Consistent with past practice, this approach uses an AVIP Performance Funding Level, a number based on the Company’s Adjusted Earnings compared to the
Company’s 2021 Business Plan, multiplied by the total annual incentive compensation planning targets for all eligible employees, subject to the Committee’s assessment of overall performance and other relevant factors.
The Committee uses Adjusted Earnings as a key metric because doing so aligns compensation with bottom-line performance that generates shareholder value over time. Using Adjusted Earnings, rather than GAAP net income, focuses on the Company’s primary businesses excluding the impact of market volatility, which could distort results, and revenues and costs related to areas such as non-core products, divested businesses, and discontinued operations. Adjusted Earnings excludes the impact of net investment gains and losses and net derivative gains and losses, which helps mitigate the potential for excessive risk-taking. Adjusted Earnings also enhances shareholders’ understanding of MetLife’s results without the impact of asymmetrical and non-economic accounting for certain net derivatives gains and losses and certain hedging activity.
To facilitate prudent risk management, the Company calculates Adjusted Earnings for AVIP by eliminating the impact (if any) of variable investment income (VII) on an after-tax basis that was higher or lower than the Business Plan goal by 10% or more.

2022 Proxy Statement
The Compensation Committee used the same methodology for 2021 to determine maximum available AVIP funding for awards to all eligible employees, based on Adjusted Earnings compared to Business Plan, as it has used for the past several years. The following chart outlines the methodology and the Company’s 2021 performance:

See Appendix A for further details.
The Committee’s approach avoids providing incentives for employees to take excessive risk:
•	Adjusted Earnings excludes net investment gains and losses and net derivative gains and losses.
•
The AVIP funding formula further excludes VII on an after-tax basis that is more than 10% higher or lower than the Business Plan goal. This avoids excessive rewards or penalties due to volatile investment returns. As a result, it eliminates any incentive to take excessive risk in the Company’s investment portfolio and so facilitates prudent risk management. VII for 2021 was significantly above this range on an after-tax basis by $3,157 million, net of income tax. As a result, Adjusted Earnings for AVIP purposes was reduced by that amount.

•
The AVIP funding formula is not an unlimited function of revenues. Rather, this approach caps the amount available for AVIP awards and is a function of financial measures that take account of the Company’s costs and liabilities.

The Adjusted Earnings that the Committee used for 2021 AVIP Performance Funding was above the 2021 Business Plan target. These results were driven by favorable market factors, non-COVID-19 related business performance and tax items, partially offset by the unfavorable impact of the annual actuarial assumption review.
For purposes of determining 2021 AVIP Adjusted Earnings, as noted, Adjusted Earnings was reduced by $3,157 million per the VII collar design feature (i.e., the formula excludes VII on an after-tax basis that is more than 10% higher or lower than the Business Plan goal). As described below, the Committee also modified Adjusted Earnings for COVID-19 catastrophe losses above-Plan by $1,051 million, net of income tax. The net result was a $2,106 million (net of income tax) or 26.5% decrease to Adjusted Earnings for AVIP purposes as shown below:
Reason for adjustment	Amount (in millions, net of income tax)
VII adjustment per AVIP design feature	($3,157)
COVID-19 above-Plan adjustment	$1,051
Total change to Adjusted Earnings for AVIP	($2,106)

2022 Proxy Statement
COVID-19. Based on facts and circumstances at the time that the Business Plan was prepared, COVID-19 was not expected to continue to be an unprecedented catastrophic event for the full year 2021. In late 2020 and into early 2021, the rollout of vaccines was imminent and external experts predicted improvements in the first half of 2021. As such, the 2021 Business Plan assumed that COVID-19 would diminish significantly in the third quarter and become insignificant in the fourth quarter. The degree of vaccine hesitancy—notably in the U.S., MetLife’s largest life insurance business—and the Delta variant’s emergence (which had greater global impact on mortality than earlier strains) had a significant impact. The Omicron variant also had an impact in certain parts of the world during 2021.
Despite the 2021 Business Plan having been informed by detailed internal analysis and external thought leadership, management’s assumptions at the time of its creation could not have anticipated the length and continued impact of the pandemic, the incidence and nature of claims, and the extent of death benefits payable throughout 2021.
Therefore, the Committee, focusing on the impact for MetLife’s 24,000 AVIP participants, applied informed judgment to neutralize for AVIP funding purposes the above-Plan claims for these catastrophic losses experienced in 2021. This action recognized the extraordinary dedication of AVIP participants around the world during this unprecedented pandemic, and supported the Company’s ability to attract and retain talent during a particularly challenging period in the labor market.
Without adjusting for COVID-19, the 2021 AVIP funding performance factor would have been 84.8% (versus 126.8%). The Committee believed this formulaic result to be inconsistent with Company results that included increased Core Adjusted EPS of 42% from 2020 results, Core Adjusted ROE of 16.5% (well above our 12%-14% target), and a Core Direct Expense Ratio of 11.6% (40 basis points better than 2020).
However, while the Committee approved an AVIP funding performance factor approximately 26% above target and prior year by excluding COVID-19 catastrophe losses above-Plan for 2021, the Committee did not apply the same degree of relief in determining Executive Officers’ AVIP awards. As noted earlier, the Committee approved CEO and Executive Officer AVIP awards that were generally 10% above the prior year, reflecting accountability for Business Plan goals while aligning executive pay with a strong year of enterprise performance in an unpredictable external environment.
The final AVIP funding, and moderated Executive Officer AVIP awards, reflect the strong Company performance and recognize remarkable employee dedication to customers and delivery on commitments for all stakeholders during this unprecedented pandemic.
Individual Annual Incentive Awards
The Committee endorsed the Executive Officers’ 2021 individual annual awards in consideration of the Company’s key financial performance goals and results described in Highlights of Business Results and key aspects of the performance of each of the Named Executive Officers relative to their objectives as discussed in Aspects of Individual Performance. Each of these awards is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Stock-Based Long-Term Incentives (LTI)
Each year, the Committee endorses the award value of LTI for approval by the Independent Directors in consideration of the Company’s key financial performance goals and results as part of MetLife’s Total Compensation program. The Company’s LTI includes Performance Shares, Restricted Stock Units, Stock Options, and, in some cases outside the United States, cash payable equivalents. The Committee endorses the number of Performance Shares and Restricted Stock Units (and cash payable equivalents) under each award by dividing that portion of the LTI award value by the Share closing price on the grant date. The number of Stock Options (and cash-payable equivalents) under the award is determined by dividing that portion of the LTI award value by one-third of the Share closing price on the grant date. If the Share closing price on the grant date is outside a 15% range (higher or lower) of the average Share closing price for the year to date, MetLife uses that average closing price instead of the closing price on the grant date to determine the number of units under each LTI award.
For information about the specific grants of LTI to the Named Executive Officers in 2021, see Grants of Plan-Based Awards.
Stock Options
The Company grants Stock Options with an exercise price equal to the closing price of Shares on the grant date. The value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options becomes exercisable on each of the first three anniversaries of the date of grant.

2022 Proxy Statement
Restricted Stock Units
The Company delivers Shares for Restricted Stock Units after the end of a predetermined vesting period. Awards generally vest in thirds, and Shares are delivered, after each of the first three anniversaries of the grant date.
From time to time, the Company grants Restricted Stock Units that vest in their entirety on the third or later anniversary of their grant date. It does so to encourage a candidate to begin employment with MetLife (especially where the candidate would forfeit long-term compensation awards from another employer by doing so) or as a means of reinforcing retention efforts, particularly in cases of exceptional performance, critical skills, or key roles.
Performance Shares
MetLife delivers Shares to settle Performance Share awards after the end of a three-year period, with the number of Shares determined by Company performance against pre-established goals for each three-year period.
The Compensation Committee has established performance metrics for Performance Share awards using:
•	the Company’s Adjusted ROE compared to its Business Plan goals; and
•	TSR, which reflects total return on Shares including change in Share price and imputed reinvested dividends, compared to the group of competitors listed in Appendix A (the TSR Peer Group).
The Committee uses Adjusted ROE because it directly supports the Company’s strategy to achieve superior shareholder returns. Adjusted ROE focuses employees on the efficient use of capital, which will drive TSR over time. Adjusted ROE is Adjusted Earnings divided by average common stockholders’ equity. The use of TSR ensures that final awards are aligned with our shareholders’ experience.
The Performance Share metrics thus include one absolute measure, Adjusted ROE, to directly link to the Company’s Business Plan, and one relative measure, TSR, based on the TSR Peer Group, which reflects our business model and global reach, and includes key competitors for business and/or investors.
Each of these two factors is measured over the three-year performance period and each is weighted equally. The overall maximum performance factor is 175%.
The performance goal for Adjusted ROE is established at the beginning of each three-year performance period and is based on a rigorous long-range Business Plan vetted, and approved by the Board of Directors. This Business Plan is informed by macroeconomic forecasts as well as industry and peer performance.
The Board has set Adjusted ROE Business Plan goals that require a meaningful stretch from prior goals and performance, considering the Company’s commitment to responsible growth through management performance, while also considering tax changes, accounting changes, and movements in currency exchange rates, interest rates, and other market factors. The payout for Performance Share awards are disclosed after the end of each performance period.
The Committee will modify the Adjusted ROE performance factor component if it determines that a “Significant Event”, standing alone, changed the Adjusted ROE performance result by at least 1% compared to the Company’s Business Plan. “Significant Events” include accounting changes, business combinations, restructuring, nonrecurring tax events, common share issuance or repurchases, catastrophes, litigation and regulatory settlements, asbestos and environment events, certain specified classes of non-coupon investments, and other significant nonrecurring, infrequent, or unusual items.
If an event has or will have a substantial effect on the business or TSR of a TSR Peer Group company, the Committee will remove that company from the list. Such events include bankruptcies, insolvencies, delisting, and divestitures, mergers, acquisitions, or similar transactions that significantly change the major markets or operational scope of business.
Notably, and consistent with previous awards, the performance factor will be capped at 100% if the Company’s TSR for the performance period is zero or negative. This applies even if the Company’s Adjusted ROE exceeds the performance goal and the Company’s TSR outperforms its peers. This cap is an overall safeguard to ensure alignment with shareholders.

2022 Proxy Statement
For the TSR component of the performance factor, the Company’s performance is compared against competitors around the world to reflect MetLife’s business model and global reach. As a result, the TSR metric uses the TSR Peer Group, a group of competitors for capital, business, and executive talent that is more globally diverse than the Comparator Group the Committee uses for peer Total Compensation purposes.
The Compensation Committee reviewed the TSR Peer Group in 2018 and updated it for 2019 awards to ensure it reflected key competitors for business and/or investors. See the 2019 Proxy Statement for more information. The Committee made no changes for 2022 awards.

Aflac
Allianz
Allstate
AIG
AXA
Chubb
Dai-Ichi
Globe Life
The Hartford
Legal & General
Lincoln National
Manulife
Principal
Prudential Financial
Prudential plc
Sun Life
Travelers
Unum
Zurich

See Appendix A for further details.

2022 Proxy Statement
2019-2021 Performance Share Payout
The following charts show the metrics used to determine the performance factor for awards granted in 2019 and how the outcome was tied to Company performance relative to the performance goals for the 2019-2021 performance period.

Adjusted ROE: 50% Component of Performance Factor
Performance Factor
BELOW THRESHOLD
THRESHOLD
TARGET
MAXIMUM
ABOVE MAXIMUM
0%
25%
100%
107.5%*
175%
Actual 12.9%
0%
80%
100%
120%
2019-2021
10.1%
12.6%
15.1%
Adjusted ROE Performance
(as a Percentage of Business Plan Goal)
*2019-2021 Performance Factor component
TSR: 50% Component of Performance Factor
Performance Factor
BELOW THRESHOLD
THRESHOLD
TARGET
MAXIMUM
ABOVE MAXIMUM
25%
100%
175%
175.0%*
Actual 88th percentile
1st percentile
25th percentile
50th percentile
87.5th percentile
TSR Performance
(as a Percentile of Peers)
*2019-2021 Performance Factor component
Performance Factor 141.3% (average)

The Committee established Adjusted ROE performance goals for the 2019-2021 Performance Shares (and cash equivalents) in early 2019.

2022 Proxy Statement
In measuring performance for this period, as required under the terms of the Performance Share Awards (Awards), the Committee modified the calculation of the Adjusted ROE performance component based on “Significant Events” as defined in the Awards, each of which had an effect on Adjusted ROE performance result by at least 1% compared to the Company’s three-year Business Plan. These “Significant Events” were:
Tax matters: The Committee made adjustments for certain tax matters specifically for a reserve reversal for an uncertain tax position related to a wholly-owned U.K. subsidiary and the effects of U.S. tax reform that met the criteria of a Significant Event, not contemplated at the time the three-year Business Plan was developed, to eliminate both benefits as well as detriments. This resulted in a $386 million decrease to Adjusted Earnings and the corresponding average equity impact.
VII outside +/- 10% of earnings: For the three-year period, VII was well above the three-year Business Plan, driven by very favorable private equity performance and met the criteria of a Significant Event, resulting in a $3.3 billion decrease to Adjusted Earnings and the corresponding average equity impact.
Sale of Property & Casualty business: The sale of the MetLife Property & Casualty business announced during the fourth quarter of 2020 was finalized in the second quarter of 2021, and met the criteria of a Significant
Event, resulting in a $335 million increase to Adjusted Earnings and corresponding decrease in average equity to adjust for the gain on the sale of the MetLife Property & Casualty business.
Change in common share issuances or repurchases (average equity only): Over the three-year period, share repurchases were impacted most significantly in 2020 as the Company stopped repurchasing shares for several quarters due to the economic uncertainty resulting from the COVID-19 pandemic. This change met the criteria of a Significant Event, resulting in a decrease to average equity.
COVID-19 catastrophe losses: COVID-19 was considered a “catastrophe,” as a catastrophe for life insurers is understood to include a pandemic as a mortality-related catastrophe. As such, the pandemic met the criteria of a Significant Event, resulting in a $1.5 billion increase to Adjusted Earnings and corresponding average equity impact.
Without these Significant Event adjustments for Adjusted ROE, the Performance Share Performance Factor under the 2019-2021 period would have been higher: 156.3% versus 141.3%.

2022 Proxy Statement
Value Realized From Performance Shares/Units Vested in 2021
This table shows how the performance factor and change in Share value affected the value that award holders realized from 2019-2021 Performance Shares (or cash equivalents):
2019-2021 Performance Shares/Units - Realized Value Illustration
Event	# of Shares/ Units (example only)	Date	Share Price ($)	Award Value (pre-tax) ($)
At Grant	1,000	February 26, 2019	44.65	44,650
At Board approval of 141.3% Performance Factor	1,413	February 22, 2022	68.96	97,440
Award Value at Board approval of Performance Factor as a % of Award Value at Grant (reflects Performance Factor and change in Share price)				218%
Award Value differs from the grant date fair value calculated in accordance with the applicable accounting standard, ASC 718; the grant date fair value was disclosed in the Company's 2019 Proxy Statement on the Grants of Plan-Based Awards table. For more information, see Option Exercises and Stock Vested.
Outstanding Performance Shares continue to vest, subject to the same design as the 2019-2021 award. As a result, those Performance Shares continue to reflect MetLife’s Adjusted ROE performance and TSR. For more information, see Outstanding Equity Awards.

2022 Proxy Statement
Phantom Stock-Based Awards
The Company grants cash-settled stock-based awards (Phantom Awards) to employees based outside the United States, if paying cash is more appropriate than delivering Shares in light of tax and other regulatory circumstances. Each such vehicle has the same LTI award value, performance metrics, and vesting requirements as its Share-payable equivalent.
Vesting
Employees whose combined age and complete years of MetLife employment is 65 or more, with at least 5 complete years of MetLife employment (the Rule of 65), will retain their awards following the end of their employment, unless discharged for cause, and subject to the below restrictive covenants.
Restrictive Covenants
In order to protect the Company, MetLife’s LTI provides that Executive Officers who leave MetLife and provide services to a competitor, or any employee who violates MetLife’s U.S. agreement to protect corporate property or disparages MetLife, may lose those awards. The agreement to protect corporate property protects MetLife’s ownership of its property and information (including intellectual property), and prohibits the employee from interfering with MetLife’s business or soliciting MetLife’s employees or certain of its agents to leave MetLife until 18 months following the end of employment.
Retirement and Other Benefits
MetLife recognizes the importance of providing comprehensive, cost-effective benefits to attract, retain, engage, and motivate talented employees. The Company reviews its benefits program from time to time and makes adjustments to the design of the program to meet these objectives and to remain competitive with other employers.
U.S.-Based Pension Program
The Company sponsors a pension program in which all eligible U.S.-based employees, including each U.S.-based Executive Officer, participate after one year of service. The program rewards employees for the length of their service and, indirectly, for their job performance because the amount of benefits increases with the length of employees’ service and the salary and annual incentive awards they earn.
The program includes the MetLife Retirement Plan (the Retirement Plan) and the Auxiliary Plan. The Auxiliary Plan provides pension benefits that would apply under the (qualified) Retirement Plan if U.S. tax limits on eligible compensation did not apply. It provides no additional or special benefits for Executive Officers. The same compensation formulas were used for benefits accrued in both plans in 2021.
Pension Plans Applicable to Mr. Khalaf
Mr. Khalaf is a legacy participant in the Deferred Compensation Plan for Globally Mobile Employees (the Global Plan) and the Overseas Plan. Mr. Khalaf did not accrue any benefits for his compensation and service in 2021 under either plan. However, his potential early retirement reduction factor under each plan changed as a result of the difference in his age from year-end 2020 to year-end 2021.
For additional information about pension benefits for the Named Executive Officers, see Pension Benefits.
401(k) Program for U.S.-Based Executives
The Company sponsors a 401(k) program for U.S. based employees in which each U.S.-based Executive Officer is eligible to contribute a portion of eligible compensation. U.S. employees are also eligible for employer matching contributions in order to encourage and reward such savings.
The program includes the MetLife 401(k) Plan (the 401(k) Plan), a tax-qualified defined contribution plan that includes pre-tax contributions, Roth contributions, and after-tax contributions, and employer matching contributions under U.S. Tax Code Section 401(k). The program also includes the Match Plan, an unfunded nonqualified deferred compensation plan. The Match Plan provides employer matching contributions for employees who elect to contribute to the 401(k) Plan and who have compensation beyond annual U.S. Tax Code limits.
Employer matching contributions for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table. Because the Match Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2021, are reported in the table entitled Nonqualified Deferred Compensation
.

2022 Proxy Statement
U.S.-Based Nonqualified Deferred Compensation Program
The Company sponsors a nonqualified deferred compensation program for employees at the Assistant Vice President level and above in the U.S., including each Executive Officer. The opportunity to delay paying taxes on the compensation, and for tax-deferred simulated investment returns, encourage employees to remain with the Company. See Nonqualified Deferred Compensation for amounts of nonqualified deferred compensation reported for the Named Executive Officers.
Perquisites
The Company provided Executive Officers limited perquisites in 2021.
•	To maximize the accessibility of Executive Officers, the Company made leased vehicles and drivers or other car services available to executives for commuting and personal use.
•
The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. While the CEO may occasionally use the Company’s aircraft for personal travel, Company policy does not require him to use the Company’s aircraft for all personal travel. The Company also does not pay, or gross-up any compensation to cover, the CEO’s income taxes on this or other perquisites.

•
For recordkeeping and administrative convenience, the Company paid certain other costs, such as incidental personal expenses for Executive Officers related to business functions. The Company’s incremental cost for these items was less than $1,300 for each of the Named Executive Officers.

•
Each of Mr. Khalaf’s and McCallion’s previous MetLife service in EMEA caused multi-jurisdiction tax complexity that persisted for several years after transfer to the U.S. As a result, MetLife, Inc. provided each with tax return preparation services in 2021.

•	To promote the CEO’s safety while not at MetLife’s offices, the Company provides limited security services to Mr. Khalaf.
•
The Company holds events to facilitate and strengthen its relationship with customers, potential customers, and other business partners, such as events at MetLife Stadium. The Company occasionally allows employees, including Executive Officers, their family members, and their personal guests, personal use of its facilities at MetLife Stadium, to the extent space at such events is available or the facilities are not in use for business purposes.

•	Each of these Executive Officers is responsible for any personal income taxes due as a result of receiving these benefits.
The incremental cost of perquisites provided to the Named Executive Officers for 2021 is included in the “All Other Compensation” column of the Summary Compensation Table, if the total cost of those perquisites for that executive exceeded $10,000.
Potential Termination Payments
Severance Pay and Related Benefits
The following describes the Company’s standard severance program. The Company may, in the future, enter into severance agreements that differ from the general terms of the program where business circumstances warrant.
If the employment of a U.S.-based Executive Officer ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program generally provides employees with severance pay, outplacement services, and other benefits. Employees terminated for cause, as defined under the program, are not eligible. The amount of severance pay reflects the employees’ salary grade, base salary rate, and length of service. The severance pay formula for officer-level employees is potentially higher than that for other employees. Longer-service employees receive greater payments than shorter-service employees, given the same salary grade and base salary. Depending on the terms of the individual’s particular award, employees who meet the Rule of 65 or other applicable age and service criteria retain their outstanding LTI. Otherwise, employees who receive severance pay also generally receive a pro rata cash payment in consideration of certain forfeited Performance Shares (generally, those awards granted in prior calendar years).
Change-in-Control Arrangements
The Company has adopted arrangements regarding the impact on the Executive Officers’ compensation and benefits in the event of a change-in-control of MetLife. None of the Executive Officers are entitled to any excise tax gross-up either on severance pay or on any other benefits payable in the event of a change-in-control of the Company.
The Company established the MetLife Executive Severance Plan (the Executive Severance Plan) in 2007 to apply to all Executive Officers and replace individual change-in-control agreements.

2022 Proxy Statement
The Board determined the terms of the plan based on its judgment of what is necessary to maximize shareholder value should a change-in-control occur. The Company designed the elements of its change-in-control definition to include circumstances where effective control over the Company would be captured by interests that differ substantially from those of the broad shareholder base the Company now has, without impinging on the Company’s flexibility to engage in transactions that are unlikely to involve such a transformation. An Executive Officer who receives benefits under the Executive Severance Plan would not also be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.
The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, the Plan provides for severance pay and related benefits only if the executive’s employment also ends under defined circumstances.
The Company’s LTI also includes change-in-control provisions. Under these provisions, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Only if such substitution does not occur would the awards vest immediately upon a change-in-control.
For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see Potential Payments upon Termination or Change-in-Control.

2022 Proxy Statement
How do we review compensation against peer companies??
The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation framework using data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (the Comparator Group).
The Committee chose the members of the Comparator Group based on the size of the firms relative to MetLife and the extent of their global presence or their similarity to MetLife in the importance of investment, and risk management to their businesses, as well as their being competitors for executive talent. It reviews the composition of the Comparator Group from time to time to ensure that the group remains an appropriate comparator group for the Company.
In determining the Executive Officer’s Total Compensation for 2021, the Committee considered the global nature of the Company’s business and the Company’s size, scope, and complexity relative to its peers, the challenges the Executive Officer manages, and the Committee’s expectations for the executive’s and the Company’s performance. MetLife’s competitive compensation philosophy is generally to provide Total Compensation around the size-adjusted median for like positions at Comparator Group companies, taking into account MetLife’s assets, revenue, and market capitalization relative to other companies in the Comparator Group. As a result, the Committee considered an Executive Officer’s Total Compensation to be competitive if it fell within a reasonable range of that size-adjusted median. While the Committee considers the competitive range, its compensation decisions are also based on individual factors such as performance, expectations of contributions to future performance, experience, and retention considerations. The Committee reviewed individual elements of the Executive Officers’ Total Compensation in comparison to available Comparator Group data, with a primary focus on Total Compensation. For 2021 performance and expectations of future contributions, each Named Executive Officer’s Total Compensation fell within the 80% to 120% range of the point representing the size-adjusted median for the executive’s 2021 position.

2022 Proxy Statement

MetLife is excluded from the Comparator Group when determining its percentile.
See Appendix A for further details.

2022 Proxy Statement
Comparator Group and Performance Share TSR Peer Group
MetLife competes for executive talent with the compensation Comparator Group companies in the insurance and broader financial services industries. These companies also disclose compensation data that allows the Company to make useful comparisons.
The Performance Share global TSR Peer Group includes MetLife’s key publicly-traded insurance company competitors for business and/or investors. These competitors face business challenges similar to those MetLife faces, and therefore make more appropriate performance comparators than do some of the Comparator Group companies.

Performance Share TSR Peers
(Insurance Companies)

Aflac
Manulife
AIG
Prudential
Allstate
Sun Life
AXA
Travelers
The Hartford

American Express
JPMorgan Chase
Bank of America
Morgan Stanley
Citigroup
U.S. Bancorp
HSBC
Wells Fargo

Compensation Comparator Group
(Insurance and Financial Services Companies)

Allianz
Lincoln National
Chubb
Principal Financial
Dai-ichi
Prudential plc
Globe Life Inc.
Unum
Legal & General
Zurich

2022 Proxy Statement
How do we manage risk related to our compensation program??
Risk Management
MetLife’s compensation program leverages best practices and has a number of features that contribute to prudent decision making and do not incent executives to take excessive risks.
Incentive compensation aligned with risk management
• Adjusted Earnings – an important incentive compensation metric – excludes net investment gains and losses, and net derivative gains and losses
– Executives are not penalized for hedging business exposures to risks inherent in a number of products, and not rewarded when the hedging positions benefit the Company
– Executives are not rewarded for harvesting capital gains beyond prudent capital and risk management
– Aligns with Company policy not to use derivatives for speculative purposes
• AVIP VII collar facilitates prudent risk management
• Company assesses Executives’ performance in risk management and governance practices

Long-term focus
• Three-year overlapping performance periods and vesting for long-term incentive compensation
• Time horizons for compensation reflect the extended time horizons to realize the results of many business decisions

Performance-based compensation recoupment (“clawback”) policy
• Applies to all employees, including Executive Officers
• Company may seek to recoup performance-based compensation with respect to period of misconduct
• Misconduct is fraudulent or other wrongful conduct that causes the Company or its business financial or reputational harm, including an accounting restatement required by material noncompliance with financial reporting requirements
• For Executive Officers, Company may also seek to recoup compensation based on materially inaccurate performance measures, regardless of fault

Hedging and pledging policies
• Directors and employees, including Executive Officers, may not short-sell, hedge, trade in put and call options in, or pledge their Company securities
• Intended to prevent a misalignment, or appearance of misalignment, of interests with shareholders

Annual risk-review of incentive compensation programs
• Chief Risk Officer reviews programs and reports to the Compensation Committee
• Intended to ensure that programs do not encourage excessive risk-taking
• Analyzes performance measures, performance periods, payment determination processes, management controls, and risk management processes
• Chief Risk Officer concluded for 2021 that compensation programs did not encourage excessive risk-taking and, as a result, are not reasonably likely to have a material adverse effect on the Company

Share ownership requirements
• Ensure that executives’ interests are aligned with those of shareholders
• Encourage prudent risk-taking to the long-term benefit of shareholders
• Apply to employees at Senior Vice-President level and above, including Executive Officers
• Require retention of all net Shares acquired from compensation awards to achieve and maintain ownership at or above the requirement

2022 Proxy Statement
Executive Share Ownership
The Share ownership of the Named Executive Officers was, as of March 15, 2022:
Name	Requirement (Multiple of Annual Base Salary Rate)	Ownership at or Above Requirement	Compliant with 100% Net Share Retention Requirements (1)
Michel A. Khalaf	7	✔	✔
John D. McCallion	4	✔	✔
Steven J. Goulart	4	✔	✔
Bill Pappas	4		✔
Ramy Tadros	4	✔	✔
1	Requires retention of all net Shares acquired from compensation awards to achieve and maintain ownership at or above the requirement.
The Company sets Share ownership requirements by level of executive responsibilities, and increases those requirements immediately upon the executive assuming additional responsibilities. An executive must retain all net Shares acquired from compensation awards to achieve and maintain ownership at or above the requirement. Employees may count the value of Shares they or their immediate family members own directly or in trust. They may also count Shares deferred under the Company’s nonqualified deferred compensation program.
All Named Executive Officers are at or above the Share ownership requirement with the exception of Bill Pappas, who joined MetLife on November 19, 2019. Mr. Pappas received Share-payable awards in 2019 and 2020 to replace LTI awards he forfeited when he left his former employer, in addition to annual LTI grants, all of which are leading to progress towards his Share ownership requirement.
The Company does not count outstanding LTI awards toward these requirements. Nevertheless, each Named Executive Officer has significant outstanding awards deliverable in Shares that further align the executive’s interests with those of shareholders.

2022 Proxy Statement
Stock-Based Award Timing Practices
The Compensation Committee grants LTI to Executive Officers at or around its regularly scheduled meeting in February of each year. The exercise price of Stock Options or Unit Options is the closing price of a Share on the grant date. On the rare occasions when the Committee grants awards in connection with the hiring or change in responsibilities of an Executive Officer, or in order to encourage the executive to remain employed, it does so coincident with (or shortly after) the hiring, original vesting or payment date of awards from a prior employer forfeited to join MetLife, change in responsibilities, or other related changes. The Company has never granted, and has no plans to grant, any LTI to current or new employees in anticipation of the release of non-public information about the Company or any other company.
Tax Considerations
Section 162(m) of the U.S. Tax Code limits the deductibility of certain compensation paid to certain executives. The Committee grants nondeductible compensation as it determines to be in the interests of the Company.
Accounting Considerations
Stock Options, Performance Shares and Restricted Stock Units qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant.
MetLife records Phantom Awards, which are settled in cash, as liabilities. It re-measures the liability and corresponding expense quarterly.

2022 Proxy Statement
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($) (2)	All Other Compen- sation ($)	Total ($)

Michel A. Khalaf President and Chief Executive Officer	2021	1,350,000	0	8,743,585	1,150,008	4,650,000	449,706	278,074	16,621,373
	2020	1,312,500	0	7,483,523	853,094	4,250,000	1,270,246	264,892	15,434,255
	2019	1,083,333	0	6,741,993	939,921	4,500,000	1,095,313	210,021	14,570,581
John D. McCallion Executive Vice Pres. and Chief Financial Officer	2021	900,000	0	3,041,310	400,000	2,650,000	347,260	151,895	7,490,465
	2020	887,500	0	2,694,114	307,113	2,400,000	358,180	153,953	6,800,860
	2019	808,333	0	2,247,358	313,307	2,500,000	301,443	148,917	6,319,358
Steven J. Goulart Executive Vice Pres. and Chief Investment Officer	2021	925,000	0	3,041,310	400,000	2,300,000	341,030	121,000	7,128,340
	2020	918,750	0	2,993,460	341,245	2,100,000	361,179	124,750	6,839,384
	2019	870,000	0	2,996,424	417,746	2,200,000	449,969	154,800	7,088,939
Bill Pappas Executive Vice Pres., Global Technology & Operations	2021	850,000	0	2,661,121	350,007	2,200,000	280,871	114,000	6,455,999
	2020	850,000	1,800,000	2,377,132	0	2,000,000	3,542	32,583	7,063,257
	2019	100,256	2,200,000	2,394,024	0	0	0	0	4,694,280
Ramy Tadros President, U.S. Business	2021	825,000	0	2,661,121	350,007	2,200,000	285,974	113,000	6,435,102
	2020	818,750	0	2,245,095	255,933	2,000,000	258,594	102,750	5,681,122
	2019	766,250	0	1,498,212	208,878	1,750,000	204,550	82,650	4,510,540
1
The “Bonus” column presents Mr. Pappas’ sign-on payments. Mr. Pappas joined MetLife late in 2019 and forfeited certain compensation from his former employer. MetLife provided him: (i) $1.9 million in 2019 to address former-employer awards that would have vested in 2020; (ii) $300,000 in 2019 to address transition considerations; and (iii) $1,800,000 in 2020 to address former-employer forfeited 2019 cash incentives. Should Mr. Pappas voluntarily leave MetLife, or the Company end his employment for “cause,” as defined under the 2015 Stock and Incentive Plan within 24 months of each payment, he must repay these amounts to the extent permissible under law.

2	None of the Company’s executive officers had any above-market or preferential earnings on nonqualified deferred compensation in 2021 or any other year presented.

2022 Proxy Statement
The amounts reported in the table above for 2021 include several elements that were not paid to the Named Executive Officers in 2021. The table includes items such as salary and cash incentive compensation that have been earned. It also includes the grant date fair value of Share-based LTI awards granted in 2021 which may never become payable or be delivered, or may ultimately have a value that differs substantially from the values reported in this table. The table also includes changes in the value of pension benefits from prior year-end to year-end 2021 which will become payable only after the Named Executive Officer ends employment. The same is true of the items and amounts reported in the table above for 2020 and 2019.
In addition, the amounts in the Total column do not represent Total Compensation as defined for purposes of the Company’s compensation framework and philosophy, and include elements that do not relate to 2021 performance. For additional information, see the Compensation Discussion and Analysis.
Amounts in the Summary Compensation Table are further discussed in the following.
Salary
The amount reported in the Salary column is the amount of base salary earned by each Named Executive Officer in that year. For the relationship of each Named Executive Officer’s 2021 base salary earnings to that officer’s 2020 Total Compensation, see Highlights of Executive Performance and Compensation.
Bonus
See the footnotes to the Summary Compensation Table.
Stock Awards
Performance Shares. The Company granted Performance Shares to Named Executive Officers in 2021 pursuant to the 2015 Stock Plan.
No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards.
Performance Shares are delivered in Shares after the end of the three-year performance period from January 1, 2021 to December 31, 2023.
The number of Shares the Company delivers at the end of the performance period is calculated by multiplying the number of Performance Shares by a performance factor (from 0% to 175%). The performance factor is determined based on the Company’s Adjusted ROE compared to its three-year Business Plan and TSR during the performance period compared to the Company’s peers.
For a further discussion of the performance goals applicable to the Performance Share awards in 2021, see the Compensation Discussion and Analysis. For a discussion of the 2020 and 2019 Performance Share awards (or phantom equivalents), see the Company’s 2021 and 2020 Proxy Statements, respectively. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see Potential Payments upon Termination or Change-in-Control.
Restricted Stock Units. The Company granted Restricted Stock Units to Named Executive Officers in 2021 pursuant to the 2015 Stock and Plan. One-third of each of the awards vests on or shortly following each of the first three anniversaries of the grant date. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. Restricted Stock Units are delivered in Shares.
For a discussion of the 2020 and 2019 Restricted Stock Unit awards (or phantom equivalents), see the Company’s 2021 and 2020 Proxy Statements. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see Potential Payments upon Termination or Change-in-Control.

2022 Proxy Statement
Method for Determining Amounts Reported. The amounts reported in this column for Stock Awards were calculated by multiplying the number of Shares (or phantom equivalents) by their respective grant date fair value:
•	$51.37 for February 23, 2021
•	$41.89 for February 25, 2020
•	$39.35 for February 26, 2019
Those amounts are the aggregate grant date fair value of the awards under ASC 718 consistent with the estimate of aggregate compensation cost to be recognized over the service period. For Performance Shares a (or phantom equivalents), the amounts are based on target performance, which is a total performance factor of 100%. This is the “probable outcome” of the performance conditions to which those awards are subject, determined under ASC 718. The grant date fair values of the Performance Shares assuming the highest level of performance conditions would be 1.75 times the amounts included in this column, rounded down to the nearest whole Share, because the same grant date fair value per share would be used but the total performance factor used would be 175%. For 2021 Performance Share awards, that would produce the following hypothetical Grant Date Fair Values:
Name	Hypothetical Grant Date Fair Value of 2021-2023 Performance Shares at Maximum Performance Level ($)
Michel A. Khalaf	12,601,010
John D. McCallion	4,383,043
Steven J. Goulart	4,383,043
Bill Pappas	3,835,079
Ramy Tadros	3,835,079
For a description of the assumptions made in determining the expenses of Share awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2021 Form 10-K, Notes 1 and 16 to the Consolidated Financial Statements in the 2020 Form 10-K, and Notes 1 and 16 in the 2019 Form 10-K. In determining these expenses, the Company assumed that each Named Executive Officer would satisfy any service requirements for vesting of the award. As a result, while a discount for the possibility of forfeiture of the award for this reason was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column.
Option Awards
The Company granted Stock Option awards in 2021 to Named Executive Officers pursuant to the 2015 Stock Plan. The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of the grant date, and expire on the day before the tenth anniversary of that grant date. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date: $57.43. No monetary consideration was paid by a Named Executive Officer for any awards.
For a discussion of the 2020 and 2019 Stock Options (or phantom equivalents), see the Company’s 2021 and 2020 Proxy Statements, respectively. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see Potential Payments upon Termination or Change-in-Control.
Method for Determining Amounts Reported. The amounts reported in this column were calculated by multiplying the number of Stock Options (or phantom equivalents) by a grant date fair value per option of:
•	$12.76 for February 23, 2021
•	$9.02 for February 25, 2020
•	$10.36 for February 26, 2019
Those amounts are the aggregate grant date fair value of the Stock Options granted in each year under ASC 718, consistent with the estimate of aggregate compensation cost to be recognized over the service period.

2022 Proxy Statement
For a description of the assumptions made in determining the expenses of Stock Option awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2021 Form 10-K, Notes 1 and 16 to the Consolidated Financial Statements in the 2020 Form 10-K, and Notes 1 and 16 in the 2019 Form 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column. The grant date of the awards was the date that the Board approved the awards.
Non-Equity Incentive Plan Compensation
The amounts reported in the Non-Equity Incentive Plan Compensation column for each Named Executive Officer are 2021 AVIP awards, which the Compensation Committee made in February 2022 based on 2021 performance and payable in cash by March 15, 2022. The awards were made pursuant to the 2015 Stock Plan. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis.
Amounts reported in this column for 2020 and 2019 are AVIP awards with a similar relationship to performance in those years. The basis of these awards to the Named Executive Officers who appear in the Company’s 2021 and 2020 Proxy Statements, respectively, is discussed further in those Proxy Statements.
Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2021 represent only any aggregate increase during 2021 in the actuarial present value of accumulated pension benefits for each of the Named Executive Officers. Any increase in the actuarial present value of the benefits for those who participate in the U.S.-based pension program reflects additional service in 2021, base salary compensation earned in 2021 (reflecting any increases in base salary rate) and annual incentive awards payable in March 2021 for 2020 performance, to the extent applicable under each plan.
The Named Executive Officers participate in the same U.S.-based pension program as do other administrative employees in the U.S. On account of his prior compensation and service based outside the U.S., Mr. Khalaf also participated in the Overseas Plan and the Global Plan.
For a description of pension benefits, including the formula for determining benefits, see Pension Benefits.
None of the Named Executive Officers’ earnings on their nonqualified deferred compensation in 2021, 2020, or 2019 were above-market or preferential. As a result, the Company has not included any earnings credited on their nonqualified deferred compensation in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see Nonqualified Deferred Compensation.

2022 Proxy Statement
All Other Compensation
The amounts reported in this column for 2021 include all other items of compensation:
Name (1)	Employer 401(k) Program Contributions ($)	Perquisites and Other Personal Benefits ($) (1)	Total ($)
Michel A. Khalaf	224,000	54,074	278,074
John D. McCallion	132,000	19,895	151,895
Steven J. Goulart	121,000	0	121,000
Bill Pappas	114,000	0	114,000
Ramy Tadros	113,000	0	113,000
1	Each of Mr. Goulart’s, Mr. Pappas’, and Mr. Tadros’ aggregate amounts of perquisites and other personal benefits in 2021 were less than $10,000 and are therefore reported at $0.
Employer 401(k) Program Contributions. U.S. based eligible employees may make contributions to the 401(k) Plan, which is tax-qualified under the U.S. Tax Code. Employer matching contributions were also made to the 401(k) Plan in 2021. In addition, the Company made employer contributions to the Match Plan that allows contributions beyond the U.S. Tax Code annual limits on the compensation an employee may contribute to the 401(k) Plan. These employer contributions to the Match Plan (but not to the 401(k) Plan) are also reflected in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation Table.
Perquisites and Other Personal Benefits. Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company, are not perquisites or personal benefits. Perquisites and other personal benefits are reported at the Company’s aggregate incremental cost. The following describes each type of perquisite or other personal benefit.
Personal Car Service. The Company provided limited personal automobile travel, incurring the cost of tolls, fuel, driver overtime compensation, and other costs reported in the table above. Where the executive used an outside car service for personal travel, the Company’s cost is also included.
Personal Company Aircraft Use. The reported amounts include the aggregate incremental costs of
$29,355 for Mr. Khalaf's personal use of the Company’s leased aircraft determined by calculating the variable costs that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated and included based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The Company does not require the CEO to use the Company’s aircraft for all personal and business travel.
Security. To promote the CEO’s safety while not at MetLife’s offices, the Company provides limited security services.
Personal Conference, Event, and Travel. The reported amounts include the costs incurred by the Company for personal items for the Named Executive Officer at or in connection with a Company business conference, meeting, or other events. Costs paid to a vendor to make personal travel reservations for the Named Executive Officers or their family members are also included.
Tax Preparation. MetLife provided professional tax return preparation services to Mr. McCallion and Mr. Khalaf, the latter at an incremental cost of $15,895. In each case, previous MetLife service based outside the U.S. caused the executive and MetLife multi-jurisdiction tax complexity persisting for several years after transfer to the U.S.

2022 Proxy Statement
Grants of Plan-Based Awards in 2021
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
Michel A. Khalaf	February 23, 2021	35,042	140,171	245,299				7,200,584
	February 23, 2021				30,037			1,543,001
	February 23, 2021					90,126	57.43	1,150,008
John D. McCallion	February 23, 2021	12,189	48,756	85,323				2,504,596
	February 23, 2021				10,448			536,714
	February 23, 2021					31,348	57.43	400,000
Steven J. Goulart	February 23, 2021	12,189	48,756	85,323				2,504,596
	February 23, 2021				10,448			536,714
	February 23, 2021					31,348	57.43	400,000
Bill Pappas	February 23, 2021	10,665	42,661	74,656				2,191,496
	February 23, 2021				9,142			469,625
	February 23, 2021					27,430	57.43	350,007
Ramy Tadros	February 23, 2021	10,665	42,661	74,656				2,191,496
	February 23, 2021				9,142			469,625
	February 23, 2021					27,430	57.43	350,007
Equity Incentive Plan Awards
The amounts in these columns reflect a range of Shares the Company may deliver to settle Performance Shares granted to each Named Executive Officer in 2021. In each case, it is also possible that no Shares will be delivered or cash paid. If the 25% threshold performance factor in the metrics endorsed by the Compensation Committee applies, each Named Executive Officer would receive the number of Performance Shares reflected in the Threshold column of this table. If the target performance factor applies, each Named Executive Officer would receive the number of Performance Shares reflected in the Target column of the table. The maximum performance factor of 175% is reflected in the Maximum column of the table. For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table and the text accompanying that table.
All Other Stock Awards
The amounts in this column reflect the potential number of Shares the Company may deliver to settle Restricted Stock Units granted to each Named Executive Officer in 2021.
In each case, it is also possible that no Shares will be delivered or cash paid.
For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table and the text accompanying that table.
All Other Option Awards
For a description of the material terms and conditions of these awards, see the Summary Compensation Table and the text accompanying that table.
Non-Equity Incentive Plans
Each Named Executive Officer serving as of February, 2022 was eligible for a 2021 AVIP award at that time. The technical maximum amount prescribed by the governing plan (the 2015 Stock Plan) in any given year is $10 million. The amounts of the 2021 AVIP awards paid to the Named Executive Officers do not approach this limit. For more information about non-equity incentive plan eligibility and awards made in 2022 based on 2021 performance, see the Summary Compensation Table and the text accompanying that table.

2022 Proxy Statement
Outstanding Equity Awards at 2021 Fiscal Year-End
	Option Awards (1) (6)				Stock Awards (6)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (#) (4)	Equity Incent Plan Awards: Market or Payout Value of Unearned Shrs, Units or Other Rights Not Vested ($) (5)
Michel A. Khalaf	35,616	0	31.15	February 25, 2023
	25,181	0	45.15	February 24, 2024
	26,138	0	45.91	February 23, 2025
	39,322	0	34.33	February 22, 2026
	28,817	0	46.85	February 27, 2027
	34,608	0	45.50	March 1, 2028
	60,484	30,242	44.65	February 25, 2029
	31,526	63,052	47.58	February 24, 2030
	0	90,126	57.43	February 22, 2031
					61,134	3,820,264	502,760	31,417,472
John D. McCallion	6,533	0	46.85	February 27, 2027
	10,712	0	45.50	March 1, 2028
	20,161	10,081	44.65	February 25, 2029
	11,349	22,699	47.58	February 24, 2030
	0	31,348	57.43	February 22, 2031	21,375	1,335,724	178,010	11,123,845
Steven J. Goulart	78,691	0	34.21	February 27, 2022
	40,704	0	31.15	February 25, 2023
	26,859	0	45.15	February 24, 2024
	32,673	0	45.91	February 23, 2025
	54,615	0	34.33	February 22, 2026
	40,024	0	46.85	February 27, 2027
	29,664	0	45.50	March 1, 2028
	26,882	13,441	44.65	February 25, 2029
	12,610	25,222	47.58	February 24, 2030
	0	31,348	57.43	February 22, 2031
					23,336	1,458,267	188,308	11,767,367
Bill Pappas	0	27,430	57.43	February 22, 2031
					65,286	4,079,722	74,656	4,665,253
Ramy Tadros	5,933	—	45.50	March 1, 2028
	13,441	6,721	44.65	February 25, 2029
	9,458	18,916	47.58	February 24, 2030
	0	27,430	57.43	February 22, 2031
					17,688	1,105,323	151,895	9,491,919
1
Each of these Option Awards are Stock Options. Each Option Award has an expiration date that is the day before the tenth anniversary of its grant date. Each Option Award becomes exercisable at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date, subject to conditions.

2	Each of these Stock Awards is Restricted Stock Units that vest in thirds on the first business day of March on or following each of the first three anniversaries of the grant date.
3
The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Restricted Stock Units reflected in the column entitled “Number of Shares or Units of Stock That Have Not Vested” multiplied by the closing price of a Share on December 31, 2021, the last business day of that year.

2022 Proxy Statement
4	Each of these Stock Awards is Performance Shares. The number of Stock Awards reported is the maximum number of Shares that the Company could deliver for the following performance periods:
	Maximum Performance Shares
Name	2020-2022 (#)	2021-2023 (#)
Michel A. Khalaf	257,461	245,299
John D. McCallion	92,687	85,323
Steven J. Goulart	102,985	85,323
Bill Pappas	0	74,656
Ramy Tadros	77,239	74,656
The Company has not yet delivered any Shares for these Performance Shares, which vest at the end of the three-year performance period. The number of Shares the Company delivers may be lower than the amounts reflected in this table. Under the terms of the awards, the number of Shares the Company delivers, if any, will depend on a performance factor that the Board determines based upon a three-year performance period. The maximum performance factor has been used to report these outstanding awards because it was not possible to determine the Company’s performance in 2022 or 2023 at the time this Proxy Statement was filed. See the Summary Compensation Table and the text accompanying that table for a description of the terms of the Performance Shares.
5
The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Performance Shares reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of a Share on December 31, 2021, the last business day of that year.

6
The Option Awards and Stock Awards granted in 2017 and earlier reflect an adjustment made as of August 4, 2017. On that date, MetLife, Inc. completed the separation of Brighthouse Financial through a distribution of Brighthouse Financial, Inc. common stock to MetLife, Inc. common shareholders. LTI award holders did not receive anything in that distribution. As a result, in order to maintain the intrinsic value of the LTI pursuant to the anti-dilution provisions of the 2015 Stock Plan (or other applicable plan), the Company increased Option Awards and Stock Awards outstanding as of that date by an adjustment ratio, and lowered the Option Awards’ exercise price by dividing it by the same adjustment ratio. The Company determined the adjustment ratio by dividing the $53.92 closing price of MetLife, Inc. common stock on August 4, 2017 by the $48.17 opening price of MetLife, Inc. common stock on August 7, 2017, the next trading day.

The table above presents information about:
•	Option Awards MetLife granted to the Named Executive Officers that were outstanding on December 31, 2021 because they had not been exercised or forfeited as of that date.
•	Performance Shares MetLife granted to the Named Executive Officers that were outstanding on December 31, 2021 because they had not vested as of that date.
•	Restricted Stock Units MetLife granted to the Named Executive Officers that were outstanding on December 31, 2021 because they had not vested as of that date.
The awards reported in this table include awards granted in 2021, which are also reported in the Summary Compensation Table and the Grants of Plan-Based Awards table.

2022 Proxy Statement
Option Exercises and Stock Vested in 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michel A. Khalaf	52,498	1,393,297	223,805	13,909,204
John D. McCallion	19,364	369,759	74,791	4,647,699
Steven J. Goulart	20,484	288,312	100,588	6,247,626
Bill Pappas	0	0	37,226	2,221,706
Ramy Tadros	0	0	50,356	3,127,971
Option Awards
The amount for the value realized on exercise of Option Awards is the market value of Shares when the executive exercised the Stock Option (or phantom equivalents) less the exercise price.
Stock Awards
These amounts include Shares the Company delivered for Restricted Stock Units (or phantom equivalents) that vested in 2021. The value realized on vesting was determined using the closing price of a Share on the vesting date. None of the Named Executive Officers had the opportunity to defer the Shares that they might receive for these awards.
These amounts also include Shares deliverable for Performance Shares (or phantom equivalents) for the 2019-2021 performance period, which vested on December 31, 2021. The value realized on vesting was determined using the number of Shares deliverable, or cash equivalent, multiplied by the closing price of Shares on the vesting date. The number of Shares deliverable for this award (or cash equivalent) was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, which was 141.3%. For more information, see “Performance Shares” in How Did We Compensate Our CEO and Other Named Executive Officers?
Each Named Executive Officer who had a Performance Share award for the 2019-2021 performance period had the opportunity to defer Shares deliverable for that award. None of them chose to defer any of those Shares.

2022 Proxy Statement
Pension Benefits at 2021 Fiscal Year-End
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2) (3)
Michel A. Khalaf	Retirement Plan	2.67	67,085
	Auxiliary Plan	2.67	1,161,421
	Global Plan	2.42	1,550,779
	Overseas Plan	27.66	3,038,132
John D. McCallion	Retirement Plan	14.50	354,713
	Auxiliary Plan	14.50	1,284,224
Steven J. Goulart	Retirement Plan	14.50	363,484
	Auxiliary Plan	14.50	2,603,560
Bill Pappas	Retirement Plan	1.08	25,739
	Auxiliary Plan	1.08	258,674
Ramy Tadros	Retirement Plan	3.33	78,932
	Auxiliary Plan	3.33	681,035
1
Number of Years Credited Service reflects the number of years of service credited for determination of the amount of benefits, for those with sufficient service for purposes of eligibility, as of December 31, 2021, each plan’s measurement date used for financial statement reporting purposes with respect to MetLife, Inc. 2021 audited financial statements. Service for eligibility is determined separately and by different criteria from service for the determination of amount of benefits.

2
Present Value of Accumulated Benefit reflects the actuarial present value of accumulated pension benefits as of December 31, 2021, each plan’s measurement date used for financial statement reporting purposes with respect to MetLife, Inc. 2021 audited financial statements.

3	No Named Executive Officer received pension benefits payments in 2021.

2022 Proxy Statement
U.S.-Based Pension Program
Each of the Named Executive Officers was eligible to participate in the U.S.-based Retirement Plan and Auxiliary Plan for all or a portion of 2021. Eligible employees qualify for pension benefits after one year of service and become vested in their accrued benefits after three years of service.
Pension Plans. Pension benefits are paid under two separate plans, primarily due to U.S. Tax Code requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for eligible employees on the United States payroll. The U.S. Tax Code imposes annual limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Plan is unfunded, and benefits under that plan are general unsecured promises of payment.
Determination of Benefits. Each Named Executive Officer’s benefit under the U.S.-based plans will be determined under a formula based on monthly credits (the Account Formula). This formula applies to all similarly-situated employees. Each Named Executive Officer, except Mr. Pappas, had sufficient service as of year-end 2021 to be fully vested in his Account Formula benefit.
Under the Account Formula, an eligible employee’s account is credited each month with an amount equal to 5% of eligible compensation up to the Social Security wage base (for 2021, $142,800), plus 10% of eligible compensation in excess of that wage base. Eligible compensation includes base salary and eligible annual incentive awards. In addition, amounts credited to each employee earn interest at an approximation of the U.S. government’s 30-year Treasury securities rate.
Once the employee’s eligible compensation exceeds the IRS annual limitation on eligible compensation, monthly credits continue in the Auxiliary Plan.
Form and Timing of Payment of Benefits. An employee may choose to receive vested Account Formula benefits from the Retirement Plan as a single lump-sum payment or as one of several forms of annuity at termination of employment or deferred until no later than age 65. Amounts accrued under the Auxiliary Plan that are determined by the Account Formula are paid in a lump sum at termination of employment or death, subject to any elections and other terms described under “Section 409A Requirements” below.
Section 409A Requirements. Account Formula benefits in the Auxiliary Plan are subject to the requirements of U.S. Tax Code Section 409A (Section 409A). Eligible participants had the opportunity in 2008 to choose their form of payment (including a lump sum or annuity) for their accrued benefit, so long as they did not begin receiving payments in the year of the election. Payments of amounts that are subject to the requirements of Section 409A payable to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.
Present Value Calculation Assumptions. The present value of each eligible Named Executive Officer participant’s accumulated pension benefits is equal to his Account Formula balance at December 31, 2021. Each Named Executive Officer, except Mr. Pappas, was vested in such benefit as of that date.
Retirement Eligibility. Account Formula participants qualify to be paid their full vested benefit when their employment ends. Because Account Formula benefits are based on total amounts credited for the employee and not final average compensation, those benefits are not reduced for any early retirement.
Normal Retirement Eligibility applies at age 65 with at least one year of service. An employee is eligible for early Retirement Eligibility beginning at age 55 with 15 years of service. Each year of age over age 57-1/2 reduces the number of years of service required to qualify for early retirement, until normal Retirement Eligibility at age 65 and at least one year of service.
While attaining Retirement Eligibility does not affect Account Formula benefits, attaining Retirement Eligibility does effect whether a departed employee may continue to exercise vested Stock Options or Unit Options granted in 2014 or earlier and whether distribution elections of compensation deferred under the MetLife Leadership Deferred Compensation Plan (the Leadership Plan), in 2014 or earlier will be honored. See the text accompanying Potential Payments upon Termination or Change-in-Control for a discussion of these effects as of 2021 year-end.
Of the Named Executive Officers, only Mr. Goulart was Retirement Eligible by year-end 2021.
Mr. Khalaf’s Legacy Pension Benefits
Mr. Khalaf did not accrue any benefits for his compensation and service in 2021 under either the Global Plan or the Alico Overseas Pension Plan (the Overseas Plan). However, his potential early retirement reduction factor under each plan changed as a result of the difference in his age from year-end 2020 to year-end 2021.

2022 Proxy Statement
Overseas Plan. Mr. Khalaf has participated in the Overseas Plan for over 27 years, dating back to his service with Alico and its affiliates prior to MetLife’s 2010 acquisition of that company. The Overseas Plan is for non-U.S.-based employees, and does not count compensation earned for services in the United States. The purpose of the Overseas Plan is to provide benefits for eligible employees based on length of service and base salary, excluding compensation for services to the Company while in the U.S. Eligible employees qualify for pension benefits after six months of service and become vested in their benefits after five years of service. The Overseas Plan is unfunded, and benefits under that plan are employer’s general unsecured promises of payment.
Mr. Khalaf’s service for purposes of the Overseas Plan includes his period of service with Alico and its affiliates prior to the Company’s acquisition of Alico on the same basis as such service is credited to other similarly-situated employees. The Overseas Plan does not recognize service by any employee for the first six months of employment or service by an employee in the United States while the employee is a U.S. taxpayer, resident, or citizen.
An employee’s annual benefit under the Overseas Plan is determined by multiplying the employee’s years of service since January 1, 1966, but not exceeding 40 years, by 1.75% of the employee’s average final compensation, less each of the following: (1) approximately 1.43% of any social security benefit which the employee is eligible to receive, multiplied by the employee’s years of service, limited to 35 years; (2) the actuarial equivalent of the employer-contributed portion of any government-mandated defined contribution retirement plan, i.e., a “Provident Fund”; (3) any termination indemnity or severance allowance due under applicable law or labor agreement, not including any Company or affiliate severance plan, policy or agreement; (4) the actuarial equivalent of any employer contributions to any applicable defined contribution plan, and earnings on such contributions; and (5) the actuarial equivalent of the amount due to a participant from any other defined benefit plan sponsored by the Company or a Company affiliate.
An employee’s final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive three-year period during which the employee’s eligible compensation produces the highest average annual compensation. Eligible compensation is limited to base salary, but does not include salary for services to the Company while in the U.S.
A participant may choose to receive benefits under the Overseas Plan as a 100% joint and survivor annuity, a 75%
joint and survivor annuity, a 50% joint and survivor annuity, life annuity, or life and 10 year term certain annuity. The actuarial value of all forms of payment is substantially equivalent.
Benefits may not be paid to an employee before the employee becomes retirement eligible. Participants qualify for normal retirement at age 65 with at least five years of service, and early retirement beginning at age 55 with at least 10 years of service.
Early retirement payments are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age and years of service at the time payments begin. For each year prior to normal retirement that a participant’s payment starts, the annual payment is reduced by a stated percentage. For employees who were not yet age 54 as of January 1, 2006, including Mr. Khalaf, benefits accrued prior to January 1, 2006 are reduced by an early retirement factor of 3%. Benefits for such employees that accrued on or after January 1, 2006 are subject to the following early retirement reduction factors:
Minimum Age	Minimum Number of Years of Service	Reduction Factor (%)
60	30	3
60	25	4
55	10	5
Mr. Khalaf was eligible for early retirement benefits under the Overseas Plan in 2021.
Global Plan. The purpose of the Global Plan is to provide benefits determined using the same formula as the Overseas Plan, but based on eligible compensation earned for services to the Company in the U.S. As a result, Mr. Khalaf became eligible for the Global Plan upon his appointment as President, U.S. Business and EMEA during 2017, and was immediately credited with service on the same basis as the Overseas Plan.
Global Plan benefits are paid in a single lump sum when employment ends and, because that plan is subject to Section 409A, any payments to the top 50 highest paid officers in the Company that are due upon separation from service must be delayed for six months following separation. The Global Plan is unfunded, and benefits under that plan are general unsecured promises of payment.
Mr. Khalaf was eligible for early retirement benefits under the Global Plan in 2021.

2022 Proxy Statement
Present Value Calculation. The present value of Mr. Khalaf’s accumulated pension benefits under each of these legacy plans is reported in the table above using assumed retirement at the earliest date Mr. Khalaf could retire with full benefits. This is the date Mr. Khalaf will reach age 65. Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. The discount rates used to determine the present value of the benefits were 2.65% as of December 31, 2020 and 2.95% as of December 31, 2021. For a discussion of the other assumptions made regarding this valuation, see Notes 1 and 18 of the Notes to Consolidated Financial Statements included in the 2021 Form 10-K.

2022 Proxy Statement
Nonqualified Deferred Compensation at 2021 Fiscal Year-End
Name	Plan Name	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($) (3) (4)
Michel A. Khalaf	Match Plan	212,400	59,059	568,637
John D. McCallion	Match Plan	120,400	98,325	800,107
Steven J. Goulart	Match Plan	109,400	234,004	1,806,864
	Leadership Plan	0	31,728	206,940
Bill Pappas	Match Plan	102,400	13,028	139,589
Ramy Tadros	Match Plan	101,400	41,678	384,302
1	Amounts in this column are reported as components of Employer 401(k) Program for 2021 in the “All Other Compensation” column of the Summary Compensation Table.
2
None of the amounts in this column are reported for 2021 in the Summary Compensation Table. See the text pertaining to the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of that table.

3
A portion of the amounts reported in this column is attributable to Match Plan contributions. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s previous Proxy Statements (beginning in 2007) for Named Executive Officers who were also named in those Proxy Statements: $241,900 for Mr. Khalaf; $257,940 for Mr. McCallion; $624,717 for Mr. Goulart; $22,600 for Mr. Pappas and $162,800 for Mr. Tadros.

4	No Named Executive Officer received payment of defined contribution nonqualified deferred compensation in 2021.

2022 Proxy Statement
Leadership Plan
The Company’s U.S.-based nonqualified deferred compensation program offers defined contribution deferral opportunities to hundreds of eligible employees. The program includes the MetLife Leadership Deferred Compensation Plan (the Leadership Plan). Under the Leadership Plan, employees may generally elect to defer receipt of their base salary, AVIP awards, and Performance Shares. Income taxation on such compensation is delayed until the employee receives payment. Amounts deferred under the Leadership Plan are subject to the requirements of Section 409A. None of the Named Executive Officers deferred any compensation under the Leadership Plan in 2021.
Under the Leadership Plan, eligible employees may elect to defer receipt of up to 75% of their base salary, all of their AVIP awards, and any Shares deliverable for Performance Share awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.
Compensation that would have been made in Shares, but is deferred, remains deliverable in Shares. This includes Shares deliverable for Performance Shares, Restricted Stock Units, and the Shares deliverable under the Long Term Performance Compensation Plan formerly maintained by the Company. Cash awards under the Long Term Performance Compensation Plan that were irrevocably deferred in the form of Shares are also delivered in Shares. All other deferred cash compensation is payable in cash.
Participants may elect to receive compensation they have deferred at a specified date before, upon or after separation of employment. In addition, participants may elect to receive payments in a single lump sum or in up to 15 annual installments. However, MetLife pays out the deferred compensation in a single lump sum when the employee leaves MetLife, unless the participant has met certain age and/or service milestones. With respect to compensation that would otherwise have been paid in 2014 and earlier but is instead deferred, the employee’s choice of form and timing of payment is honored if the employee becomes Retirement Eligible or meets the requirements for age and service and has a final separation agreement under a particular severance plan, making the employee eligible for post-retirement medical benefits despite not being Retirement Eligible (Bridge Eligible). With respect to compensation that would have been paid in 2015 or later but was instead deferred, the employee’s choice of form and timing of payment is honored if the employee has completed five or more years of service or is at least age 60 when employment ends. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.
The Company offers a number of simulated investments under the Leadership Plan. Participants may generally choose the simulated investments for their deferred cash compensation at the time they elect to defer compensation, and may change the simulated investment selections for their existing account balances at any time. The rate set for the Auxiliary Fixed Income Fund cannot exceed 120% of the applicable federal long term rate under U.S. Tax Code Section 1274(d) at the time that rate is set.
The MetLife Deferred Shares Fund is available exclusively for compensation payable in Deferred Shares. Its returns reflect changes in the value of Shares plus the value of imputed reinvested dividends.
The following table reflects the simulated investment returns for 2021 on each of the alternatives offered under the Leadership Plan.
Simulated Investment	2021 Returns (%)
Auxiliary Fixed Income Fund	1.40
Brighthouse Funds Trust II - Western Asset Management Strategic Bond Opportunities Portfolio - Class A	2.82
Oakmark Fund® - Investor Class	34.20
Small Cap Equity Fund	14.75
Oakmark International Fund - Investor Class	9.03
S&P 500® Index	28.71
Russell 2000® Index	14.82
MSCI EAFE® Index	11.26
Bloomberg Barclays U.S. Aggregate Bond Index	(1.54)
Bank of America (BofA) Merrill Lynch U.S. High Yield Index	5.29
MSCI Emerging Markets Index SM	(2.54)
MetLife Deferred Shares Fund	33.10

2022 Proxy Statement
Eligible U.S.-based Named Executive Officers and other eligible U.S.-based employees who elected to contribute a portion of their eligible compensation under the tax-qualified 401(k) Plan in 2021 received an employer matching contribution of their eligible compensation in the 401(k) Plan in 2021:
Employee Contribution (as a percentage of eligible compensation) (%)	Employer Matching Contribution (as a percentage of eligible compensation) (%)
3	3.0
4	3.5
5 or more	4.0
The employee’s eligible compensation under the 401(k) Plan includes base salary and eligible annual incentive awards.
Match Plan
The U.S. Tax Code limits annual compensation that is eligible for employer contributions under the 401(k) Plan. In 2021, the Company could not make contributions based on compensation over $290,000. Named Executive Officers and other eligible employees who elected to participate in the 401(k) Plan during 2021 were credited with a percentage of their eligible compensation beyond that limit in the (nonqualified) Match Plan, using the same employee contribution rate as applied under the 401(k) Plan.
If the employee makes no election otherwise, Match Plan balances are paid in a lump sum one year after termination of employment. Employees can elect to receive their Match Plan balances in up to 15 annual installments and/or may elect to delay their payment, or the beginning of their annual payments, for up to 10 years after termination of employment.
Amounts in the Match Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Since 2008, participants may change the time and form of their payments, but the election must be made during employment, must be made at least 12 months before payments would otherwise have begun, and must delay the start of benefit payments by at least five years from the date payments would have otherwise begun. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.
Employees may choose from a number of simulated investments for their Match Plan accounts. These simulated investments were identical to the core funds offered under the 401(k) Plan in 2021, except that the rate set for the Auxiliary Fixed Income Fund available under the Match Plan cannot exceed 120% of the applicable federal long term rate under U.S. Tax Code Section 1274(d) at the time that rate is set. Employees may change the simulated investments for new employer matching contributions to their Match Plan accounts at any time.
Employees may change the simulated investments for their existing Match Plan accounts up to four times a month. The Company charges employees fees for moving existing balances out of certain international simulated investments prior to the expiration of pre-established holding periods.
The following table reflects the simulated investment returns for 2021 on each of the alternatives offered under the Match Plan.
Simulated Investment	2021 Returns (%)
Auxiliary Fixed Income Fund	1.40
Bond Index Fund	(1.70)
Balanced Index Fund	12.59
Large Cap Equity Index Fund	28.59
Large Cap Value Index Fund	24.99
Large Cap Growth Index Fund	27.50
Mid Cap Equity Index Fund	24.62
Small Cap Equity Fund	14.75
International Equity Fund	(0.35)

2022 Proxy Statement
Potential Payments upon Termination or Change-in-Control at 2021 Fiscal Year-End
The following table reflects hypothetical, estimated additional payments and benefits that would have been earned or accrued, or that would have vested or been issued or paid earlier than normal, for any of our Named Executive Officers. It is based on a hypothetical end of the Named Executive Officer’s employment on the last business day of 2021 (the Trigger Date) and the closing price of a Share on the Trigger Date, $62.49 (the Trigger Date Closing Price).
Name	Voluntary Resignation ($)	Death		Severance-Eligible Termination (No Change-in-Control)			Change-in-Control (Assuming No Alternative Award)		Change-in-Control Severance Eligible Termination
		Accelerated Stock Options ($) (1)	Issuance of Shares for Share Awards ($) (2)	Severance Pay ($) (3)	Out- placement ($) (4)	Pro-Rata Delivery of Shares for Share Awards ($) (5)	Accelerated Stock Options ($) (1)	Issuance of Shares for Share Awards ($) (2)	Severance Pay ($) (6)	Benefits Continuation ($) (7)
Michel A. Khalaf	0	1,935,660	21,773,141	1,038,462	3,071	0	1,935,660	21,773,141	10,866,667	132,875
John D. McCallion	0	676,908	7,692,206	744,231	3,071	2,613,400	676,908	7,692,206	6,400,000	93,004
Steven J. Goulart	0	774,468	8,182,503	764,904	3,071	0	774,468	8,182,503	6,080,792	88,555
Bill Pappas	0	138,796	6,745,609	490,385	3,071	816,700	138,796	6,745,609	5,700,000	74,867
Ramy Tadros	0	540,737	6,529,331	507,692	3,071	2,216,700	540,737	6,529,331	1,748,979	101,409
1	Trigger Date unexercisable Options at Trigger Date Closing Price less exercise price.
2
Trigger Date Outstanding Share Awards at Trigger Date Closing Price. Trigger Date Outstanding Share Awards, consist of (a) Trigger Date Outstanding Performance Awards, the executive’s 2020-2022 and 2021-2023 Performance Shares, each of which was outstanding as of the Trigger Date, at 100% of Performance Shares granted (Target Performance); and (b) Trigger Date Outstanding Restricted Awards, the executive’s Restricted Stock Units outstanding as of the Trigger Date.

3	Twenty-eight weeks of Trigger Date annual salary rate plus one week of Trigger Date annual salary for every year of service, up to an overall maximum of 52 weeks base salary.
4	Company’s cost for outplacement services.
5
For Named Executive Officers whose age and service did not meet the Rule of 65 as of the Trigger Date, Trigger Date Outstanding Performance Awards, prorated for the performance period through the Trigger Date, at Trigger Date Closing Price.

6
Two times the sum of Trigger Date annual salary rate and the average annual incentive awards for the three fiscal years prior to the change-in-control, subject to a “modified cap” for any U.S. Tax Code excise taxes. The Company would not have made the executive whole for any such taxes.

7	Three-year actuarial present value of continued benefits, using assumptions in MetLife’s GAAP financial statements.

2022 Proxy Statement
The table above does not include payments or benefits under arrangements available on the same basis generally to all salaried employees in the jurisdiction in which the executive is employed. Any of the executive’s pension benefits and nonqualified deferred compensation are described in the Pension Benefits and Nonqualified Deferred Compensation tables.
Voluntary Resignation
None of the Named Executive Officers has a preferential arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. Nor in such a case would any additional preferential payments or benefits have been earned or accrued, or have vested or been delivered or paid out earlier than normal, in favor of any Named Executive Officer.
A Named Executive Officer who had resigned but was Retirement Eligible (for awards granted in 2014 or earlier) or met the Rule of 65 (for awards granted in 2015 or later) as of the Trigger Date would have continued to receive the benefit of the executive’s outstanding LTI. The Company would have delivered Shares for each of the executive’s Performance Shares after the conclusion of the performance period, and would have delivered Shares for the executive’s Restricted Stock Units after the conclusion of the restriction period, and all of the executive’s unexercised Stock Options would have continued to vest and remain exercisable for the remainder of their full ten-year term. These terms apply to all employees who meet age and service qualifications. Employees who retain their awards may forfeit them if they violate terms including non-disparagement, protection of Company property, interfering with MetLife business, soliciting MetLife employees to leave the Company, or, for executive officers of the Company, competing with MetLife. See Outstanding Equity Awards for details on the Performance Shares and Stock Options (and cash equivalents of each).
As of the Trigger Date, Mr. Goulart was the only Retirement Eligible Named Executive Officer. Both he and Mr. Khalaf met the Rule of 65.
An executive terminated for “cause” on the Trigger Date would not have continued to receive the benefit of existing LTI described above. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism.
Any other Named Executive Officer who had resigned on the Trigger Date would nevertheless have received any 2018-2020 Performance Shares previously granted to him, because these awards vested on December 31, 2020. The executive would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such a Named Executive Officer would have forfeited all other outstanding LTI.
Death
In the event that a Named Executive Officer had died on the Trigger Date, that executive’s LTI would have vested and Shares would have become immediately deliverable, or cash become immediately payable. The Company would have delivered Shares for the executive’s unvested Performance Shares using Target Performance, and would have delivered Shares for the executive’s unvested Restricted Stock Units. In each case, payment or delivery would have been made in a single lump sum. All of the executive’s Stock Options would have become immediately exercisable and remain exercisable through the expiration date of the Stock Options. These terms apply to all employees.
Severance-Eligible Termination
(No Change-in-Control)
None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If one of these Named Executive Officers had been terminated for cause on the Trigger Date, the executive’s unvested Performance Shares and Restricted Stock Units, and all of the executive’s Stock Options (and any cash-payable equivalents for each), would have been forfeited and the executive would have received no annual award for 2021 performance. For the definition of cause for this purpose, see above under “Voluntary Resignation.”
Had such a Named Executive Officer been terminated from employment on the Trigger Date due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay under a severance program for all officer-level employees. The severance pay would have been equal to 28 weeks base salary plus one week for every year of service, up to 52 weeks base salary, paid in a single lump sum. In order to receive any severance pay, the executive would have had to enter into a separation agreement including a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services. If such a Named Executive Officer’s termination had been due to performance, the amount of severance pay would have been one-half of what it would have been in the case of job elimination.
If an employee had been Bridge Eligible and involuntarily terminated with severance pay on the Trigger Date, that

2022 Proxy Statement
employee would have received the benefit of all outstanding LTI made in 2005 through 2014 on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, an employee must enter into a Separation Agreement. None of the Named Executive Officers had the requisite age and service to qualify for Bridge Eligibility as of the Trigger Date.
A Named Executive Officer whose employment was terminated with severance pay and who was not Retirement Eligible, had not met the Rule of 65, and was not Bridge Eligible as of the Trigger Date would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such a Named Executive Officer would have received Shares for his 2019-2021 Performance Shares because these awards vested at the end of the performance period on December 31, 2021. Such a Named Executive Officer would have been offered pro rata cash payments in consideration of any 2020-2022 and 2021-2023 Performance Shares, contingent on a Separation Agreement. The amount of payment for these Performance Shares would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Performance Shares granted, the lesser of the performance factor ultimately determined for that three-year performance period or target performance (100%), and the lesser of the closing price of Shares on the date of grant and the closing price of Shares on the date the Board determined the performance factor for that performance period. Such payments would not have been made until after the end of the applicable performance period.
Such a Named Executive Officer would also have been offered a pro rata cash payment for any outstanding Restricted Stock Units that were to have vested in their entirety on the third or later anniversary of their grant date. Such a payment would have been based on the amount of time that had passed in the restriction period through the date of termination of employment.
Any pro rata cash payment would have been in a single lump sum.
The estimated cost of these Share-award-related pro rata payments for each Named Executive Officer is reflected in the table above, using the closing price of Shares on the date of grant and a hypothetical 100% performance factor.
Change-in-Control (Assuming No Alternative Award)
The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange
Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.
Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate the vesting of, and deliver Shares or pay cash for, the existing LTI. Otherwise, the Company would have delivered Shares for a Named Executive Officer’s unvested Performance Shares using Target Performance and the change-in-control price of Shares, and would have delivered Shares for the executive’s unvested Restricted Stock Units using the change-in-control price of Shares. The Company would have made delivery or payment in a single lump sum within 30 days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then delivery or payment would have been made following the end of the three-year performance period originally applicable to the Performance Shares, or following the end of the restriction period applicable to the Restricted Stock Units.
In addition, if no Alternative Award had been made, each executive’s unvested Stock Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a single lump sum cash payment equal to the difference between the exercise price of the Stock Option and the change-in-control price.
Change-in-Control Severance-Eligible Termination
In addition to being eligible to receive the payments described above under “Change-in-Control,” each of the Named Executive Officers is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger Date, and had such a Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

2022 Proxy Statement
•	base pay no lower than the level paid before the change-in-control;
•	annual bonus opportunities at least as high as other Company executives;
•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;
•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of the three years prior to the change-in-control;
•
a pro rata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same pro rata portion of any of the three annual bonuses granted prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers;
•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and
•	a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.
In addition, if the Company had terminated a Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.
Had a Named Executive Officer listed in the table above qualified for severance pay as of the Trigger Date, the amount would have been two times the sum of the executive’s annual salary rate plus the average of the executive’s annual incentive awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the U.S. Tax Code’s change-in-control excise tax threshold, the severance pay would have been reduced to an amount low enough to avoid that excise tax. Any such severance would have been paid in a single lump sum.
The executive’s related benefits would have included continuation of existing medical, dental, and long-term disability plan benefits for a period up to three years.
The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits using the same assumptions or principles that are used by the Company for financial reporting purposes under GAAP.
If severance pay and related benefits had become due because the executive terminated employment because the Company failed to provide the terms and conditions specified above during the Employment Period, payment would have been delayed for six months in order to comply with Section 409A.
Pay Ratio
MetLife has calculated a reasonable estimate of the ratio of the CEO’s compensation to that of a median employee, using methods consistent with SEC rules for that purpose. MetLife has determined the 2021 median employee using the same compensation information and method it used to determine the 2020 and 2019 median employees as described in its 2020 Proxy Statement. The Company believes there have been no changes that would significantly affect its pay ratio because it has not significantly changed its employee population or employee compensation arrangements. However, it is not appropriate for MetLife to use the median employee it identified for 2020. The individual’s employment ended without payment of an AVIP award for 2021 performance, and as result the employee’s 2021 total compensation was not comparable to that of 2020. The Company has designated an employee for 2021 whose 2020 compensation was substantially similar to that of the 2020 median employee, based on the same compensation measure.
The determination of the total compensation of the median employee for calendar year 2021 included salary and incentive compensation earned in 2021, employer contributions to defined contribution plans, change in pension value, estimated cost of group medical and dental benefits, and recognition awards. The median employee’s total compensation required no annualization.
The median employee’s 2021 total compensation was $76,392. The CEO’s 2021 total compensation was $16,643,340, which is $21,967 higher than the total column of the Summary Compensation Table due to the addition of the estimated cost of group medical and dental benefits. The resulting ratio of CEO to median employee 2021 total compensation was approximately 218:1.

2022 Proxy Statement
OTHER INFORMATION
Security Ownership of Directors and Executive Officers
	Amount and Nature of Beneficial Ownership					Deferred Shares Not Beneficially Owned (#) (7)
Name (1)	Common Stock (#) (2) (3)	Exercisable Stock Options (#) (4)	Deferred Shares (#) (5)	Total (#)	Percent of Class (%) (6)
Michel A. Khalaf	187,852	373,502	0	561,354	*	0
Steven J. Goulart	241,266	300,532	0	541,798	*	0
Cheryl W. Grisé	4,708	0	16,891	21,599	*	52,126
Carlos M. Gutierrez	34,597	0	0	34,597	*	0
Carla A. Harris (8)	0	0	0	0	*	0
Gerald L. Hassell	10,029	0	14,868	24,897	*	1
David L. Herzog	12,967	0	1,108	14,075	*	4,436
R. Glenn Hubbard, Ph.D.	7,778	0	70,573	78,351	*	0
Edward J. Kelly, III	0	0	5,295	5,295	*	21,182
William E. Kennard	10	0	31,849	31,859	*	1
Catherine R. Kinney	19,567	0	34,448	54,015	*	0
John D. McCallion	84,231	80,634	0	164,865	*	0
Diana L. McKenzie	0	0	12,338	12,338	*	0
Denise M. Morrison	24,756	0	0	24,756	*	0
Bill Pappas	43,098	9,143	0	52,241	*	0
Ramy Tadros	54,085	54,154	0	108,239	*	0
Mark A. Weinberger	8,846	0	0	8,846	*	0
Company Board of Directors, but not in any Director’s individual capacity (9)	128,669,590	0	0	128,669,590	15.6%	0
All Directors and Executive Officers, as a group (10)	896,467	1,025,031	187,370	2,108,868	*	77,746
1
Other than as described in note (9) below, all information in the table and the notes thereto is as of the April 22, 2022 Record Date. None of the Directors or Executive Officers of the Company beneficially owned any of the Company’s Preferred Stock.

2	Each Director and Named Executive Officer had sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in note (3) below.
3
Includes, in the case of William E. Kennard and, therefore, all Directors and Executive Officers, as a group, 10 Shares held by the MetLife Policyholder Trust (the PH Trust) allocated to Mr. Kennard in his individual capacity as a beneficiary of the PH Trust, over which he had sole investment and shared voting power.

4
Reflects Shares subject to Stock Options granted under the MetLife, Inc. 2005 Stock and Incentive Plan and the 2015 Stock Plan exercisable on or within 60 days after the Record Date (the 60-day Period) with an exercise price lower than the Record Date closing price.

2022 Proxy Statement
5
Reflects Deferred Shares acquirable within the 60-day Period, such as by ending employment or service as a Director, or by taking early distribution of the Shares (in some cases with a 10% reduction as provided under the applicable deferred compensation plan), in each case regardless of any delivery delayed to comply with Section 409A.

6	Other than as described in note (9) below, reflects percent of Shares outstanding as of the Record Date. Asterisk (*) indicates less than one percent.
7	Reflects Deferred Shares not beneficially owned because they are not acquirable within the 60-day Period.
8	Ms. Harris joined the Board effective April 27, 2022.
9
Reflects as of February 11, 2022 number of Shares held by the PH Trust, as well as percent of Shares outstanding, deemed beneficially owned because the Board as an entity directs the votes of those Shares on certain matters.

10
Represents total Shares owned by the Directors and Executive Officers in their individual capacities, over which they each exercised sole voting and sole dispositive power, except with respect to Shares described in note (3). Does not include Shares described in note (9).

2022 Proxy Statement
Security Ownership of Certain Beneficial Owners
The following persons have reported to the SEC beneficial ownership of more than five percent of the Shares:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Beneficiaries of the MetLife Policyholder Trust (1) c/o Wilmington Trust Company, as Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890	128,669,590	15.6%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	71,686,373	8.5%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	56,951,725	6.77%
Dodge & Cox (4) 555 California Street, 40th Floor San Francisco, CA 94104	58,725,183	7.0%
1
The Board of Directors of the Company has reported to the SEC that, as of February 11, 2022, it, as an entity, had shared voting power over 128,669,590 Shares held in the MetLife Policyholder Trust (the PH Trust). The Board’s report is in Amendment No. 88, filed on February 18, 2022, to the Board’s Schedule 13D. MetLife created the PH Trust when Metropolitan Life, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible Metropolitan Life policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to the PH Trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The PH Trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the PH Trust agreement. However, the PH Trust agreement directs the trustee to vote the Shares held in the PH Trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the PH Trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

2
This information is based solely on a Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2021 of 71,686,373 Shares, constituting 8.5% of the Shares, with sole voting power with respect to 60,807,060 of the Shares, sole dispositive power with respect to 71,686,373 of the Shares, and shared voting and dispositive power with respect to 0 of the Shares.

3
This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, which reported beneficial ownership as of December 31, 2021 of 56,951,725 Shares, constituting 6.77% of the Shares, with sole voting power with respect to 0 of the Shares, sole dispositive power with respect to 53,983,101 of the Shares, shared voting power with respect to 1,170,772 of the Shares, and shared dispositive power with respect to 2,968,624 of the Shares.

4
This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022 by Dodge & Cox, which reported beneficial ownership as of December 31, 2021 of 58,725,183 Shares, constituting 7.0% of the Shares, with sole voting power with respect to 55,632,033 of the Shares, sole dispositive power with respect to 58,725,183 of the Shares, and shared voting and dispositive power with respect to 0 of the Shares.

2022 Proxy Statement
Information About the Annual Meeting, Proxy Voting, and the Board of Directors
The Board is not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.
Accessing Your Proxy Materials
MetLife is using “notice and access” procedures to distribute its proxy materials to its shareholders. MetLife is mailing a Notice of Internet Availability of Proxy Materials (Notice) to shareholders. Shareholders who received the Notice may access the proxy materials over the Internet or, on request, receive a paper copy of the materials by mail or an e-mail copy. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how shareholders may elect to receive proxy materials in the future in printed form or by electronic mail.
Some of our shareholders, including shareholders who previously asked to receive paper copies of the proxy materials, will receive paper copies of the proxy materials.
Electronic Delivery of the Proxy Statement and Annual Report to Shareholders
If you are a shareholder of record, you may choose to receive future proxy statements and annual reports to shareholders electronically by consenting to electronic delivery online by accessing your account at: www.computershare.com/metlife. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife by accessing your account via the Internet at www.computershare.com/metlife.
If you hold your Shares in street name in a stock brokerage account or at a bank or other nominee, refer to the information provided by that entity for instructions on how to elect this option.
Participating in the Annual Meeting
MetLife shareholders of record or their duly appointed proxies are entitled to participate in the Annual Meeting, submit questions, examine the list of shareholders, and vote their Shares electronically. Each shareholder may appoint only one representative to participate in the Annual Meeting on his, her or its behalf.
Due to the ongoing COVID-19 pandemic, and in order to protect the health and well-being of our shareholders, employees and Directors, the Annual Meeting this year will be held solely by means of remote communication. There will be no in-person meeting at our offices.
Holders of Record. To participate in the Annual Meeting, shareholders must visit www.virtualshareholdermeeting.com/MET2022 (Virtual Meeting Site) on Tuesday, June 21, 2022, and enter the 16-digit control number (Control Number) on the Notice, proxy card, or voting instruction form they received. Shareholders who enter their Control Number may submit questions, examine the list of shareholders, vote and exercise any other shareholder rights that shareholders would be entitled to exercise at the Annual Meeting by following instructions on the Virtual Meeting Site. Anyone who does not enter a Control Number will not be able to submit questions, examine the list of shareholders or vote during the Annual Meeting but may listen as a guest.
Participants may access the Virtual Meeting Site beginning at 2:15 p.m., Eastern Time to log in prior to the start of the Annual Meeting at 2:30 p.m., Eastern Time.
Question Period. Shareholders may submit questions during the Annual Meeting related to the proposals presented at the Annual Meeting. The Company will also hold a Question Period for general shareholder questions related to the business of the Company immediately following the adjournment of the Annual Meeting. Shareholders may submit questions by following instructions on the Virtual Meeting Site. A shareholder who wishes to submit a question in advance may do so at www.proxyvote.com upon logging in using their Control Number. The Company expects to post responses to any appropriate questions that it did not address during the Annual Meeting or the Question Period on investor.metlife.com under “Quick Links.”
MetLife will make the Annual Meeting and Question Period Rules of Conduct available on the Virtual Meeting Site. The Rules of Conduct will address such matters as the types of questions the Company will address during the Annual Meeting and during the Question Period, how the Company will respond to such questions, the guidelines for submitting questions, and how questions and responses will be disclosed to shareholders.
The Company asks all shareholders to provide name and contact details when submitting a question through the Virtual Meeting Site. This will help MetLife address any individual concerns or follow-up matters as appropriate. For questions of personal interest that are not of general concern to all shareholders, or questions posed at the

2022 Proxy Statement
Annual Meeting not otherwise answered, please contact the Company after the Annual Meeting by visiting investor.metlife.com/contact-us/.
Technical Support. Anyone who has technical difficulties accessing or using the Virtual Meeting Site during the Annual Meeting should call the technical support number on the Virtual Meeting Site.
The Virtual Meeting Site is supported on browsers (e.g., Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong WiFi or other internet connection.
Holders in Street Name. Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to participate in the Annual Meeting. As part of your proxy materials provided by the shareholder of record, you will receive instructions on how to access the Virtual Meeting Site and participate in the Annual Meeting. You must follow those instructions to be able to participate in the Annual Meeting.
Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting
There were 814,447,349 Shares outstanding as of the April 22, 2022 Record Date. Each of those Shares is entitled to one vote on each matter to be voted on at the Annual Meeting.
All holders of record of Shares at the close of business on the April 22, 2022 record date are entitled to vote at the Annual Meeting.
Your Vote is Important
Whether or not you plan to participate in the Annual Meeting, please take the time to vote your Shares as soon as possible. You may vote your Shares on the Internet, by using a toll-free telephone number or by mailing your proxy card (see your Notice or proxy card for complete instructions, or refer to the instructions that follow).
Voting Your Shares
Holders of Record. If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:
•	participating in the virtual-only Annual Meeting and voting electronically;
•	voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, June 20, 2022; or
•	mailing your proxy card so that it is received by MetLife, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to the Annual Meeting.
Instructions about these ways to vote appear on your Notice and proxy card. If you vote on the Internet or by telephone, please have your Notice or proxy card available for reference when you vote.
For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR Proposal 1 (election of each Director nominee), Proposal 2 (ratification of the appointment of Deloitte as the Company’s independent auditor for 2022) and Proposal 3 (advisory vote to approve compensation paid to the Company’s Named Executive Officers).
Holders in Street Name. If you are a beneficial owner whose Shares are held in street name and you wish to vote electronically at the virtual-only Annual Meeting, you must obtain a proxy from your bank, broker or other nominee and follow the instructions on how to access the Virtual Meeting Site and vote at the meeting.
If you do not instruct your broker how to vote on Proposals 1 or 3, your Shares will not be voted (a Broker Non-Vote). See “Tabulation of abstentions and Broker Non-Votes” following for additional details. Contact your bank, broker or other nominee directly if you have questions.
Changing Your Vote or Revoking Your Proxy After it is Submitted
Holders of Record. You may change your vote or revoke your proxy by:
•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, June 20, 2022;
•	signing another proxy card with a later date and returning it so that it is received by MetLife, at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to the Annual Meeting;
•
sending your notice of revocation so that it is received by MetLife, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to the Annual Meeting or sending your notice of revocation to MetLife via the Internet at www.proxyvote.com no later than 11:59 p.m., Eastern Time, June 20, 2022; or

•	participating in the virtual-only Annual Meeting and voting electronically.
Holders in Street Name. If you hold your shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.

2022 Proxy Statement
Voting of Shares Held in the MetLife Policyholder Trust
The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors. The beneficiaries of the trust may not direct the trustee to vote their shares on any matters to be presented at the Annual Meeting.
Vote Required to Elect Directors
Under the Company’s By-laws, in an uncontested election, such as the election of Directors at the Annual Meeting, the vote of a majority of the votes cast with respect to a Director’s election at a meeting at which a quorum is present will determine the election of the Director. Under Delaware law, a Director holds office until the Director’s successor is elected and qualified or until the Director’s earlier resignation or removal. The Company’s By-Laws provide that, following the certification of the shareholder vote in an uncontested election, such as the election of Directors at the Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance and Corporate Responsibility Committee of the Board of Directors will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board will decide within 90 days following certification of the shareholder vote whether to accept or reject the resignation. The Board’s decision and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.
Vote Required to Approve Matters Other than the Election of Directors
The affirmative vote of the holders of a majority of the Shares voting will be sufficient to ratify the appointment of Deloitte as the Company’s independent auditor for 2022 (Proposal 2) and to approve the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3).
	Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of 13 Directors to one-year terms	Majority of Shares voted (1)	No effect	No effect
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2022	Majority of Shares voted	No effect	Not applicable
3.	Advisory vote to approve compensation paid to the Company’s Named Executive Officers	Majority of Shares voted	No effect	No effect
1	See “Vote Required to Elect Directors” above.
Tabulation of Abstentions and Broker Non-Votes
If a shareholder abstains from voting as to the election of each Director nominee (Proposal 1), the ratification of the appointment of Deloitte as the Company’s independent auditor for 2022 (Proposal 2), or the approval of the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3), the shareholder’s Shares will not be counted as voting for or against that matter. If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Proposal 2 is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, brokers do not have the discretion to vote their clients’ Shares on non-routine matters, unless the broker receives voting instructions from the beneficial shareholder. Proposals 1 and 3 are considered non-routine matters. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order for your Shares to be voted on these proposals. If a broker does not cast a vote as to Proposal 1 or 3, the absence of a vote will have the same effect on those proposals as an abstention, and will not affect the outcome of the vote.
Quorum
To conduct business at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

2022 Proxy Statement
Inspector of Election and Confidential Voting
The Board of Directors has appointed an agent of Broadridge Financial Solutions to be Inspector of Election at the Annual Meeting. The Company’s By-Laws provide for confidential voting.
Directors’ Attendance at Annual Meetings of Shareholders
Directors are expected to attend annual meetings of shareholders, and 12 out of 12 Directors serving at that time attended MetLife’s 2021 annual meeting of shareholders.
Cost of Soliciting Proxies for the Annual Meeting
The Company has retained Georgeson LLC to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Georgeson LLC a fee of approximately $14,000, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.
Where to Find the Voting Results of the Annual Meeting
The Company will announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.
Communications with the Company’s Directors
The Board of Directors provides procedures through which security holders may send written communications to individual Directors or the Board, and procedures through which interested parties may submit communications to the Non-Management Directors. In addition, the Audit Committee of the Board provides procedures through which interested parties may submit communications regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Information about these procedures is available on MetLife’s website at www.metlife.com/about-us/corporate-governance by selecting “Corporate Conduct” and then the appropriate link under the “Corporate Conduct” section.
Additional Information
Forward-Looking Statements
This Proxy Statement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.
Many factors determine Company results, and they involve unpredictable risks and uncertainties. MetLife’s forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. The Company does not guarantee any future performance. Its results could differ materially from those it expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. For example, MetLife’s 2021 Form 10-K, any Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed by MetLife with the SEC after the Company filed the 2021 Form 10-K under the captions “Note Regarding Forward-Looking Statements” or “Risk Factors,” and other filings MetLife makes with the SEC identify some of these risks and uncertainties.
MetLife does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife makes on related subjects in reports to the SEC.
2023 Shareholder Annual Meeting Shareholder Proposals and Nominations Deadline
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2023 proxy materials must be received by MetLife, Inc. at 200 Park

2022 Proxy Statement
Avenue, New York, NY 10166, Attention: Corporate Secretary, on or before the close of business on December 30, 2022. If the Company changes this deadline, it will disclose that fact and the new deadline in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Proposals must comply with all the requirements of Rule 14a-8.
MetLife’s By-Laws permit a shareholder, or a group of up to 20 shareholders, owning Shares continuously for at least three years representing an aggregate of at least three percent of the voting power entitled to vote in the election of Directors, to nominate and include in MetLife’s proxy materials Director nominees constituting up to the greater of two nominees or 20% of MetLife’s Board, provided that the shareholders and the Director nominees satisfy the requirements in the By-Laws. Notice of Director nominees for inclusion in the proxy materials must be received by our Corporate Secretary at the address above no earlier than the close of business on January 22, 2023 and no later than the close of business on February 21, 2023.
A shareholder may present a matter for consideration at MetLife’s 2023 annual meeting of shareholders (including any shareholder proposal not submitted under Rule 14a-8 or any Director nomination) without requesting that the matter be included in the Company’s Proxy Statement. To do so, the shareholder must deliver to the MetLife Corporate Secretary no earlier than the close of business on January 22, 2023 and no later than the close of business on February 21, 2023 or such other date as may be announced by the Company in accordance with its By-Laws a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws. The By-Laws are available on MetLife’s website at www.metlife.com/about-us/corporate-governance by selecting the appropriate category under the heading “Related Links.”
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the MetLife Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than April 22, 2023.
MetLife’s Annual Report on Form 10-K
MetLife, Inc. will provide to shareholders without charge, upon written request, a copy of MetLife, Inc.’s Annual Report on Form 10-K (including financial statements and financial statement schedules, but without exhibits) for the fiscal year ended December 31, 2021. MetLife, Inc. will furnish to requesting shareholders any exhibit to the 2021 Form 10-K upon the payment of reasonable expenses incurred by MetLife, Inc. in furnishing such exhibit. Requests should be directed to MetLife Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 or via the Internet by going to investor.metlife.com and selecting “Request for Information” under the “Shareholder Services” section. The 2021 Form 10-K may also be accessed at investor.metlife.com by selecting “SEC Filings” under the “Financials” section as well as at the website of the United States Securities and Exchange Commission at www.sec.gov.
Principal Executive Offices
The principal executive offices of MetLife are at 200 Park Avenue, New York, NY 10166.
Third Party Trademarks
All third party trademarks and/or service marks (including logos and icons) used in this document remain the property of their respective owners. Unless specifically identified as such, MetLife’s use of third party trademarks does not indicate any relationship, sponsorship or endorsement between MetLife and the owners of these marks. All references by MetLife to third party marks are to identify the corresponding third party goods and/or services and intended to constitute nominative fair use under applicable trademark laws.

2022 Proxy Statement
APPENDIX A — COMPENSATION DISCUSSION AND ANALYSIS SUPPLEMENTARY INFORMATION
Comparator Group and MetLife Revenues, Total Assets and Market Capitalization
Comparator Group Company	Revenues ($) (1) (2)	Total Assets ($) (1) (3)	Market Capitalization ($) (3) (4)
Aflac Inc.	22,106	157,542	38,078
Allstate Corp	50,588	99,440	33,060
American Express Company (5)	42,380	188,548	124,500
American International Group	52,057	596,112	46,551
AXA SA (6) (7)	113,781	882,974	72,197
Bank of America Corporation (5)	89,113	3,169,495	359,383
Citigroup Inc. (5)	71,884	2,291,413	119,835
Hartford Financial Services	22,390	76,578	23,123
HSBC Holdings plc (5) (6)	49,552	2,957,939	123,309
JPMorgan Chase & Co. (5)	121,649	3,743,567	466,206
Manulife Financial Corp. (6) (8)	48,882	725,580	37,041
Morgan Stanley (5)	59,755	1,188,140	173,962
Prudential Financial Inc.	70,934	937,582	40,729
Sun Life Financial Inc. (6) (8)	28,219	273,084	32,625
The Travelers Companies, Inc.	34,816	120,466	37,731
U.S. Bancorp (5)	22,827	573,284	83,328
Wells Fargo & Company (5)	78,492	1,948,068	186,441
MetLife	71,080	759,708	51,586
1	Source: 2021 Annual Reports on Forms 10-K, 20-F or 40-F as applicable, except source for AXA S.A.: Universal Registration Document 2021 - Annual Financial Report.
2	Amounts in millions for fiscal year ended December 31, 2021.
3	Amounts in millions as of December 31, 2021.
4	Source: Bloomberg.
5
For these companies with banking operations, revenues are shown net of the interest expense associated with deposits, short-term borrowings, trading account liabilities, long-term debt, etc. This is consistent with the presentation in each company’s financial statements.

6
Amounts reported for “Revenues” and “Total Assets” under International Financial Reporting Standards. Amount reported for “Revenues” combines financial statement lines for Revenues and Net Investment Result for comparability to GAAP Revenues. All other companies’ information reported under GAAP.

7	Amounts converted from Euros at €1 = U.S.$1.1386, the exchange rate as of December 31, 2021.
8	Amounts converted from Canadian dollars at CAD$1 = U.S.$0.7907, the exchange rate as of December 31, 2021.

2022 Proxy Statement
Maximum AVIP Performance Funding Level and 2021 Calculation
The calculation has the following features:
•
To produce Adjusted Earnings for AVIP, after-tax Adjusted Earnings is adjusted to remove the impact (if any) of variable investment income on an after-tax basis that was higher or lower than the Business Plan goal by 10% or more.

•
For each one full percent that Adjusted Earnings for AVIP differs from the Business Plan target, up to and including three percent above or below the target, the AVIP Performance Funding Level moves one percent up or down from 100%, interpolated between whole numbers. If performance is at least four percent above or below target, then the Performance Funding Level moves 2.5% up or down from 100% for each one percent of performance above or below the target, to a threshold funding level of 50% or maximum funding level of 150%. See graphic below for additional detail on the funding scale.

•	If Adjusted Earnings for AVIP were less than 50% of the Business Plan Goal, the AVIP Performance Funding Level would be at zero – generating no funds for AVIP awards.
The Company’s Adjusted Earnings for AVIP produced the AVIP Performance Funding Level and resulting amount available for all AVIP awards for 2021 shown below.
($ in millions)

Adjusted Earnings (1)	7,954
Add (Subtract) shortfall (excess) of variable investment income, to the extent more than 10% lower (higher) than the Business Plan target	(3,157)
Adjustment for COVID-19 above-Business Plan claims	1,051
Adjusted Earnings for AVIP purposes	5,848
Business Plan Adjusted Earnings goal	5,282
Adjusted Earnings for AVIP as a percentage of Business Plan Adjusted Earnings goal	110.7%
AVIP Performance Funding Level (for Adjusted Earnings for AVIP of 110.7% of Business Plan goal)	126.8%
Total target-performance planning amount of all employees’ AVIP (the AVIP Planning Target)	417
Total amount available for all AVIP equals AVIP Performance Funding Level times AVIP Planning Target	529
1	See “Annual Incentive Awards” in How Did We Compensate Our CEO and Other Named Executive Officers?

2022 Proxy Statement
Detail of the AVIP Funding Scale Around Target

•	Performance below 50% of Business Plan would provide 0% funding
•	Performance between 50% to 80% of Business Plan would be limited to 50% funding
•	Performance above 120% would be capped at 150% funding

2022 Proxy Statement
Performance Share and Performance Unit
Performance Factor
	Adjusted ROE Performance as a Percentage of Business Plan Goal (%)	Performance Factor (%)
Below Threshold	0-79	0
Threshold	80	25
Target	100	100
Maximum	120	175
Above Maximum	121+	175
	TSR Performance as a Percentile of Peers	Performance Factor (%)
Below Threshold	0-24th %tile	0
Threshold	25th %tile	25
Target	50th %tile	100
Maximum	87.5th %tile	175
Above Maximum	87.6th-99th %tile	175
The performance metrics call for a cap to the entire performance factor at 100% if the Company’s TSR for the performance period is zero or negative.

2022 Proxy Statement
Performance Share and Performance Unit TSR Peer Group
Company	2018-2020 Performance Period	2019-2021 Performance Period	2020-2022 Performance Period	2021-2023 Performance Period	2022-2024 Performance Period
Aegon N.V.	✔
Aflac Incorporated	✔	✔	✔	✔	✔
AIA Group Limited	✔
Allianz SE	✔	✔	✔	✔	✔
American International Group, Inc.	✔	✔	✔	✔	✔
Assicurazioni Generali S.p.A.	✔
Aviva PLC	✔
AXA S.A.	✔	✔	✔	✔	✔
Chubb Limited		✔	✔	✔	✔
Globe Life Inc.		✔	✔	✔	✔
Legal & General Group PLC	✔	✔	✔	✔	✔
Lincoln National Corporation	✔	✔	✔	✔	✔
Manulife Financial Corporation	✔	✔	✔	✔	✔
Ping An Insurance (Group) Company of China, Ltd.	✔
Principal Financial Group, Inc.	✔	✔	✔	✔	✔
Prudential Financial, Inc.	✔	✔	✔	✔	✔
Prudential plc	✔	✔	✔	✔	✔
Sun Life Financial Inc.		✔	✔	✔	✔
The Allstate Corporation	✔	✔	✔	✔	✔
The Dai-ichi Life Insurance Company, Limited	✔	✔	✔	✔	✔
The Hartford Financial Services Group Inc.	✔	✔	✔	✔	✔
The Travelers Companies, Inc.	✔	✔	✔	✔	✔
Unum Group	✔	✔	✔	✔	✔
Zurich Financial Services AG	✔	✔	✔	✔	✔

2022 Proxy Statement
APPENDIX B – NON-GAAP AND OTHER FINANCIAL DISCLOSURES
Any references in this Proxy Statement (except in this section and the tables that accompany this section) to:		should be read as, respectively:
(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	adjusted earnings;	(ii)	adjusted earnings available to common shareholders;
(iii)	adjusted earnings per share;	(iii)	adjusted earnings available to common shareholders per diluted common share;
(iv)	book value per share; and	(iv)	book value per common share excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (FCTA); and
(v)	adjusted ROE, excluding AOCI other than FCTA.	(v)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.
In this Proxy Statement, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

2022 Proxy Statement
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:
Non-GAAP financial measures:		Comparable GAAP financial measures:
(i)	adjusted premiums, fees and other revenues;	(i)	premiums, fees and other revenues;
(ii)	adjusted premiums, fees and other revenues, excluding pension risk transfer (PRT);	(ii)	premiums, fees and other revenues;
(iii)	adjusted net investment income;	(iii)	net investment income;
(iv)	adjusted capitalization of deferred policy acquisition costs (DAC);	(iv)	capitalization of DAC;
(v)	adjusted earnings available to common shareholders;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;
(vi)	adjusted earnings available to common shareholders, excluding total notable items;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;
(vii)	adjusted earnings available to common shareholders per diluted common share;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(viii)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(ix)	Adjusted ROE;	(ix)	return on equity;
(x)	Adjusted ROE, excluding AOCI other than FCTA;	(x)	return on equity;
(xi)	Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA);	(xi)	return on equity;
(xii)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xii)	total MetLife, Inc.’s stockholders’ equity;
(xiii)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	total MetLife, Inc.’s stockholders’ equity;
(xiv)	book value per common share, excluding AOCI other than FCTA;	(xiv)	book value per common share;
(xv)	free cash flow of all holding companies;	(xv)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xvi)	adjusted other expenses;	(xvi)	other expenses;
(xvii)	adjusted other expenses, net of adjusted capitalization of DAC;	(xvii)	other expenses, net of capitalization of DAC;
(xviii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xviii)	other expenses, net of capitalization of DAC;
(xix)	adjusted expense ratio;	(xix)	expense ratio;
(xx)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xx)	expense ratio;
(xxi)	direct expenses;	(xxi)	other expenses;
(xxii)	direct expenses, excluding total notable items related to direct expenses;	(xxii)	other expenses;
(xxiii)	direct expense ratio; and	(xxiii)	expense ratio; and
(xxiv)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxiv)	expense ratio.

2022 Proxy Statement
Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable historical GAAP financial measures are included in this section. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income.
MetLife’s definitions of non-GAAP and other financial measures discussed in this Proxy Statement may differ from those used by other companies:
Adjusted earnings and related measures
•	adjusted earnings;
•	adjusted earnings available to common shareholders;
•	adjusted earnings available to common shareholders, excluding total notable items;
•	adjusted earnings available to common shareholders per diluted common share; and
•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife’s performance relative to its Business Plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:
•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment, (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities

2022 Proxy Statement
(VIEs) consolidated under GAAP; and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and
•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).
The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:
•
Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) changes in the policyholder dividend obligation related to NIGL and NDGL, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs, and (iii) Market value adjustments;
•	Amortization of negative VOBA excludes amounts related to Market value adjustments;
•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and
•
Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Return on equity and related measures
•
Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•	Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•
Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

2022 Proxy Statement
•
Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.’s average common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA).

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures:
•	Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•	Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•
Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

Statistical sales information:
•	U.S.:
•	Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
•
Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

•
Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re- measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available

2022 Proxy Statement
at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.

•	Total Assets Under Management (Total AUM) is comprised of GA AUM plus Institutional Client AUM (each, as defined below).
General Account AUM (GA AUM) is used by MetLife to describe assets in its general account (GA) investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as commercial mortgage loans.
Institutional Client AUM is comprised of SA AUM plus TP AUM (each, as defined below). MetLife Investment Management manages Institutional Client AUM in accordance with client guidelines contained in each investment contract.
Separate Account AUM (SA AUM) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed by MetLife and included in MetLife, Inc.’s consolidated financial statements at estimated fair value.
Third party AUM (TP AUM) is comprised of non-proprietary assets managed by MetLife on behalf of unaffiliated/third party clients, which are stated at estimated fair value. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are not included in MetLife, Inc.’s consolidated financial statements.

2022 Proxy Statement
	2020		2021
	(In millions, except per share data)
		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Total Company—Reconciliation of Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders to Adjusted Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$ 5,191	$ 5.68	$ 6,353	$ 7.31
Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(110)	(0.12)	1,529	1.76
Less: Net derivative gains (losses)	1,349	1.48	(2,228)	(2.56)
Less: Other adjustments to net income (loss)	(1,519)	(1.67)	(1,255)	(1.45)
Less: Provision for income tax (expense) benefit	(127)	(0.14)	380	0.44
Add: Net income (loss) attributable to noncontrolling interests	11	0.01	21	0.02
Add: Preferred stock redemption premium	14	0.02	6	0.01
Adjusted earnings available to common shareholders	5,623	6.16	7,954	9.15
Less: Total notable items	(203)	(0.22)	66	0.08
Adjusted earnings available to common shareholders, excluding total notable items	$5,826	$6.38	$7,888	$9.07

Weighted average common shares outstanding—diluted		913.2		869.4

Corporate & Other
Adjusted earnings available to common shareholders			$(399)
Less: Total notable items			206
Adjusted earnings available to common shareholders, excluding total notable items			$(605)

Adjusted earnings available to common shareholders, excluding Corporate & Other and total notable items			$8,493

2022 Proxy Statement
(In millions)	2021
	U.S.	Group Benefits	Retirement & Income Solutions	Asia	Latin America	EMEA	MetLife Holdings
Adjusted earnings available to common shareholders	$ 3,221	$ 472	$ 2,749	$ 2,298	$ 291	$ 301	$ 2,242
Less: Total notable items	—	—	—	(79)	(2)	(6)	(53)
Adjusted earnings available to common shareholders, excluding total notable items	$ 3,221	$ 472	$ 2,749	$ 2,377	$ 293	307	$ 2,295
(In millions)	2021
Net investment income	$ 21,395
Less: Investment hedge adjustments	(895)
Less: Operating joint venture adjustments	(1)
Less: Unit-linked contract income	952
Less: Certain partnership distributions	(8)
Less: Divested businesses	67
Adjusted net investment income	$ 21,280

2022 Proxy Statement
	2019	2020	2021
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(3,358)	$(3,013)	$(2,718)
Less: Divested businesses	(20)	(5)	(119)
Adjusted capitalization of DAC	$(3,338)	$(3,008)	$(2,599)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$13,229	$12,135	$11,863
Less: Noncontrolling interest	(15)	(16)	(28)
Less: Regulatory implementation costs	18	20	4
Less: Acquisition, integration and other costs	44	42	9
Less: TSA fees	246	159	221
Less: Divested businesses	158	58	358
Adjusted other expenses	$12,778	$11,872	$11,299

Other Detail and Ratios
Other expenses	$13,229	$12,135	$11,863
Capitalization of DAC	(3,358)	(3,013)	(2,718)
Other expenses, net of capitalization of DAC	$9,871	$9,122	$9,145

Premiums, fees and other revenues	$49,680	$49,486	$50,384

Expense ratio	19.9%	18.4%	18.2%

Direct expenses	$5,977	$5,342	$5,196
Less: Total notable items related to direct expenses	338	—	(84)
Direct expenses, excluding total notable items related to direct expenses	$5,639	$5,342	$5,280

Adjusted other expenses	$12,778	$11,872	$11,299
Adjusted capitalization of DAC	(3,338)	(3,008)	(2,599)
Adjusted other expenses, net of adjusted capitalization of DAC	$9,440	$8,864	$8,700
Less: Total notable items related to adjusted other expenses	338	—	(84)
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$9,102	$8,864	$8,784

Adjusted premiums, fees and other revenues	$49,144	$49,137	$48,964
Less: PRT	4,346	4,635	3,513
Adjusted premiums, fees and other revenues, excluding PRT	$44,798	$44,502	$45,451

Direct expense ratio	12.2%	10.9%	10.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.6%	12.0%	11.6%
Adjusted expense ratio	19.2%	18.0%	17.8%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.3%	19.9%	19.3%

2022 Proxy Statement
	2019	2020	2021
Return on Equity
Return on MetLife, Inc.’s:
Common stockholders’ equity	9.8%	7.6%	9.7%
Adjusted return on MetLife, Inc.’s:
Common stockholders’ equity	9.8%	8.3%	12.2%
Common stockholders’ equity, excluding AOCI other than FCTA	13.1%	11.9%	16.6%
Common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA)	13.0%	12.3%	16.5%
Book Value (2)
Book value per common share		$78.67	$77.12
Less: Net unrealized investment gains (losses), net of income tax		26.58	21.41
Less: Defined benefit plans adjustment, net of income tax		(2.09)	(1.94)
Book value per common share, excluding AOCI other than FCTA		$54.18	$57.65
Common shares outstanding, end of period (In millions)		892.9	825.5
	2019	2020	2021
MetLife, Inc.’s Common Stockholders’ Equity
Total MetLife, Inc.’s stockholders’ equity	$66,144	$74,558	$67,482
Less: Preferred stock	3,340	4,312	3,818
MetLife, Inc.’s common stockholders’ equity	62,804	70,246	63,664
Less: Net unrealized investment gains (losses), net of income tax	19,981	23,730	17,671
Less: Defined benefit plans adjustment, net of income tax	(2,002)	(1,863)	(1,598)
Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA	44,825	48,379	47,591
Less: Total notable items	47	(203)	66
Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA)	$44,778	$48,582	$47,525
Average common stockholders’ equity	$58,575	$67,869	$65,203
Average common stockholders’ equity, excluding AOCI other than FCTA	$43,929	$47,251	$47,917
Average common stockholders’ equity, excluding total notable items (excluding AOCI other than FCTA)	$44,030	$47,332	$47,905

2022 Proxy Statement
	2019	2020	2021
	(In millions)
Total Company—Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$49,680	$49,486	$50,384
Less: Unearned revenue adjustments	97	33	71
Less: GMIB fees	108	102	98
Less: Settlement of foreign currency earnings hedges	9	—	—
Less: TSA fees	246	159	221
Less: Divested businesses	76	55	1,030
Adjusted premiums, fees and other revenues	$49,144	$49,137	$48,964
	2019	2020	2021
	(In billions, except ratios)
Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 4.2	$ 3.5	$ 3.8
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	0.5	1.4	—
Add: Adjustments from net cash provided by operating activities to free cash flow (3)	(0.3)	(0.2)	(0.3)
MetLife, Inc. (parent company only) free cash flow	4.4	4.7	3.5
Other MetLife, Inc. holding companies free cash flow (4)	0.5	(0.7)	0.3
Free cash flow of all holding companies	$4.9	$4.0	$3.8
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.’s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$4.2	$3.5	$3.8
Consolidated net income (loss) available to MetLife, Inc.’s common shareholders	$5.7	$5.2	$6.4
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.’s common shareholders (5)	73%	67%	59%
Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (6)	$4.9	$4.0	$3.8
Consolidated adjusted earnings available to common shareholders (6)	$5.8	$5.6	$8.0
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (6)	86%	71%	48%
1
Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

2	Book values exclude $3,818 million and $4,312 million of equity related to preferred stock at December 31, 2021 and 2020, respectively.

2022 Proxy Statement
3
Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

4
Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

5
Including the free cash flow of other MetLife, Inc. holding companies of $0.3 billion, ($0.7) billion and $0.5 billion for the years ended December 31, 2021, 2020 and 2019, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 64%, 54% and 83%, respectively.

6
(i) In 2021, consolidated adjusted earnings available to common shareholders was positively impacted by notable items, related to tax adjustments of $0.1 billion, net of income tax, and litigation reserves and settlement costs of $0.1 billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.1 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2021, would be 49%.

(ii) In 2020, consolidated adjusted earnings available to common shareholders was negatively impacted by a notable item, related to actuarial assumption review and other insurance adjustments of $0.2 billion, net of income tax. Excluding this notable item impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2020, would be 69%.
(iii) In 2019, consolidated adjusted earnings available to common shareholders was positively impacted by notable items, primarily related to tax related adjustments of $0.5 billion, net of income tax, partially offset by expense initiative costs of $0.3 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2019, would be 87%.

2022 Proxy Statement
Glossary
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2015 Director Plan - the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan.
2015 Stock Plan - the MetLife, Inc. 2015 Stock and Incentive Compensation Plan.
Account Formula - the personal retirement account formula, which is based on monthly credits for each employee based on the employee’s eligible compensation plus interest.
Adjusted Earnings - a non-GAAP measure, based on net income available to MetLife’s common shareholders. Adjusted Earnings focuses on the Company's primary businesses, principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. It also excludes net investment gains (losses), net derivative gains (losses), and other adjustments related to revenues and expenses, all net of income tax, and the impact of net income (loss) attributable to noncontrolling interests and preferred stock redemption premium. See Appendix B for more information.
Adjusted EPS - Adjusted Earnings divided by weighted average common shares outstanding - diluted. See Appendix B for more information.
Adjusted ROE - Adjusted Earnings divided by average common stockholders’ equity, excluding accumulated other comprehensive income other than foreign currency translation adjustment. See Appendix B for more information.
Auxiliary Plan - the MetLife Auxiliary Retirement Plan.
AVIP - the MetLife Annual Variable Incentive Plan.
Business Plan - MetLife crafts its Business Plan to set its targets, goals, and expectations for the year, and uses it for the Company’s planning and projections. The Board’s Finance and Risk Committee reviews and endorses the Business Plan for Board approval.
Core - modified for Notable Items.
Deferred Shares - compensation payable in shares of MetLife, Inc. common stock receipt of which the recipient has deferred.
Direct Expense Ratio - adjusted direct expenses, divided by adjusted premiums, fees, and other revenues excluding pension risk transfers. See Appendix B for more information.
Free Cash Flow Ratio - ratio of Free Cash Flow (the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios, determined prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions) divided by Adjusted Earnings. See Appendix B for more information.
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2022 Proxy Statement
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Match Plan - the MetLife Auxiliary Match Plan, an unfunded nonqualified deferred compensation plan to provide employer contributions for employees who elect to contribute to the 401(k) Plan and who have compensation beyond annual U.S. Tax Code limits. The contributions are similar to those that match employee contributions to the 401(k) Plan.
MetLife Property & Casualty - MetLife Property and Casualty Insurance Company, formerly a wholly-owned subsidiary of MetLife, Inc., and certain of its wholly-owned subsidiaries.
Metropolitan Life - Metropolitan Life Insurance Company, a direct, wholly-owned subsidiary of MetLife, Inc. with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Metropolitan Life’s common stock is not publicly traded.
Notable Items - reflect the unexpected impact of events that affect the Company’s results, but that were unknown and that the Company could not anticipate when it devised its Business Plan. Notable Items also include certain items, regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of Company results and to evaluate, and forecast those results. Notable Items identified in the Company’s Quarterly Financial Supplements are: (1) actuarial assumption review and other insurance adjustments; (2) expense initiative costs; (3) interest on tax adjustments; and (4) tax adjustments. Notable Items represent a positive or negative impact to adjusted earnings available to common shareholders.
Total Compensation - with respect to a year, the total of base salary earnings during the year, annual incentive awards for performance in that year, and LTI awards in consideration of performance in that year and potential for future contributions. Items such as sign-on payments and others that the Compensation Committee recommends, but which are not determined under the Company’s general executive compensation framework, are not included. Retirement benefits, medical programs, and potential termination payments are also not included.
TSR Peer Group - the group of Company competitors listed in Appendix A used to determine a part of the Performance Shares Performance Factor.
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MetLife

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© 2022 MetLife Services and Solutions, LLC

METLIFE, INC.
C/O COMPUTERSHARE
P.O. BOX 505008
LOUISVILLE, KY 40233-9814

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet or scan the QR Barcode with your smartphone to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MET2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77763-P71226

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METLIFE, INC.

The following items are more fully described in the Proxy Statement. The Board of Directors has proposed and recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Cheryl W. Grisé	☐	☐	☐
1b. Carlos M. Gutierrez	☐	☐	☐
1c. Carla A. Harris	☐	☐	☐
1d. Gerald L. Hassell	☐	☐	☐
1e. David L. Herzog	☐	☐	☐
1f. R. Glenn Hubbard, Ph.D.	☐	☐	☐
1g. Edward J. Kelly, III	☐	☐	☐
1h. William E. Kennard	☐	☐	☐
1i. Michel A. Khalaf	☐	☐	☐
1j. Catherine R. Kinney	☐	☐	☐
1k. Diana L. McKenzie	☐	☐	☐
1l. Denise M. Morrison	☐	☐	☐
1m. Mark A. Weinberger	☐	☐	☐

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available no later than 11:59 PM, Eastern Time, June 20, 2022.
Proxy Cards submitted by mail must be received prior to the 2022 Annual Meeting of Shareholders.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.
Please see reverse side for instructions on voting by Internet, telephone or mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D77764-P71226

METLIFE, INC.

Proxy solicited on behalf of the MetLife, Inc. Board of Directors for the 2022 Annual Meeting of Shareholders, June 21, 2022

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Timothy J. Ring and Anthony S. Lukaszewski, or either of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2022 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this Proxy Card. **If this Proxy Card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc.** If this Proxy Card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2022 Annual Meeting and at any adjournments or postponements thereof.

Continued and to be marked, dated and signed on reverse side